UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12
ADVANCED MICRO DEVICES, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ADVANCED MICRO DEVICES, INC.

2485 AUGUSTINE DRIVE

SANTA CLARA, CALIFORNIA 95054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to attend our 2024 annual meeting of stockholders (our “Annual Meeting”) to be held on Wednesday, May 8, 2024 at 9:00 a.m. Pacific Time. Our Annual Meeting will be held virtually via the Internet at www.virtualshareholdermeeting.com/AMD2024. You will not be able to attend the Annual Meeting in person.

We are holding our Annual Meeting to:

•	Elect the nine director nominees named in this proxy statement;

•	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year;

•

Approve on a non-binding, advisory basis the compensation of our named executive officers (“Say-on-Pay”), as disclosed in this proxy statement pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission (the “SEC”);

•	Vote on the stockholder proposal described in this proxy statement, if properly presented at our Annual Meeting; and

•	Transact any other business that properly comes before our Annual Meeting or any adjournment or postponement thereof.

We are pleased to provide access to our proxy materials over the Internet under the SEC’s “notice and access” rules. As a result, we are mailing to our stockholders (other than those who previously requested printed or emailed materials on an ongoing basis) a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of printed copies of our proxy materials. The Notice contains instructions on how to access our proxy materials on the Internet, how to vote on the Internet and how you can receive printed or emailed copies of our proxy materials at no charge. We believe that providing our proxy materials over the Internet will lower our Annual Meeting’s cost and environmental impact, while increasing the ability of our stockholders to access the information that they need.

Stockholders of record at the close of business on March 13, 2024 and holders of proxies for those stockholders may attend and vote at our Annual Meeting. To attend our Annual Meeting via the Internet, you must log in to www.virtualshareholdermeeting.com/AMD2024 using the 16-digit control number on the Notice, proxy card or voting instruction form that accompanied the proxy materials.

For additional details on Internet and telephone voting and the virtual meeting, please see pages 1-6 of the Proxy Statement.

Sincerely,

Ava M. Hahn

Senior Vice President, General Counsel and Corporate

Secretary

This notice of annual meeting is dated March 25, 2024 and will first be distributed and made available to the stockholders of Advanced Micro Devices, Inc. on or about March 25, 2024.

YOUR VOTE IS IMPORTANT AND WE ENCOURAGE YOU TO VOTE PROMPTLY

Important notice regarding Internet availability of proxy materials: This proxy statement and our

Annual Report on Form 10-K for the fiscal year ended December 30, 2023 are available at

www.proxyvote.com and on the Investor Relations pages of our website at www.amd.com or ir.amd.com.

2024 NOTICE OF MEETING AND PROXY STATEMENT

2024 NOTICE OF MEETING AND PROXY STATEMENT

Table of Contents (continued)

2024 NOTICE OF MEETING AND PROXY STATEMENT

ADVANCED MICRO DEVICES, INC.

PROXY STATEMENT

2024 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS

In this proxy statement, the words “AMD,” the “Company,” “we,” “ours,” “us” and similar terms refer to Advanced Micro Devices, Inc. and its consolidated subsidiaries, unless the context indicates otherwise. Information presented in this Proxy Statement is based on our 2023 fiscal calendar, which ended December 30, 2023.

1.	Q:	WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

A:

In accordance with rules adopted by the SEC, commonly referred to as “Notice and Access,” we may furnish proxy materials by providing access to the documents on the Internet, instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice was mailed on or about March 25, 2024 to stockholders of record on March 13, 2024 (the “Record Date”) who have not previously requested to receive printed or emailed materials on an ongoing basis. The Notice instructs you as to how you may access our proxy materials on the Internet and how to vote on the Internet.

You may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by following the instructions in the Notice. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the environmental impact of our annual meetings. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

2.	Q:	WHY AM I RECEIVING PROXY MATERIALS?

	A:	Our board of directors (the “Board”) is providing these materials to you in connection with the Board’s solicitation of proxies for use at our Annual Meeting, which will take place on Wednesday, May 8, 2024 at 9:00 a.m. Pacific Time virtually at www.virtualshareholdermeeting.com/AMD2024. Our stockholders as of the close of business on the Record Date are invited to attend or participate in our Annual Meeting and are requested to vote on the items described in this proxy statement. This proxy statement includes information that we are required to provide to you under SEC rules and is designed to assist you in voting your shares.

3.	Q:	WHAT IS INCLUDED IN THE PROXY MATERIALS?

	A:	The proxy materials for our Annual Meeting include the Notice, this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 30, 2023 (our “Annual Report”). If you received a printed copy of these materials, the proxy materials also include a proxy card or voting instruction form.

4.	Q:	HOW CAN I ACCESS THE PROXY MATERIALS OVER THE INTERNET?

	A:	The Notice, proxy card and voting instruction form contain instructions on how you may access our proxy materials on the Internet and how to vote on the Internet. Our proxy materials are also available at www.proxyvote.com and the Investor Relations page of our website at www.amd.com or ir.amd.com.

5.	Q:	WHO IS SOLICITING MY VOTE?

	A:	This proxy solicitation is being made by the Board of Advanced Micro Devices, Inc. We have retained MacKenzie Partners, Inc., professional proxy solicitors, to assist us with this proxy solicitation. We will pay the entire cost of this solicitation, including MacKenzie’s fees and expenses, which we expect to be approximately $25,000.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	1

2024 NOTICE OF MEETING AND PROXY STATEMENT

Questions and Answers (continued)

6.	Q:	WHO IS ENTITLED TO VOTE?

	A:	Stockholders as of the close of business on the Record Date are entitled to vote on all items properly presented at our Annual Meeting. On the Record Date, 1,616,140,033 shares of our common stock were outstanding. Every stockholder is entitled to one vote for each share of common stock held on the Record Date. A list of these stockholders will be available during regular business hours at our headquarters, located at 2485 Augustine Drive, Santa Clara, California 95054, from our Corporate Secretary at least ten days before our Annual Meeting. The list of stockholders will also be available during our Annual Meeting on our virtual meeting website.

7.	Q:	WHAT AM I BEING ASKED TO VOTE ON?

	A:	You may vote on:
	•	Proposal 1: Election of the nine director nominees named in this proxy statement.
	•	Proposal 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year.
	•	Proposal 3: Approval on a non-binding, advisory basis of the compensation of our named executive officers (“Say-On-Pay”).
	•	Proposal 4: A stockholder proposal requesting a stockholder right to call a special meeting.
	•	Such other business as may properly come before our Annual Meeting or any adjournment or postponement of our Annual Meeting.

8.	Q:	HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

	A:	The Board recommends that you vote:
	•	FOR each of the nine director nominees named in this proxy statement.
	•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year.
	•	FOR the Say-On-Pay proposal.
	•	AGAINST the stockholder proposal described in this proxy statement.

9.	Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A:

Most of our stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and the Notice was sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to AMD or to vote at our Annual Meeting. If you requested to receive printed proxy materials, we have enclosed a proxy card for you to use, as described in the Notice and under Question 10 below. You may also vote on the Internet, or by telephone, as described in the Notice and under Question 10 below. You are also invited to attend our Annual Meeting via the Internet.

Beneficial Owner. If your shares are held in an account in the name of a brokerage firm, bank, broker-dealer, trust or other similar organization (i.e., in street name), like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name, and the Notice should be forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker or other nominee how to vote your shares, and you are also invited to attend our Annual Meeting via the Internet, as described in the Notice and under Question 10 below.

2	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

Questions and Answers (continued)

10.	Q:	CAN I ATTEND THE ANNUAL MEETING VIA THE INTERNET? CAN I VOTE AT THE ANNUAL MEETING?

A:

Stockholders may attend our Annual Meeting via the Internet at www.virtualshareholdermeeting.com/AMD2024. Stockholders will not be able to attend the Annual Meeting in person.

Access to the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 9:00 am Pacific Time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the meeting in advance of the designated start time.

Log-in Instructions. To attend the Annual Meeting, stockholders will need to log in to www.virtualshareholdermeeting.com/AMD2024 using the 16-digit control number on the Notice, proxy card or voting instruction form.

Submitting Questions Prior to or at the Annual Meeting. An online portal will be available to our stockholders at www.proxyvote.com on or about March 25, 2024 prior to the Annual Meeting. By accessing this portal, stockholders will be able to submit questions and vote in advance of the Annual Meeting. Stockholders may also submit questions and vote on the day of, or during, the Annual Meeting on www.virtualshareholdermeeting.com/AMD2024. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your Notice, proxy card or voting instruction form to submit questions and vote at our Annual Meeting. We intend to answer questions submitted before and during the meeting that are pertinent to the Company and the items being brought before stockholder vote at the Annual Meeting, as time permits, and in accordance with the Rules of Conduct for the Annual Meeting.

Technical Assistance. We have retained Broadridge Financial Solutions (“Broadridge”) to host our virtual annual meeting and to distribute, receive, count and tabulate proxies. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start of the meeting.

11.	Q:	IF I AM A STOCKHOLDER OF RECORD, HOW DO I VOTE?

A:

If you are a stockholder of record you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can vote by mail, telephone (from the United States and Canada) or the Internet pursuant to instructions provided on the proxy card provided to you with your printed proxy materials.

You may also vote while attending our Annual Meeting via the Internet, as described in Question 10 above. Even if you plan to attend our Annual Meeting via the Internet, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend our Annual Meeting.

12.	Q:	IF I AM A BENEFICIAL OWNER, HOW DO I VOTE?

A:

If you are a beneficial owner, you may submit your voting instructions by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can submit your voting instructions by following the instructions in the voting instruction form provided to you by your broker or other nominee. We urge you to instruct your broker or other nominee on how to vote on your behalf. As described more fully under Question 14, your broker or other nominee cannot vote on certain items without your instructions.

You may also vote while attending our Annual Meeting via the Internet, as described in Question 10 above. Even if you plan to attend our Annual Meeting via the Internet, we recommend that you also submit your voting instructions as described above so that your vote will be counted if you later decide not to attend our Annual Meeting.

13.	Q:	WHAT IF I AM A STOCKHOLDER OF RECORD AND DO NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY CARD OR VOTING BY TELEPHONE OR THE INTERNET?

	A:	If you are a stockholder of record and you return a properly executed proxy card or vote by proxy over the Internet but do not mark the boxes showing how you wish to vote, your shares will be voted in accordance with the recommendations of the Board, as specified in Question 8 above. With respect to any other matter that properly comes before our Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, at their own discretion.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	3

2024 NOTICE OF MEETING AND PROXY STATEMENT

Questions and Answers (continued)

14.	Q:	WHAT IF I AM A BENEFICIAL OWNER AND DO NOT GIVE VOTING INSTRUCTIONS TO MY BROKER OR OTHER NOMINEE? WHAT IS A BROKER NON-VOTE?

A:

As a beneficial owner, in order to ensure your shares are voted, you must provide voting instructions to your broker or other nominee by the deadline provided in the materials you receive from your broker or other nominee. If you do not provide voting instructions to your broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered for vote.

Non-Discretionary Items. The election of directors, the Say-on-Pay proposal, and the stockholder proposal are non-discretionary items and may not be voted on by brokers or other nominees who have not received specific voting instructions from beneficial owners. A broker non-vote occurs when your broker or other nominee has not received instructions from you as to how to vote your shares on a proposal and does not have discretionary authority to vote your shares on that proposal.

Discretionary Items. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year is a discretionary item. Generally, brokers and other nominees that do not receive voting instructions from beneficial owners may vote on these proposals in their discretion.

15.	Q:	CAN I CHANGE MY VOTE AFTER I HAVE VOTED?

	A:	Yes. You may revoke or change your vote at any time before the voting concludes at our Annual Meeting. You may vote by proxy again on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to our Annual Meeting will be counted), by signing and returning a new proxy card with a later date or by attending our Annual Meeting via the Internet and voting at the meeting. However, your attendance at our Annual Meeting via the Internet will not automatically revoke your proxy unless you vote again at our Annual Meeting or specifically request in writing that your prior proxy be revoked.

16.	Q:	WHAT IS A “QUORUM”?

	A:	For the purposes of our Annual Meeting, a “quorum” is the presence, in person or by proxy, by the holders of a majority of the voting power of the outstanding shares entitled to vote at our Annual Meeting. There must be a quorum for our Annual Meeting to be held. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

17.	Q:	WHAT IS THE VOTING REQUIREMENT FOR EACH PROPOSAL TO PASS?

A:

Election of Directors. Each of the nine director nominees will be elected if each of them receives the affirmative vote of a majority of the votes cast. A majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. Abstentions and broker non-votes will have no effect on the outcome of these elections. Each director nominee has submitted a written resignation that will be effective if he or she does not receive a majority of the votes cast for such director and the resignation is accepted by the Nominating and Corporate Governance Committee, another authorized committee of the Board, or the Board.

Ratification of the Appointment of our Independent Registered Public Accounting Firm. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock entitled to vote and present in person or represented by proxy at the Annual Meeting. Abstentions have the same effect as a vote against this proposal. Because brokers and other nominees have discretionary authority to vote on the ratification, we do not expect any broker non-votes in connection with this item.

Say-On-Pay Proposal. Approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, requires the affirmative vote of a majority of the shares of our common stock entitled to vote and present in person or represented by proxy at the Annual Meeting. Because your vote is advisory, it will not be binding on the Board, the Compensation and Leadership Resources Committee (the “Compensation Committee”) or us. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions about our executive compensation program. Abstentions have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

4	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

Questions and Answers (continued)

Stockholder Proposal. Approval of the stockholder proposal requires the affirmative vote of a majority of the shares of our common stock entitled to vote and present in person or represented by proxy at the Annual Meeting. Abstentions have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

18.	Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

	A:	We will announce preliminary voting results at our Annual Meeting and publish voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days after our Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and the final voting results in an amendment to the Form 8-K as soon as they become available.

19.	Q:	IS MY VOTE CONFIDENTIAL?

	A:	Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to Broadridge and handled in a manner that protects your voting privacy. Your vote will not be disclosed except as needed to permit Broadridge to tabulate and certify the vote and as required by law.

20.	Q:	HOW WILL VOTING ON ANY BUSINESS NOT DESCRIBED IN THIS PROXY STATEMENT BE CONDUCTED?

	A:	We do not know of any business to be considered at our Annual Meeting other than the items described in this proxy statement. If any other business is presented at our Annual Meeting, your proxy gives authority to each of Dr. Lisa T. Su, our Chair, President and Chief Executive Officer, and Ava M. Hahn, our Senior Vice President, General Counsel and Corporate Secretary, to vote on such matters at their discretion.

21.	Q:	WHEN ARE THE STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2025 ANNUAL MEETING DUE?

A:

For stockholder proposals to be considered for inclusion in the proxy statement for our 2025 annual meeting of stockholders, they must be submitted in writing to Advanced Micro Devices, Inc., 2485 Augustine Drive, Santa Clara, California 95054, Attention: Corporate Secretary and received by us on or before November 22, 2024.

In addition, for directors to be nominated or other stockholder proposals to be properly presented at our 2025 annual meeting of stockholders (but not included in our proxy materials), a separate notice of any nomination or proposal must be received by us between January 8, 2025 and February 7, 2025. If our 2025 annual meeting of stockholders is not held within 30 days of May 8, 2025, to be timely, the stockholder’s notice must be received by us no later than the close of business on the tenth day following the earlier of the day on which the first public announcement of the date of the 2025 annual meeting of stockholders was made or the notice of our 2025 annual meeting of stockholders is mailed. The public announcement of an adjournment or postponement of our 2025 annual meeting of stockholders will not trigger a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this proxy statement.

Our bylaws also provide a proxy access right permitting certain of our stockholders who have beneficially owned 3% or more of our common stock continuously for at least three years to submit director nominations via our proxy materials for up to 20% of the directors then serving. Notice of proxy access director nominations for the 2025 annual meeting of stockholders must be delivered to our principal executive offices at Advanced Micro Devices, Inc., 2485 Augustine Drive, Santa Clara, California 95054, Attention: Corporate Secretary, no earlier than October 23, 2024 and no later than the close of business on November 22, 2024. In addition, the notice must set forth the information required by our bylaws with respect to each proxy access director nomination that a stockholder intends to present at the 2025 annual meeting of stockholders.

See “Consideration of Stockholder Nominees for Director” below for additional information regarding a stockholder’s notice of a nomination and proxy access.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	5

2024 NOTICE OF MEETING AND PROXY STATEMENT

Questions and Answers (continued)

22.	Q:	WHAT IS HOUSEHOLDING AND HOW DO I OBTAIN A SEPARATE SET OF PROXY MATERIALS IF I SHARE AN ADDRESS WITH OTHER STOCKHOLDERS?

A:

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we will deliver only one copy of the Notice and, if applicable, our printed proxy materials to stockholders of record who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. A separate proxy card for each stockholder of record will be included in the printed materials. This procedure reduces our printing costs, mailing costs and fees. Upon written or oral request, we will promptly deliver a separate copy of the Notice or, if applicable, the printed proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered.

To receive a separate copy of the Notice or Annual Report or, if applicable, the printed proxy materials, contact us at 1(408) 749-4000 or at Advanced Micro Devices, Inc., 2485 Augustine Drive, Santa Clara, California 95054, Attention: Corporate Secretary, or by email to Corporate.Secretary@amd.com. If you would like to revoke your householding consent, please contact Broadridge at 1(866) 540-7095.

6	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements concerning Advanced Micro Devices, Inc. that involve risks, uncertainties and assumptions, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. Forward-looking statements are commonly identified by words such as “would,” “intends,” “believes,” “expects,” “may,” “will,” “should,” “seeks,” “plans,” “pro forma,” “estimates,” “anticipates,” or the negative of these words and phrases, other variations of these words and phrases or comparable terminology. Investors are cautioned that the forward-looking statements in this proxy statement are based on current beliefs, assumptions and expectations, speak only as of the date of this proxy statement and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Investors are urged to review in detail the risks and uncertainties in our SEC filings, including but not limited to, our Annual Report on Form 10-K for the year ended December 30, 2023.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	7

2024 NOTICE OF MEETING AND PROXY STATEMENT

ITEM 1—ELECTION OF DIRECTORS

Our Board currently consists of nine members. On the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following nine nominees: Ms. Nora M. Denzel, Mr. Mark Durcan, Mr. Michael P. Gregoire, Mr. Joseph A. Householder, Mr. John W. Marren, Mr. Jon A. Olson, Dr. Lisa T. Su, Mr. Abhi Y. Talwalkar, and Ms. Elizabeth W. Vanderslice for election to the Board at the Annual Meeting. All directors are elected annually and serve a one-year term until our next annual meeting or until such director’s successor is appointed. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

The Board expects all nominees named below to be available for election. If a nominee declines or is unable to act as a director, your proxy may vote for any substitute nominee proposed by the Board. Your proxy will vote FOR the election of these nominees, unless you instruct otherwise. Directors are strongly encouraged to attend annual meetings of our stockholders. All of the directors attended the 2023 Annual Meeting of Stockholders.

Director Experience, Skills and Qualifications

Our goal is to assemble a Board that operates cohesively and works with management in a constructive way to deliver long-term value to our stockholders. We believe that the nominees set forth below, all of whom are currently directors of AMD, possess valuable experience necessary to guide us in the best interests of our stockholders. Our current Board consists of individuals with proven records of success in their chosen professions. They are collegial, yet independent in their thinking, and are committed to the hard work necessary to be informed about the semiconductor industry, us, and our key constituents, including our customers, stockholders and management. They possess keen intellect and the highest integrity. Most of our directors have broad technology sector experience, including expertise in semiconductor technology, innovation and strategy. Several members of our Board are current or former chief executive officers, thereby providing the Board with practical understanding of how large organizations operate, including the importance of employee development and retention. They also understand strategy and risk management and how these factors impact our operations.

Director Nominees

Certain information regarding each of the nominees is set forth below, including his or her experience, qualifications, attributes and skills that led the Nominating and Corporate Governance Committee and the Board to conclude that the individual should serve as a director on the Board, as well as his or her principal occupation. Each nominee’s former directorships on public company boards during the past five years are included in a table set forth below—“Former Directorships in Public Companies in the Last Five Years.” The age of each director is as of our Annual Meeting.

8	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

Item 1—Election of Directors (continued)

Nora M. Denzel

Director since March 2014 and Lead Independent Director since November 2022

Age: 61

Board Committees: Chair of Nominating and Corporate Governance Committee and Member of Innovation and Technology Committee

Ms. Denzel served as interim Chief Executive Officer of Outerwall Inc. (an automated retail solutions provider) from January to August 2015. Prior to Outerwall, Ms. Denzel held various executive management positions from February 2008 through August 2012 at Intuit Inc. (a cloud financial management software company), including Senior Vice President of Big Data, Social Design and Marketing and Senior Vice President and General Manager of the QuickBooks Employee Management business unit. From 2000 to 2006, Ms. Denzel held several executive level positions at HP Enterprise, formerly, Hewlett-Packard Company (a technology software, services and hardware provider), including Senior Vice President and General Manager, Software Global Business Unit from May 2002 to February 2006 and Vice President of Storage Organization from August 2000 to May 2002. Prior to HP Enterprise, Ms. Denzel held executive positions at Legato Systems Inc. (a data storage management software company purchased by EMC Corporation) and International Business Machines Corporation (IBM) (an information technology company). Ms. Denzel has been a member of the board of directors of Gen Digital Inc. (formerly, NortonLifelock, Inc.) since December 2019. Formerly, Ms. Denzel was a director of SUSE S.A. from May 2021 to September 2023, a director of Telefonaktiebolaget LM Ericsson from March 2013 to March 2023, and Talend SA from 2017 to 2021. She has served for over ten years on the non-profit board of AnitaB.org which is dedicated to attracting more women into technology. She is NACD Directorship Certified and holds a Master of Business Administration degree from Santa Clara University and a Bachelor of Science degree in computer science from the State University of New York.

Director Qualifications: Ms. Denzel is a seasoned business executive with over 25 years of operational experience in key senior technology positions. She brings to the Board substantial experience in the areas of executive leadership, technology and software engineering. She also provides corporate governance insight from her past and present service on private and public company boards.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	9

2024 NOTICE OF MEETING AND PROXY STATEMENT

Item 1—Election of Directors (continued)

Mark Durcan Director since October 2017 Age: 63 Board Committees: Chair of Compensation and Leadership Resources Committee and Member of Innovation and Technology Committee

Mr. Durcan served as an advisor of Micron Technology, Inc. (Micron Technology) (a memory and storage solutions company) from May 2017 to August 2017 and served as its Chief Executive Officer from February 2012 until his retirement in May 2017. During Mr. Durcan’s 32-year tenure at Micron Technology, he held a wide variety of senior leadership positions, including President and Chief Operating Officer from 2007 to 2012, Chief Operating Officer from 2006 to 2007, Chief Technical Officer from 1998 to 2006 and Vice President, Process Research and Development from 1996 to 1998. Mr. Durcan joined Micron Technology, in June 1984 as a Diffusion Engineer and held a series of increasingly responsible positions, including Process Integration Engineer, Process Integration Manager and Process Development Manager. Mr. Durcan holds approximately 100 U.S. patents and overseas patents. Mr. Durcan has been a member of the board of directors of Cencora (previously, AmerisourceBergen Corporation) since 2015, the Supervisory Board at ASML Holding NV, since April 2020, and the Board of Natural Intelligence Systems Inc. since 2021, a private company. He also serves as a director of St. Luke’s Medical System (a not-for-profit hospital and health care system in Idaho), and on the Board of Trustees of Rice University. Mr. Durcan served on the board of directors of Veoneer, Inc. from 2018 to April 2022. Mr. Durcan holds a Bachelor of Science degree in chemical engineering and a Master of Chemical Engineering degree from Rice University.

Director Qualifications: Mr. Durcan is a seasoned business executive with more than 32 years of experience in the semiconductor industry. He brings to the Board substantial experience in the areas of executive leadership, strategic planning, finance and corporate governance.

10	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

Item 1—Election of Directors (continued)

Michael P. Gregoire Director since November 2019 Age: 58 Board Committees: Member of Compensation and Leadership Resources Committee and Nominating and Corporate Governance Committee

Mr. Gregoire is a founding partner at Brighton Park Capital (a growth equity private equity firm). Prior to Brighton Park Capital, Mr. Gregoire served as Chairman & CEO of CA Technologies (an enterprise software company) from January 2013 to November 2018. Mr. Gregoire served as President and CEO of Taleo Corporation (Taleo) (a cloud-based talent management software company) from March 2005 to April 2012. He also served as a member of the board of directors of Taleo from April 2005 to April 2012 and as chairman of the board from May 2009 to April 2012. In addition, Mr. Gregoire served as Executive Vice President at PeopleSoft, Inc. and Executive Director at Electronic Data Systems (EDS) and has been chair of the World Economic Forum’s IT Governors Steering Committee as well as a member of the Business Roundtable’s Information and Technology Committee. Mr. Gregoire also serves on the Executive Council of TechNet (an organization of CEOs that represents the technology industry in policy issues critical to American innovation and economic competitiveness). Mr. Gregoire has been Chairman of the board of directors of Smartsheet Inc. since December 2019. He was also a member of the board of directors of Automatic Data Processing, Inc. (ADP) from 2014 to 2019. Mr. Gregoire holds a Bachelor of Science degree in physics and computing from Wilfrid Laurier University in Ontario, Canada, and a Master of Business Administration degree from California Coast University.

Director Qualifications: Mr. Gregoire is a seasoned business executive with experience as a chief executive officer, with a strong financial management and fiscal background. Mr. Gregoire brings to the Board extensive experience in executive leadership and strategy in the technology industry.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	11

2024 NOTICE OF MEETING AND PROXY STATEMENT

Item 1—Election of Directors (continued)

Joseph A. Householder Director since September 2014 Age: 68 Board Committees: Chair of Audit and Finance Committee and Member of Nominating and Corporate Governance Committee

Mr. Householder was the President and Chief Operating Officer of Sempra Energy (a worldwide provider of energy infrastructure and gas and electric utilities and a recognized leader in sustainability, diversity and inclusion) where he oversaw Sempra Energy’s regulated U.S. utilities and the Sempra North American Infrastructure Group from May 2018 until his retirement in January 2020. Previously from 2017 to 2018, Mr. Householder served as Sempra Energy’s Corporate Group President, Infrastructure Businesses overseeing the company’s operations in midstream, liquefied natural gas and renewable energy and Mexico. From 2011 to 2016, Mr. Householder was the Executive Vice President and Chief Financial Officer of Sempra Energy. He also served as Chief Accounting Officer of Sempra Energy from 2007 to 2012. From 2006 to 2011, Mr. Householder was Senior Vice President and Controller of Sempra Energy responsible for financial reporting, accounting and controls and tax functions for all Sempra Energy companies. Prior to this role, he served as Vice President of Corporate Tax and Chief Tax Counsel for Sempra Energy. Prior to joining Sempra Energy in 2001, Mr. Householder was a partner at PricewaterhouseCoopers in the firm’s national tax office. From 1986 to 1999, he served in a number of legal and financial roles at Unocal Corporation, including ultimately as Vice President of Corporate Development and Assistant Chief Financial Officer, where he was responsible for worldwide tax planning, financial reporting and forecasting and mergers and acquisitions. Mr. Householder is Chair of the Audit Committee and a member of the Compensation Committee of REV Renewables LLC, a private company. He is NACD Directorship Certified, has completed a CERT Certificate in Cybersecurity Oversight, and holds a Bachelor of Science degree in business administration from the University of Southern California and a Juris Doctor degree from Loyola Law School.

Director Qualifications: Mr. Householder brings to the Board significant financial and operational expertise as a result of his chief financial officer experience at Sempra Energy, his experience as a partner of PricewaterhouseCoopers and his experience at Unocal Corporation.

12	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

Item 1—Election of Directors (continued)

John W. Marren Director since February 2017 Age: 61 Board Committees: Member of Audit and Finance Committee

Mr. Marren has served as Senior Managing Director, North America of Temasek (a sovereign wealth fund of the government of Singapore) since November 2017. Prior to joining Temasek, Mr. Marren was a Senior Partner and the Head of Technology Investments of TPG Capital (a private equity investment company) from 2000 until his retirement in December 2015. From 1996 through 2000, Mr. Marren was a Managing Director at Morgan Stanley (a global financial services company), most recently as Co-Head of the Technology Investment Banking Group. From 1992 to 1996, he was a Managing Director and Senior Semiconductor Research Analyst at Alex. Brown & Sons (Alex. Brown) (an investment company). While at Morgan Stanley and Alex. Brown, Mr. Marren was a frequent member of the Institutional Investor All-American Research Team, which recognizes the top research analysts on Wall Street. Prior to Alex. Brown, Mr. Marren spent seven years in the semiconductor industry working for VLSI Technology and Vitesse Semiconductor. Mr. Marren serves as a director of Impossible Foods, Inc., a private company. He is a Trustee of the University of California, Santa Barbara, and he serves on the US Olympic and Paralympic Foundation Board. Mr. Marren served on the board of directors of Poshmark, Inc. from 2018 to 2022. Mr. Marren holds a Bachelor of Science degree in electrical engineering from the University of California, Santa Barbara.

Director Qualifications: Mr. Marren brings to the Board extensive experience with financial management and technology, as well as capital market expertise as a result of his prior work at TPG Capital and Morgan Stanley. Mr. Marren also provides the Board with valuable corporate governance insight from his past and present service on private and public company boards.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	13

2024 NOTICE OF MEETING AND PROXY STATEMENT

Item 1—Election of Directors (continued)

Jon A. Olson Director since February 2022 Age: 70 Board Committees: Member of Audit and Finance Committee

Mr. Olson joined the Board of AMD in February 2022. Prior to that date, Mr. Olson was a member of the Board of Xilinx, Inc. (Xilinx) from May 2020 until February 2022 when Xilinx was acquired by AMD. Mr. Olson previously served as the Chief Financial Officer of Xilinx from June 2005 until his retirement in July 2016. While serving as Chief Financial Officer, he also held a variety of other senior management positions at Xilinx, including most recently as Executive Vice President from May 2014 to July 2016 and, prior to that, Senior Vice President of Finance from August 2006 to May 2014 and Vice President of Finance from June 2005 to August 2006. Prior to joining Xilinx, Mr. Olson spent more than 25 years at Intel Corporation, serving in a variety of positions from 1979 to 2005, including Vice President of Finance and Enterprise Services and Director of Finance. Mr. Olson currently serves on each of the board of directors of Kulicke & Soffa (a supplier of semiconductor and electronic assembly solutions) and Rocket Lab USA, Inc. (a provider of launch and space systems). Mr. Olson previously served on the board of directors of Mellanox Technologies, Ltd. (Mellanox) (a supplier of computer networking products) from June 2018 until April 2020 when Mellanox was acquired by Nvidia Corporation. He also served on the board of directors of HomeUnion, Inc. (HomeUnion) (an online investment management platform dedicated to the residential real estate market) from November 2018 until November 2019 when HomeUnion was acquired by Mynd Property Management.

Director Qualifications: Mr. Olson’s qualifications include his more than 30 years of experience in senior roles of financial responsibility in the semiconductor industry, together with his track record of growing profitable businesses and his experience at various semiconductor and technology companies.

14	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

Item 1—Election of Directors (continued)

Dr. Lisa T. Su Director since October 2014 and Chair of the Board since February 2022 Age: 54

Dr. Lisa T. Su is AMD’s Chair, President and Chief Executive Officer. She has served on AMD’s Board of Directors since October 2014 and was named Chair of the Board in February 2022. She has been AMD’s President and Chief Executive Officer since October 2014. Previously, from July 2014 to October 2014, she was Chief Operating Officer responsible for AMD’s business units, sales, and global operations teams. Dr. Su joined AMD in January 2012 as Senior Vice President and General Manager, Global Business Units and was responsible for driving end-to-end business execution of AMD products and solutions. Prior to joining AMD, Dr. Su served as Senior Vice President and General Manager, Networking and Multimedia at Freescale Semiconductor, Inc. (Freescale) (a semiconductor manufacturing company), responsible for global strategy, marketing and engineering for embedded communications and applications processor business. Dr. Su joined Freescale in 2007 as Chief Technology Officer, where she led technology roadmap and research and development efforts.

Dr. Su spent the previous 13 years at IBM in various engineering and business leadership positions, including Vice President of the Semiconductor Research and Development Center responsible for the strategic direction of IBM’s silicon technologies, joint development alliances and semiconductor R&D operations. Prior to IBM, she was a member of the technical staff at Texas Instruments Incorporated from 1994 to 1995.

Dr. Su has Bachelor of Science, Master of Science and Doctorate degrees in electrical engineering from the Massachusetts Institute of Technology (MIT). She has published more than 40 technical articles and was named a Fellow of the Institute of Electronics and Electrical Engineers in 2009. In 2023, Dr. Su was included in Forbes’ and Fortune’s Most Powerful Women lists and received the Distinguished Leadership Award from the Committee for Economic Development. She is a member of the American Academy of Arts & Science and is a recipient of the Grace Hopper Technical Leadership Abie Award. She holds the highest semiconductor honor, the Robert N. Noyce Medal, and in 2021 was appointed by President Biden to the President’s Council of Advisors on Science and Technology (PCAST). Dr. Su continues to serve on PCAST and is a member of the board of directors for the Semiconductor Industry Association.

Director Qualifications: As our President and Chief Executive Officer, Dr. Su brings to the Board her expertise and proven leadership in the global semiconductor industry as well as valuable insight into our operations, management and culture, providing an essential link between the management and the Board on management’s perspectives.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	15

2024 NOTICE OF MEETING AND PROXY STATEMENT

Item 1—Election of Directors (continued)

Abhi Y. Talwalkar Director since June 2017 Age: 60 Board Committees: Chair of Innovation and Technology Committee and Member of Compensation and Leadership Resources Committee

Mr. Talwalkar was President and Chief Executive Officer of LSI Corporation (LSI) (a semiconductor and software company) from May 2005 until the completion of LSI’s merger with Avago Technologies Limited in May 2014. From 1993 to 2005, Mr. Talwalkar held a number of senior management positions at Intel Corporation (Intel) (a semiconductor company), including Corporate Vice President and Co-General Manager of the Digital Enterprise Group, which was comprised of Intel’s corporate client, server, storage, and communications businesses, and Vice President and General Manager for the Intel Enterprise Platform Group, where he focused on developing, marketing, and driving Intel business strategies for server computing. Prior to Intel, Mr. Talwalkar held senior engineering and marketing positions at Sequent Computer Systems (a multiprocessing computer systems design and manufacturer that later became a part of IBM). He also held positions at Bipolar Integrated Technology, Inc. (a VLSI bipolar semiconductor company); and Lattice Semiconductor Inc. (a service-driven developer of programmable design solutions). Mr. Talwalkar has been Chair of the board of directors of Lam Research Corporation since 2019, iRhythm Technologies since 2016, and a board member of TE Connectivity since 2017. Mr. Talwalkar was also a member of the board of directors of LSI from 2005 to 2014 and the Semiconductor Industry Association. Additionally, he was a member of the U.S. delegation for World Semiconductor Council proceedings. Mr. Talwalkar holds a Bachelor of Science degree in electrical engineering from Oregon State University.

Director Qualifications: Mr. Talwalkar brings to the Board extensive CEO experience and significant public company technology industry experience. He also provides the Board with valuable public board governance insight from his past and present board service.

16	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

Item 1—Election of Directors (continued)

Elizabeth W. Vanderslice Director since February 2022 Age: 60 Board Committees: Member of Compensation and Leadership Resources Committee and Nominating and Corporate Governance Committee

Ms. Vanderslice has served as a partner at Trewstar Corporate Board Services, a firm specializing in corporate board placements, since February 2019. She served on the board of Xilinx, Inc. from December 2000 through its acquisition by AMD in February 2022. Ms. Vanderslice also serves on the boards of AESC Group Ltd. (a private EV battery technology company), and Univers Holdings (a private global provider of energy and carbon management technology solutions and services company). From 1999 to 2001, Ms. Vanderslice served as a general manager of Lycos, Inc. (Lycos) through its acquisition. From 1996 to 1999, Ms. Vanderslice was CEO of Wired Digital, Inc. (Wired Digital), a spin-off of Wired Ventures, Inc. (Wired Ventures), and a member of the boards of both Wired Digital and Wired Ventures before leading the company’s acquisition by Lycos. Prior to joining Wired Digital in early 1995, Ms. Vanderslice served as a principal in the investment banking firm Sterling Payot Company, which raised the capital to launch Wired Magazine. She was also a Vice President at H.W. Jesse & Co. (a San Francisco investment banking firm). In addition, she worked for the IBM Corporation from 1986-1990. Ms. Vanderslice holds a Masters of Business Administration from the Harvard Business School and a Bachelor of Science degree in computer science from Boston College. She is an Aspen Institute Henry Crown Fellow and was a member of the Young Presidents’ Organization and the World Presidents’ Organization. Ms. Vanderslice has also served as a Trustee of Boston College since 2010.

Director Qualifications: Ms. Vanderslice brings over 25 years of board and general management experience in the technology industry, including 21 years as a member of the Xilinx board, CEO of an internet company, and a background in computer science and systems engineering.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	17

2024 NOTICE OF MEETING AND PROXY STATEMENT

Item 1—Election of Directors (continued)

Board Diversity Matrix

Annually, we look at and assess the composition of our Board across a broad range of criteria, including, but not limited to, industry and geographic experience, skills, education, and diversity. The demographic information presented below is based on voluntary self-identification by each director nominee.

Identity	Denzel	Durcan	Gregoire	Householder	Marren	Olson	Su	Talwalkar	Vanderslice

Gender Expression

Male		✓	✓	✓	✓	✓		✓

Female	✓						✓		✓

Demographic Identity

African American or Black

Alaskan Native or Native American

Asian							✓	✓

Hispanic or Latinx

Native Hawaiian or Pacific Islander

White	✓	✓	✓	✓	✓	✓			✓

Two or More Races or Ethnicities

LGBTQ+

Undisclosed

Directors who Identify as Middle Eastern: 2

Former Directorships in Public Companies in the Last Five Years

The table below sets forth the list of public companies on which our director nominees formerly served over the last five years including the name of the company and duration of service. Our director nominees do not currently serve on the boards of the companies listed below.

Director	Name of the Company	Term of Past Directorship

Nora M. Denzel	Telefonaktiebolaget LM Ericsson	2013—2023
	Talend SA	2017—2021
	SUSE S.A.	2021—2023

Mark Durcan	Veoneer, Inc.	2018—2022

Michael P. Gregoire	CA Technologies	2013—2018
	Automatic Data Processing, Inc.	2014—2019

Joseph A. Householder	Infraestructura Energetica Nova, S.A.B. de C.V.	2013—2020

John W. Marren	Poshmark, Inc.	2018—2022

Jon A. Olson	Mellanox Technologies, Ltd.	2018—2020
	Xilinx, Inc.	2020—2022

Lisa T. Su	Analog Devices, Inc.	2012—2020
	Cisco Systems, Inc.	2020—2023

Elizabeth W. Vanderslice	Xilinx, Inc.	2000—2022

18	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

Item 1—Election of Directors (continued)

Consideration of Stockholder Nominees for Director

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder nominations for candidates to serve on the Board. Pursuant to our bylaws, stockholders who wish to nominate persons for election to the Board at our 2025 annual meeting of stockholders must (i) be a stockholder of record, both when they give us notice and at our 2025 annual meeting, (ii) be entitled to vote at our 2025 annual meeting and (iii) comply with the notice provisions in our bylaws. A stockholder’s notice must be delivered to our Corporate Secretary not less than 90 days nor more than 120 days before the anniversary date of the immediately preceding annual meeting. For our 2025 annual meeting of stockholders, the notice must be delivered between January 8, 2025 and February 7, 2025. However, if our 2025 annual meeting of stockholders is not held within 30 days of May 8, 2025, the stockholder’s notice must be delivered no later than the close of business on the tenth day following the earlier of the day on which the first public announcement of the date of our 2025 annual meeting was made or the day the notice of our 2025 annual meeting is mailed. The public announcement of an adjournment or postponement of our 2025 annual meeting of stockholders will not trigger a new time period (or extend any time period) for the giving of a stockholder notice as described in this proxy statement. Notwithstanding the foregoing, if the number of directors to be elected to the Board at an annual meeting is increased and we do not make a public announcement naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, the stockholder’s notice will be considered timely, but only with respect to nominees for any new positions created by the increase, if it is delivered to our Corporate Secretary not later than the close of business on the tenth day following the day on which we first make such public announcement.

The Chair of our Annual Meeting will determine if the procedures in the bylaws have been followed, and if not, declare that the nomination be disregarded. If the nomination was made in accordance with the procedures in our bylaws, the Nominating and Corporate Governance Committee will apply the same criteria in evaluating the nominee as it would any other Board nominee candidate and will recommend to the Board whether or not the stockholder nominee should be nominated by the Board and included in our proxy statement. These criteria are described below in the description of the Nominating and Corporate Governance Committee in the section entitled “Meetings and Committees of the Board of Directors—Board Committees.” The nominee must be willing to provide a written questionnaire, representation and agreement, if requested by us, and any other information reasonably requested by us in connection with our evaluation of the nominee’s independence.

In addition, our bylaws permit certain of our stockholders who have beneficially owned 3% or more of our outstanding common stock continuously for at least three years to submit nominations to be included in our proxy materials for up to 20% of the total number of directors then serving, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the bylaws. Notice of proxy access director nominations must be delivered to our principal executive offices at Advanced Micro Devices, Inc., 2485 Augustine Drive, Santa Clara, California 95054, Attention: Corporate Secretary, no earlier than 150 days or no later than 120 days prior to the first anniversary of the date the proxy materials were released in connection with the preceding year’s annual meeting. For our 2025 annual meeting of stockholders, the notice must be delivered between October 23, 2024, and no later than the close of business on November 22, 2024.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

Communications with the Board or Non-Management Directors

Anyone who wishes to communicate with our Board or with non-management directors may send their communications in writing to Advanced Micro Devices, Inc., 2485 Augustine Drive, Santa Clara, California 95054, Attention: Corporate Secretary or send an email to Corporate.Secretary@amd.com. Our Corporate Secretary will forward all of these communications to our Chair of the Board.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	19

2024 NOTICE OF MEETING AND PROXY STATEMENT

Item 1—Election of Directors (continued)

Required Vote

At our Annual Meeting, our directors will be elected using a majority vote standard with respect to uncontested elections, such as this election. This standard requires that each director receive the affirmative vote of a majority of the votes cast. A majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. Abstentions and broker non-votes will have no effect on the outcome of these director elections. Each director nominee has submitted a written resignation that will be effective if he or she does not receive a majority of the votes cast for such director and the resignation is accepted by the Nominating and Corporate Governance Committee, another authorized Board committee or the Board.

Recommendation of the Board Directors

The Board of Directors unanimously recommends that you vote FOR each of the director nominees. Unless you vote otherwise, your proxy will vote FOR the proposed nominees.

20	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

CORPORATE GOVERNANCE

The Board has adopted the Governance Principles to address significant corporate governance matters. The Governance Principles provide a framework for our corporate governance matters and include topics such as Board and Board committee composition and evaluation. The Nominating and Corporate Governance Committee is responsible for reviewing the Governance Principles and recommending any changes to the Governance Principles to the Board.

Independence of Directors

The Governance Principles provide that a substantial majority of the members of the Board must meet the criteria for independence as required by applicable law and the listing rules of the Nasdaq Stock Market (“Nasdaq”). Among other criteria, no director qualifies as independent unless the Board determines that the director has no direct material relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. On an annual basis, the Board undertakes a review of director independence. The Board determined that all directors who served during fiscal 2023 and all of our director nominees, other than Dr. Su, are independent in accordance with SEC and Nasdaq rules.

In making its independence determinations, the Board reviewed direct and indirect transactions and relationships between each director, or any member of his or her immediate family, and us or one of our subsidiaries or affiliates based on information provided by the director, our records and publicly available information. All of the reviewed transactions and arrangements were entered into in the ordinary course of business and none of the transactions or arrangements involved an amount that (i) exceeded the greater of 5% of the recipient entity’s revenues or $200,000 with respect to transactions where a director or any member of his or her immediate family or spouse served in any capacity other than as a director of a publicly held corporation or (ii) exceeded $10,000 with respect to professional or consulting services provided by entities at which our directors serve as professors or employees.

The Board determined that none of our directors currently has or has had any direct or indirect material interest in any transactions and arrangements that would interfere with their exercise of independent judgment as members of the Board. The Board also determined that each of the members of the Audit and Finance, Nominating and Corporate Governance and Compensation and Leadership Resources Committees are independent in accordance with SEC and Nasdaq rules.

Compensation Committee Interlocks and Insider Participation

For fiscal 2023, the Compensation and Leadership Resources Committee (the “Compensation Committee”) was comprised of Ms. Vanderslice and Messrs. Durcan, Gregoire and Talwalkar. None of the members of the Compensation Committee is or has been an executive officer or employee of AMD. In addition, none of our executive officers serves on the board of directors or compensation committee of a company which has an executive officer who serves on our Board or Compensation Committee.

Board Leadership Structure

The Governance Principles permit the roles of Chair of the Board and Chief Executive Officer to be filled by the same or different individuals, based on our needs, best practices and the interests of our stockholders. This allows the Board flexibility to determine whether the two roles should be combined or separated based upon our needs and the Board’s assessment of its leadership from time to time. The Board has the experience of functioning effectively either way.

Dr. Su, our President and Chief Executive Officer, serves as our Chair of the Board. Ms. Denzel, who is independent in accordance with SEC and Nasdaq rules, serves as our Lead Independent Director. The Board concluded that appointing Dr. Su to the role of Chair of the Board is the most appropriate leadership structure for AMD and best positions AMD to be innovative, compete successfully, and advance stockholder interests in the current environment. The Board believes that Dr. Su’s leadership of AMD’s business strategy, day-to-day operations, and risk management practices gained through multiple leadership positions (including as our President and Chief Executive Officer since October 2014) enables her to provide effective leadership to the Board. The Board consists entirely of independent directors, other than Dr. Su, and continues to exercise a strong, independent oversight function, with fully independent committees and a Lead Independent Director.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	21

2024 NOTICE OF MEETING AND PROXY STATEMENT

Corporate Governance (continued)

Ms. Denzel, as Lead Independent Director, facilitates the Board’s oversight of management, promotes communication between management and our Board, engages with stockholders as required, and leads consideration of key governance matters. Ms. Denzel brings a wealth of diverse experience to our Board as Lead Independent Director. She has significant governance, risk management, and financial experience given her prior service as a public company CEO and various Senior Vice-President roles of a Fortune 50 company, which are relevant in her role as Lead Independent Director. The education and experience Ms. Denzel acquired through her board service at eight public companies over the past decade is useful in her oversight. In addition, she has demonstrated her commitment to exemplary board governance by earning a CERT Certificate in Cybersecurity Oversight conferred by Carnegie Mellon University and the National Association of Corporate Directors (“NACD”) and earning NACD Directorship Certification® in 2020. She currently serves on the board of the NACD and was named to the NACD Directorship 100™ List which recognizes the most influential corporate directors in 2020.

Ms. Denzel’s expertise, strong corporate governance experience, leadership skills and deep commitment to serve as Lead Independent Director, well positions Ms. Denzel to provide assertive, independent leadership and oversight to the Board. Ms. Denzel retains significant authority as Lead Independent Director and has broad powers and responsibilities. As Lead Independent Director, Ms. Denzel fulfills the following functions:

•	coordinates the activities of our independent directors;

•	calls meetings of the independent directors and chairs the executive sessions of the independent directors;

•	ensures there is full and candid communication between the independent directors and other members of the Board and AMD’s management;

•

sets and approves the agendas with the Chair of the Board, for each Board meeting, approves meeting schedules to ensure sufficient time for discussion of all agenda items, and determines who attends Board meetings, including management and outside advisors;

•	consults with the Chair of the Board and committee chairs regarding topics of the Board;

•	leads the Board’s annual CEO performance evaluation;

•	leads annual performance evaluation of the Board;

•	coordinates the Board’s oversight of CEO succession planning;

•	is available for consultation and meets with stockholders or other stakeholders;

•	authorizes retention of outside counsel and other consultants or advisors who report directly to the Board; and

•	performs other functions and duties as our independent directors may require from time to time.

Ms. Denzel also chairs the Nominating and Corporate Governance Committee, and provides input on the Board’s governance processes, including developing recommendations for Board succession planning, committee structure and composition. The Board recognizes the importance of the Company’s leadership structure to our shareholders and will continue to review, discuss and determine the leadership structure of the Board, including the Chair, that best meets AMD’s evolving needs.

Risk Oversight

The Board’s role in risk oversight is consistent with our leadership structure, with our Chief Executive Officer and other members of management having responsibility for day-to-day risk management activities and processes, and our Board and its committees being actively involved in overseeing our risk management process. We engage in activities that seek to take calculated risks that protect the value of our existing assets and create new or future value. The Board and management consider “risk” for these purposes to be the possibility of an undesired occurrence that could threaten the viability of the Company, result in a material destruction of our assets or stockholder value, or materially impact our long-term performance. Examples of the types of risks faced by us include:

•

business-specific risks related to our ability to develop new products and services, our strategic position and competition in key existing and new markets, our operational execution and infrastructure, our relationships with our third-party manufacturing suppliers and competition in the microprocessor and graphics markets;

•	macroeconomic risks, such as adverse global economic conditions and global geo-political events; and

•	“event” risks, such as the impact of COVID-19, natural disasters and cybersecurity threats.

22	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

Corporate Governance (continued)

Management is responsible for day-to-day risk management activities and processes. Members of senior management participate in the identification and assessment of the inherent risks that potentially could impact our business and develop processes and controls designed to monitor and mitigate those risks. Our Chief Executive Officer has ultimate responsibility for management of our business, including identification of enterprise- level risks and the risk management program and processes. The Company has a dedicated enterprise risk management function that closely works with our Board, Chief Executive Officer and senior management to assess risks, track the mitigation strategies of each relevant risk and highlight emerging risks that could pose a significant threat to the business. We also have a Chief Compliance Officer who reports directly to our General Counsel. The Chief Compliance Officer is responsible for the Company’s global corporate compliance program, consisting of comprehensive legal and regulatory policies and procedures, that includes employee training on how to implement and comply with them.

In fulfilling its oversight role, the Board focuses on understanding the nature of our enterprise risks, including risks in our operations, finance and strategy, organization, compliance and external exposures as well as the adequacy of our risk assessment and risk management processes. The Board has implemented a risk oversight model and periodically receives reports and updates from management and the enterprise risk management function. The risk oversight model includes an assessment of the impact, likelihood, and velocity of each identified risk to aid in strategic decision making. At least annually, the Board discusses with management the appropriate level of risk relative to our strategy and objectives and reviews with management our existing risk management processes and their effectiveness. The Board also receives periodic management updates on our operations, organization, financial position and results and strategy and, as appropriate, discusses and provides feedback with respect to risks related to these topics. The existence and efficacy of risk mitigation and control plans and processes are further validated by the Company’s internal audit function. In addition, the Board receives full reports from the following Board committee chairs regarding each committee’s considerations and actions related to the specific risk topics over which the committee has oversight:

•

The Audit and Finance Committee assists the Board in overseeing our enterprise risk management process, including the Company’s financial and information technology (including security and cybersecurity) risk exposures; reviews our portfolio of risk; discusses with management significant financial, reporting, regulatory and legal compliance risks in conjunction with enterprise risk exposures as well as risks associated with our capital structure; and reviews our policies with respect to risk assessment and risk management and the actions management has taken to limit, monitor and control financial and enterprise risk exposure. The Audit and Finance Committee meets with members of our Internal Audit department and the enterprise risk management function to discuss any issues that warrant attention including the periodic review of emerging risks that are actively monitored. The Audit and Finance Committee also regularly reviews the adequacy of the Company’s financial disclosures including those relating to risk. On an annual basis, the Audit and Finance Committee receives a report from its independent cybersecurity advisor. In addition, our company’s Chief Compliance Officer attends all quarterly Audit and Finance Committee meetings.

•

The Compensation and Leadership Resources Committee oversees risk management as it relates to our compensation policies and practices applicable to all employees. It reviews with management whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could be reasonably likely to have a material adverse effect on us. For additional details, see “Executive Compensation Policies and Practices,” below. Additionally, the Compensation Committee oversees organizational risks, including leadership succession, talent capacity, capabilities, attraction, retention and culture and regularly engages with outside advisors to benchmark best practices for compensation program design and effectiveness.

•

The Nominating and Corporate Governance Committee considers potential risks related to the effectiveness of the Board, including succession planning for the Board, committee structure and composition, our overall governance and Board structure and matters related to environmental and social issues.

•

The Innovation and Technology Committee assists the Board in its oversight responsibilities relating to technical and market risks associated with product development and investment, sourcing strategy, as well as risk mitigation policies and procedures relating to products based on new technology or significant innovations to existing technology.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	23

2024 NOTICE OF MEETING AND PROXY STATEMENT

Corporate Governance (continued)

Code of Ethics

The Board has adopted a code of ethics that applies to all directors and employees entitled the “Worldwide Standards of Business Conduct,” which is designed to help directors and employees resolve ethical issues encountered in the business environment. The Worldwide Standards of Business Conduct covers topics such as conflicts of interest, compliance with laws (including anti-corruption laws), fair dealing, protecting our property and confidentiality of our information and encourages the reporting of any behavior not in accordance with the Worldwide Standards of Business Conduct.

The Board has also adopted a “Code of Ethics” for our executive officers and all other senior finance executives. The Code of Ethics covers topics such as financial reporting, conflicts of interest and compliance with laws, rules, regulations and our policies.

24	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The table below shows the current chairs and membership of the Board and Board committees, the independence status of each Board member, and the number of Board and Board committee meetings held during fiscal 2023.

Director	Board of Directors	Audit and Finance Committee	Compensation and Leadership Resources Committee	Innovation and Technology Committee	Nominating and Corporate Governance Committee

Nora M. Denzel*	●			●	C

Mark Durcan	●		C	●

Michael P. Gregoire	●		●		●

Joseph A. Householder**	●	C			●

John W. Marren	●	●

Jon A. Olson**	●	●

Lisa T. Su***	C

Abhi Y. Talwalkar	●		●	C

Elizabeth W. Vanderslice	●		●		●

Number of 2023 Meetings	5	9	6	4	4

C Chair    • Member     * Lead Independent Director     ** Financial Expert     *** Non-Independent Director

Board Meetings and Attendance

The Board held five meetings during 2023 and all members of the Board attended at least 75 percent of the meetings of the Board and Board committees on which they served. In addition, on at least an annual basis, the Board and management discuss our strategic direction, new business opportunities and product roadmap. Independent and non-management directors also meet regularly in scheduled executive sessions without our Chief Executive Officer and other members of senior management. In addition to these formal meetings, members of our Board informally interact with senior management (including our Chief Executive Officer), industry leaders and customers on a periodic basis. In 2023, sessions of only our non-employee directors were held five times.

Board Committees

The Board has four standing committees: Audit and Finance, Compensation and Leadership Resources, Innovation and Technology, and Nominating and Corporate Governance. The members of the Board committees and their Chairs are nominated by the Nominating and Corporate Governance Committee and appointed by the Board. Each of the Board committees has adopted a written charter, which has been approved by the Board. You can access our current bylaws, committee charters, the Governance Principles, the Worldwide Standards of Business Conduct and the Code of Ethics on the Investor Relations pages of our website at www.amd.com or ir.amd.com.

Audit and Finance Committee. The Audit and Finance Committee assists the Board with its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, risk assessment, the performance of our internal audit function, our financial affairs and policies and the nature and structure of major financial commitments. The Audit and Finance Committee is also directly responsible for the appointment, independence, compensation, retention and oversight of the work of our independent registered public accounting firm, which reports directly to the Audit and Finance Committee. The Audit and Finance Committee meets alone with our senior management, our financial, legal and internal audit personnel and with our independent registered public accounting firm, which has free access to the Audit and Finance Committee. The head of our Internal Audit Department reports directly to the Chair of the Audit and Finance Committee and “dotted-line” to our Chief Financial Officer and serves a staff function for the Audit and Finance Committee. The Audit and Finance Committee is currently chaired by Mr. Householder and consists of Messrs. Marren and Olson as members. Each member is considered financially literate and independent under applicable SEC and Nasdaq rules. Messrs. Householder and Olson are also each considered to be an audit committee financial expert, as defined under applicable SEC rules. The Audit and Finance Committee held nine meetings during 2023.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	25

2024 NOTICE OF MEETING AND PROXY STATEMENT

Meetings and Committees of the Board of Directors (continued)

Compensation and Leadership Resources Committee. The Compensation Committee assists the Board in its responsibilities relating to the compensation of all Section 16 officers, members of the Board and such other employees as delegated from time to time by the Board. In consultation with management, the Board and the Compensation Committee’s compensation consultant, the Compensation Committee designs, recommends to the Board for approval and evaluates our compensation plans, policies and programs. In addition, the Compensation Committee provides guidance on our talent management and development programs, including but not limited to those regarding talent acquisition, retention, talent development, succession planning, career progression, culture, diversity and inclusion. With respect to our Section 16 officers, the Compensation Committee reviews and approves all grants to the Board, our executive officers, senior vice presidents, and Section 16 officers under our equity plans. To the extent permitted by its charter, the Compensation Committee may delegate certain authority and certain responsibilities to one or more of its members, our officers or a subcommittee of the Compensation Committee. The Compensation Committee aims to structure our compensation program to encourage high performance, promote accountability and align employee interests with our strategic goals and with the interests of our stockholders. The Compensation Committee also oversees risk management as it relates to our compensation policies and practices for employees generally.

The Compensation Committee has the authority to engage independent advisors to assist it in carrying out its responsibilities. During 2023, the Compensation Committee retained Compensia, Inc. (“Compensia”), a national compensation consulting firm, as its independent compensation consultant to provide assistance on executive and director compensation matters. Compensia advised the Compensation Committee on a variety of compensation-related matters in 2023, including:

•

the competitiveness of our executive compensation program by providing market review of executive compensation, evaluating our compensation peer group composition and compensation at our compensation peer group companies;

•

the pay levels of our named executive officers by assessing and proposing equity and cash compensation guidelines for various executive job levels and assessing compensation levels for our executive officers;

•

our executive compensation program design, including short-term and long-term incentive plan design and pay mix, the framework for our long-term incentive awards and our retention strategies, and evaluation of our compensation recovery (i.e., “clawback”) policies; and

•	the compensation arrangements for the non-management members of our Board.

The Compensation Committee is supported in its work by members of our management team, including: (i) Dr. Su, our Chair, President and Chief Executive Officer; (ii) our Senior Vice President Marketing, Communications and Human Resources; (iii) our Senior Vice President, Chief Human Resources Officer; (iv) our Senior Vice President, General Counsel and Corporate Secretary; and (v) our Corporate Vice President, Compensation and Benefits. The Compensation Committee considers the input of these individuals to formulate the specific plan and award designs, including performance measures and performance levels, necessary to align our executive compensation program with our business objectives and strategies as well as strategies relating to talent management and development. These individuals did not attend either executive sessions or portions of any meetings of the Compensation Committee or our Board where their own compensation determinations were decided. Dr. Su does not participate in the determination of her own compensation.

The Compensation Committee is currently chaired by Mr. Durcan and consists of Ms. Vanderslice and Messrs. Gregoire and Talwalkar as members. Each member is considered independent under applicable SEC and Nasdaq rules. The Compensation Committee held six meetings during 2023.

Innovation and Technology Committee. The Innovation and Technology Committee assists the Board in its oversight responsibilities regarding matters of innovation and technology. The Innovation and Technology Committee is responsible for reviewing, evaluating and making recommendations to the Board regarding our major technology plans, strategies and intellectual property, including our research and development activities, as well as the technical and market risks associated with product development and investment and protection of the Company’s intellectual property; reviewing, evaluating and making recommendations regarding talent and skills of our workforce supporting our technology and research and development activities; monitoring the performance of our technology development

26	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

Meetings and Committees of the Board of Directors (continued)

in support of our overall business strategy; monitoring and evaluating existing and future trends in technology that may affect our strategic plans, including monitoring overall industry trends; and assessing our risk mitigation policies and procedures relating to products based on new technology or significant innovations to existing technology. The Innovation and Technology Committee is currently chaired by Mr. Talwalkar and consists of Ms. Denzel and Mr. Durcan as members. The Innovation and Technology Committee held four meetings during 2023.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the Board in its responsibilities regarding the identification of qualified candidates to become Board members, the selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected), the selection of candidates to fill any vacancies on the Board and the development and recommendation to the Board of corporate governance guidelines and principles, including the Governance Principles, as well as matters related to environmental and social issues (ESG), practices and reporting. In addition, the Nominating and Corporate Governance Committee oversees the Board’s annual review of its performance (including its composition and organization) and leads a process for our non-employee directors to evaluate the performance of our Chief Executive Officer. The Nominating and Corporate Governance Committee retains a search firm for the purpose of obtaining information regarding potential candidates for Board membership. The Nominating and Corporate Governance Committee is currently chaired by Ms. Denzel and consists of Ms. Vanderslice and Messrs. Gregoire and Householder. Each member is considered independent under applicable SEC and Nasdaq rules. The Nominating and Corporate Governance Committee held four meetings during 2023.

In evaluating candidates to determine if they are qualified to become Board members, the Nominating and Corporate Governance Committee looks principally for the following attributes: personal and professional character, integrity, ethics and values; diversity and inclusion; general business experience and leadership profile, including experience in corporate management, such as serving as an officer or former officer of a publicly held company; strategic planning abilities and experience; aptitude in accounting and finance; expertise in domestic and international markets; experience in our industry and with relevant social policy concerns; understanding of relevant technologies; expertise in an area of our operations; communication and interpersonal skills; and practical and mature business judgment. The Nominating and Corporate Governance Committee also considers Board members’ and nominees’ service on the boards of other public companies. In an effort to foster and maintain a diversity of viewpoints on the Board, the Nominating and Corporate Governance Committee will monitor the mix of skills and experience of Board members and assess potential candidates in the context of the current make-up of the Board and the needs of the Company. Further, other than when the Company is obligated by contract or otherwise, the initial list of candidates from which new management-supported Director nominees are chosen shall include qualified female and racially/ethnically diverse candidates. Any third-party consultant asked to furnish such a list of candidates will be instructed to include such candidates.

Communications from Stockholders to Directors

The Board recommends that stockholders initiate communications with the Board, the Chair, or any Board committee by writing to our Corporate Secretary at Advanced Micro Devices, Inc., 2485 Augustine Drive, Santa Clara, California 95054 or by email to Corporate.Secretary@amd.com. This process assists the Board in reviewing and responding to stockholder communications. The Board has instructed our Corporate Secretary to review correspondence directed to the Board and, at the Corporate Secretary’s discretion, to forward items that are appropriate for the Board’s consideration.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	27

2024 NOTICE OF MEETING AND PROXY STATEMENT

INVESTOR ENGAGEMENT

Our relationship with our stockholders is an important part of our company’s success and we have a long tradition of engaging with our stockholders and obtaining their perspectives. During 2023, our integrated outreach team, led by our Investor Relations group and executive compensation team, engaged with approximately 40% of our total shares outstanding and approximately 60% of our top 100 largest stockholders to discuss a wide variety of issues. We believe that our approach to engaging openly with our investors on topics such as financial issues, corporate governance, diversity and inclusion, executive compensation, and corporate responsibility drives increased corporate accountability, improves decision-making, and ultimately creates long-term value. We are committed to:

•	Accountability. Maintain leading corporate governance practices to ensure good oversight, accountability, and good decision-making.

•

Engagement.  Proactively engage with stockholders and stakeholder groups in dialogue on a range of topics to solicit feedback and identify emerging trends and issues to inform our thinking and approach.

•	Transparency. Maintain high levels of transparency on a range of financial and ESG matters to build trust and sustain two-way stakeholder dialogue that supports our business strategy and success.

In addition to our regular engagements, we hold a series of meetings every year with many of our institutional stockholders focused on compensation practices, corporate responsibility, environmental, social and governance issues as well as diversity and inclusion, among other topics. We pursue multiple avenues for stockholder engagement, including in-person and virtual meetings with our stockholders, participating at various conferences, and issuing periodic reports on our activities. Through these activities, we discuss and receive input, provide additional information, and address questions on our corporate strategy, executive compensation programs, corporate governance, and other topics of interest to our stockholders. These engagement efforts with our stockholders allow us to better understand our stockholders’ priorities and perspectives and provide us with useful input. We actively engage with our stockholders on a year-round basis and remain active outside of proxy season as well. Feedback from these engagements is provided to the Board who in turn decides whether enhancements to our company’s policies and practices are required to meet stockholder expectations relating to current issues or emerging trends. For example, based on this feedback, in February 2024 the Board amended our bylaws to give stockholders holding no less than 20% of our capital stock continuously for at least one year the right to call a special meeting.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE

Together with our employees, partners, and customers, we create possibilities for how high-performance and adaptive computing can advance an inclusive, sustainable future for our world. Aligned with our pursuit of technology and product leadership, market diversification and expanded customer partnerships, our approach spans our products, operations, supply chain and external engagement. We look at opportunities and challenges in corporate responsibility (“CR”) through the lens of environmental, social and governance (“ESG”) issues, which allows us to prioritize where we need to focus our efforts to have the most impact and operationalize our goals into the business. This approach also guides our reporting and transparency efforts on the issues that matter most to our business and our stakeholders.

Oversight of our approach to ESG and CR is multi-faceted:

•

The highest level of ESG oversight (including risks and opportunities) at AMD resides with our Board, which receives reports from and engages with management on ESG matters at least annually. The Nominating and Corporate Governance Committee maintains formal oversight of the Company’s focus on ESG with reports and engagement at least annually. The Audit and Finance Committee oversees the Company’s voluntary and required ESG reporting and associated regulatory compliance with reports and engagement from management at least annually. The Compensation and Leadership Resources Committee oversees our focus on diversity, belonging and inclusion with reports and engagement at least annually.

•

The AMD Executive Team (“AET”) receives regular updates, at least monthly, on ESG topics. Needs and proposals are discussed throughout the year when warranted. AET includes our Chief Executive Officer, President, executive vice presidents and certain senior vice presidents. AET members help set ESG strategic priorities and goals for their departments, while providing company investments and resources to demonstrate progress.

•

The AMD ESG Executive Steering Committee is responsible for overseeing progress on our CR priorities, goals and disclosures while regularly communicating with the AET. In addition to on-going collaborative initiatives,

28	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

Environmental, Social and Governance (continued)

the Committee collectively meets at least quarterly. It is comprised of cross-functional leaders (director level or higher) from Finance, Global Operations, Human Resources, Investor Relations, Legal, Public Affairs and other departments.

•

The AMD Corporate Responsibility Team (the “CR Team”) works cross-departmentally to help operationalize the day-to-day management of many ESG-related policies, practices and infrastructure. The CR Team also leads ESG reporting. In its role, the CR Team regularly engages with other AMD departments such as EHS, Engineering, Global Operations, Human Resources, Communications, Investor Relations, Legal and Quality to help us effectively and efficiently manage environmental and social issues. CR reports to our Senior Vice President, General Counsel and Corporate Secretary, who reports to our Chief Executive Officer.

We address a wide range of ESG-related issues, and on the basis of engagement with our stakeholders, we elevate four strategic CR areas with public goals to help drive our progress in these areas.

Environmental Sustainability

We recognize that our environmental sustainability efforts must continue to go beyond reducing greenhouse gas (“GHG”) emissions from our own operations. In fact, we have the opportunity to enable reductions in energy use and GHG emissions across industries. For the use of our products, we prioritize increasing the computing performance delivered per watt of energy consumed as a vital aspect of our business strategy. For example, accelerated compute nodes are the most powerful and advanced computing systems in the world used for scientific research and large-scale supercomputer simulations to achieve breakthroughs across many fields including material sciences, climate predictions, genomics, drug discovery and alternative energy. Accelerated nodes are also integral for training artificial intelligence (“AI”) neural networks that are currently used for activities including speech recognition, language translation and expert recommendation systems, with similar promising uses over the coming decade.

To help advance the possibilities of accelerated computing applications, AMD is pursuing a goal for 30x increase in energy efficiency for AMD processors and accelerators powering servers for artificial intelligence-training and high-performance computing by 2025 (base year 2020).(1) In 2023, we achieved a 13.5x improvement in energy efficiency for accelerated compute nodes from the 2020 baseline, which is relevant to potentially reducing the scope 3 GHG emissions associated with the use of our processors and accelerators.(2) We have publicly announced certain corporate responsibility goals spanning multiple topics informed by input from various of our stakeholders, including customers, investors and employees. These goals, reflect our current plans and aspirations based on known conditions, in the future these goals may change or expand further and may not be achieved.

Additionally, AMD powers eight of the top ten most energy efficient supercomputers, according to the Green500 List published in November 2023. AMD products help advance our customers’ pursuit of renewable energy generation, such as the optimization of wind farms and rooftop wind turbines.

We embed a focus on environmental sustainability within our own operations, too. We source renewable energy, utilize rainwater harvesting and reuse gray water, and help educate and inspire employees to conserve resources. To help measure our progress, our company is pursuing a science-based goal to achieve a 50% absolute reduction in GHG emissions from AMD operations (scope 1 and 2) by 2030 (base year 2020).(3)

As a fabless semiconductor company, working with our manufacturing suppliers and within the larger semiconductor ecosystem has been, and continues to be, a critical aspect of our long-term approach in environmental sustainability and for reduction of scope 3 GHG emissions. AMD continues to serve on the Responsible Business Alliance’s Senior Environmental Advisory Taskforce, in addition to our role serving on the board of directors, to help shape the sustainability strategy for the world’s largest industry coalition dedicated to CR in global supply chains. AMD is also a founding member of the Semiconductor Climate Consortium as well as a sponsor of its new Energy Collaborative which has a goal of enabling wider access to low-carbon energy sources in the Asia-Pacific region. AMD is honored to be recognized by CDP as a 2023 Supplier Engagement Leader for our actions to reduce emissions and manage climate risks in our supply chain. To help guide our progress we aim for 100% of AMD manufacturing suppliers(4) to have a public GHG emissions reduction goal by 2025 and for 80% of them to source renewable energy by 2025.

Diversity, Belonging and Inclusion

People are what powers AMD: to transform lives through high-performance and adaptive computing, we strive to attract, acquire, develop and advance the most engaged, diverse and inclusive workforce in the semiconductor industry.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	29

2024 NOTICE OF MEETING AND PROXY STATEMENT

Environmental, Social and Governance (continued)

We are committed to growing our global team to include as many unique voices as possible: our Multi-Voice Initiative encourages and supports all AMDers who champion and, when needed, challenge our company culture with their unique perspectives. With this foundation of diversity, we foster an inclusive workplace where innovation thrives. We elevate our talent and improve business outcomes by encouraging employees to bring their whole selves to work, unleashing the full potential of each employee. This in turn creates a sense of community and purpose – what we at AMD call Belonging.

Our approach to diversity, belonging and inclusion (“DB&I”) includes:

•	Listening to our employees through our annual AMDer Survey and curated groups;

•	Continuing our relationships in the United States with Historically Black Colleges and Universities (“HBCUs”) and Hispanic-Serving Institutions (“HSIs”);

•	Working to reduce unconscious bias in the workplace by educating our global workforce on the power of multiple voices in driving innovation;

•	Advancing women in technology;

•	Supporting and building the pipeline of next generation diverse leaders;

•	Evaluating employee compensation programs annually so that colleagues performing similar work in the same geographic area and at the same level have equitable compensation opportunities;

•	Embedding DB&I into our existing talent strategies; and

•	Fostering an environment where every AMDer around the globe has the opportunity to amplify their unique voice to contribute to our company’s success.

Developing and strengthening our employee resource groups (“ERGs”) by increasing the capabilities of ERG leaders and expanding ERG impact globally. We aim for 70% of our employees to participate in ERGs or other AMD inclusion initiatives by 2025.(5)

Supply Chain Responsibility

We are committed to delivering high-quality products and helping enable working conditions throughout our supply chain to be safe, workers are treated with respect and dignity and the manufacturing processes of our products are environmentally responsible. In our manufacturing operations we depend on a carefully selected network of suppliers. We take a partnership approach with our suppliers to promote continuous improvement and drive positive change across our value chain.

At AMD, we respect human rights throughout our company, operations and supply chain. We work to uphold the relevant fundamental rights and freedoms of all people across the business aligned with the United Nations Universal Declaration of Human Rights (“UDHR”), the International Labour Organization’s (“ILO’s”) Declaration on Fundamental Principles and Rights at Work, the United Nations Guiding Principles on Business and Human Rights (“UNGPs”) and the OECD Guidelines for Multinational Enterprises.

To help measure our progress, we are pursuing goals by 2025 that include 100% of AMD supplier manufacturing(3) factories to have a Responsible Business Alliance audit or equivalent and 80% of AMD manufacturing suppliers, by spend, to participate in a capacity building activity.(6)

Digital Impact

We design products that help improve people’s lives through high-performance and adaptive computing solutions spanning healthcare, education, manufacturing, scientific research and other critical needs. But technology alone cannot achieve societal progress. Rather, it is the people who put this computing to work and spark new ideas that benefit society as a whole. That is why we engage and collaborate with our customers, industry and other stakeholders to design world-class high-performance and adaptive computing solutions that users can put to work to spark new ideas that benefit society, as well as to mitigate the potential negative impacts of the technology itself. Our approach entails fostering strategic relationships with researchers, non-profits, educators and students who are positioned to expand horizons and develop the groundbreaking innovations of tomorrow. Whether it is donating technology to help develop students’ sense of discovery or to enable scientists to responsibly push the boundaries of what is possible, we believe that when processing power meets brainpower, the future comes alive.

To help measure our progress, we aim for 100 million people to benefit from AMD and AMD Foundation philanthropy and partnerships that enable STEM education, scientific research and the workforce of the future by 2025 (base year 2020).(7)

30	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

Environmental, Social and Governance (continued)

AMD is also committed to working with the industry to innovate and deploy AI responsibly. We aim in part to deliver AI solutions, making the benefits of AI pervasive while enhancing energy efficiency. We will also work to enable an open ecosystem to give broader access of resources to the AI community and accelerate innovation. We established an internal cross-functional Responsible AI Council that is defining parameters and guidelines based on industry frameworks like the National Institute of Standards and Technology (“NIST”), UNESCO and Organization for Economic Cooperation and Development (“OECD”) principles.

Reporting and Disclosure

Conducting our business in a responsible and sustainable manner has long been a part of our company’s culture and focus. Guided by a commitment to transparency, we report our annual performance and progress toward our goals in our Corporate Responsibility Report and our 29th annual report will be published later this year. Our reporting is aligned with certain elements of leading sustainability reporting frameworks, including the Global Reporting Initiative Standards, the Sustainability Accounting Standards Board, the Task Force on Climate-related Financial Disclosures, CDP and the United Nations Sustainable Development Goals. As such, our reporting on ESG matters (including in our Proxy Statement, Corporate Responsibility Report, and other disclosures) may include information that is not necessarily “material” under the federal securities law for SEC reporting purposes, but that is informed by various ESG standards and frameworks (including standards for the measurement of underlying data), and the interests of various stakeholders. Much of this information is subject to assumptions, estimates or third-party information that is still evolving and subject to change. For example, our disclosures based on any standards may change due to revisions in framework requirements, availability of information, changes in our business or applicable government policies, or other factors, some of which may be beyond our control. Furthermore, while our goals reflect our current plans and aspirations based on known conditions, in the future these goals may change or expand further or may not be achieved.

More information can be found on the Corporate Responsibility section of our website at https://www.amd.com/en/corporate-responsibility. Neither our Corporate Responsibility Report nor any other information contained on our website is incorporated by reference into this Proxy Statement or any other filing we made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

(1)

Includes AMD high performance CPU and GPU accelerators used for AI training and high-performance computing in a 4-Accelerator, CPU hosted configuration. Goal calculations are based on performance scores as measured by standard performance metrics (HPC: Linpack DGEMM kernel FLOPS with 4k matrix size. AI training: lower precision training-focused floating-point math GEMM kernels such as FP16 or BF16 FLOPS operating on 4k matrices) divided by the rated power consumption of a representative accelerated compute node including the CPU host + memory, and 4 GPU accelerators.

(2)

EPYC-030a: Calculation includes 1) base case kWhr use projections in 2025 conducted with Koomey Analytics based on available research and data that includes segment specific projected 2025 deployment volumes and data center power utilization effectiveness (PUE) including GPU HPC and machine learning (ML) installations and 2) AMD CPU and GPU node power consumptions incorporating segment-specific utilization (active vs. idle) percentages and multiplied by PUE to determine actual total energy use for calculation of the performance per Watt. 13.5x is calculated using the following formula: (base case HPC node kWhr use projection in 2025 * AMD 2023 perf/Watt improvement using DGEMM and TEC +Base case ML node kWhr use projection in 2025 *AMD 2023 perf/Watt improvement using ML math and TEC) /(2020 perf/Watt * Base case projected kWhr usage in 2025). For more information, www.amd.com/en/corporate-responsibility/data-center-sustainability.

(3)

AMD references this operational GHG reduction goal (market-based emissions) as a “science-based target” that is aligned with a 1.5°C scenario. The basis for this statement is the AMD GHG goal is aligned with the Science-based Target initiative’s (SBTi’s) 1.5-degree minimum target ambition of 4.2 percent linear annual reduction. The SBTi criteria considers multiple climate scenario models from the IAMC and IEA. Interim progress by AMD toward the goal is disclosed in the 2022-23 AMD CR Report (page 31) as measured by metric tCO2e of Scope 1 and 2 GHG emissions (market-based). The AMD 2020 base year value is 61,754 metric tCO2e and the 2030 target year value is 30,877 metric tCO2e (a 50 percent reduction). AMD reports total Scope 1 and 2 GHG emissions for each interim year and undergoes third-party limited assurance of the Scope 1 and Scope 2 values, as well as the percentage completion toward the goal.

(4)	Manufacturing suppliers are suppliers that AMD buys from directly and that provide direct materials and/or manufacturing services to AMD.
(5)

These are voluntary initiatives in which an employee chooses to actively participate in one or more employee engagement programs that foster a culture of belonging, psychological safety and meaningful connection to AMD.

(6)

Capacity building activities aim to bring a continuous improvement culture to AMD manufacturing suppliers by providing resources to gain a deeper understanding of the root causes for non-compliance or to support a beyond compliance goal. Resources can include online modules, multiple 1:1 engagements or training courses.

(7)

For each year during the goal period, data includes a) students, faculty or researchers with direct access to AMD-donated technology, funding or volunteers; and b) individuals with a reasonable likelihood of receiving research data formulated through AMD-donated technology and potentially gaining useful insights or knowledge.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	31

2024 NOTICE OF MEETING AND PROXY STATEMENT

DIRECTORS’ COMPENSATION AND BENEFITS

Our directors play a critical role in guiding our strategic direction and overseeing our management. In order to compensate them for their substantial time commitment, we provide a mix of cash and equity-based compensation. While we reimburse our non-employee directors for expenses incurred in connection with their service on our Board, we do not provide perquisites, pension or retirement benefits to our non-employee directors.

2023 Non-Employee Director Compensation. The table below summarizes the compensation paid to our non-employee directors for 2023. Dr. Su, who is an employee director, did not receive any additional compensation for her service as a director on the Board.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Total ($)

Nora M. Denzel	206,805	292,382	499,187

Mark Durcan	155,000	292,382	447,382

Michael P. Gregoire	130,000	292,382	422,382

Joseph A. Householder	155,000	292,382	447,382

John W. Marren	121,173	292,382	413,555

Jon A. Olson	120,000	292,382	412,382

Abhi Y. Talwalkar	156,760	292,382	449,142

Elizabeth W. Vanderslice	132,347	292,382	424,729

(1)

Amounts represent annual retainers for service as directors, annual retainers for Board committee service and annual retainers for serving as Board committee chairs, where applicable. See “Cash Fees Paid to Non-Employee Directors” below for additional information.

(2)

Amounts represent equity awards in the form of restricted stock unit (“RSU”) awards granted under our Outside Director Equity Compensation Policy. See “Equity Awards for Non-Employee Directors” below for additional information. Amounts reflect the aggregate grant date fair value of the respective director’s RSU awards computed in accordance with Financial Accounting Standard Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC Topic 718”). For a discussion of the assumptions made in the valuations reflected in this column, see Note 12 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K. The actual value that a director may realize from an RSU award is contingent upon our stock price and the satisfaction of the conditions to vesting of that award. Thus, there is no assurance that the value, if any, eventually realized by the director will correspond to the amounts shown.

The following table sets forth all RSUs granted to each non-employee director in 2023:

Name	Grant Date	RSUs Granted (#)	Grant Date Fair Value ($)

Nora M. Denzel	5/18/2023	2,709	292,382

Mark Durcan	5/18/2023	2,709	292,382

Michael P. Gregoire	5/18/2023	2,709	292,382

Joseph A. Householder	5/18/2023	2,709	292,382

John W. Marren	5/18/2023	2,709	292,382

Jon A. Olson	5/18/2023	2,709	292,382

Abhi Y. Talwalkar	5/18/2023	2,709	292,382

Elizabeth W. Vanderslice	5/18/2023	2,709	292,382

32	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

DIrectors’ Compensation and Benefits (continued)

(3)

The following table sets forth the aggregate number of outstanding RSUs held by our non-employee directors as of December 30, 2023, our fiscal year end. None of our non-employee directors held any options as of December 30, 2023. Pursuant to our Outside Director Equity Compensation Policy, Mmes. Denzel and Vanderslice and Messrs. Durcan, Gregoire, Householder, Marren and Talwalkar have elected to defer the issuance of shares subject to RSU awards, respectively, until such time as the respective director ceases to serve on the Board. The deferred RSUs as of fiscal year end are included in the following table.

Name	RSUs Outstanding as of December 30, 2023

Nora M. Denzel	60,495

Mark Durcan	50,167

Michael P. Gregoire	14,267

Joseph A. Householder	212,948

John W. Marren	55,329

Jon A. Olson	2,709

Abhi Y. Talwalkar	34,026

Elizabeth W. Vanderslice	3,441

Determining Non-Employee Director Compensation. The Compensation Committee annually reviews our non-employee directors’ compensation. Based on this review, the Compensation Committee recommends any changes to our non-employee directors’ compensation to the Board for approval. In addition, the Board and Compensation Committee periodically evaluate how our director pay levels and pay policies compare to the competitive market. In 2023, the Board and Compensation Committee reviewed competitive market data regarding non-employee directors’ pay relative to our peer group (as described in more detail in the “Compensation Discussion and Analysis” section) as well as the broader market which was compiled by Compensia, the independent compensation consultant to our Compensation Committee. While competitive market data is important to the evaluation of the directors’ compensation, such data is just one of several factors considered by the Board in approving director compensation, and the Board has discretion in determining the nature and extent of its use. In 2023, in addition to the competitive market data, the Board considered the amount of time associated with Board and Board committee services as well as annual share usage under our 2023 Equity Incentive Plan (the “2023 Plan”) related to non-employee director compensation.

The Board continued to reallocate the mix of cash and equity compensation paid to our non-employee directors, with the goal of maintaining total average compensation per non-employee director at approximately the same level as had been previously paid and maintaining an affordable annual share usage. These changes are further described under “Cash Fees Paid to Non-Employee Directors” and “Equity Awards for Non-Employee Directors,” below.

Cash Fees Paid to Non-Employee Directors. The cash fees our non-employee directors were eligible to receive in fiscal 2023 was composed of the following elements:

•	Annual retainer for services as a director;

•	Annual retainer for services on a Board committee; and

•	Annual retainer for services as a Board committee chair.

Annual Retainer for Service as Director. Non-employee directors are paid an annual retainer for their service as directors. In 2023, the annual cash retainer paid to non-employee directors was $100,000. Our Lead Independent Director also receives an additional $62,500 for their service in that role. The annual retainer for a non-employee Chair of the Board for a full year of service is 1.5 times the amount of the other Board members annual retainer, or $150,000.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	33

2024 NOTICE OF MEETING AND PROXY STATEMENT

DIrectors’ Compensation and Benefits (continued)

Annual Retainer for Service on Board Committees. During 2023, the Board continued the practice of paying additional annual retainers set forth below for service on a Board committee. These retainers were unchanged in 2023 from 2022.

Audit and Finance Committee	$20,000

Compensation Committee	$20,000

Nominating and Corporate Governance Committee	$10,000

Innovation and Technology Committee	$20,000

Annual Retainer for Service as Board Committee Chair. In addition, non-employee directors receive annual retainers for serving as a chair of a Board committee, which are set forth below. These retainers were unchanged in 2023 from 2022.

Audit and Finance Committee	$25,000

Compensation Committee	$15,000

Nominating and Corporate Governance Committee	$10,000

Innovation and Technology Committee	$15,000

Equity Awards for Non-Employee Directors. In order to align the long-term interests of our directors with those of our stockholders, a portion of director compensation is provided in the form of equity. Non-employee directors participate in the 2023 Plan and are entitled to receive equity awards under our Outside Director Equity Compensation Policy, subject to the terms of the 2023 Plan. Non-employee directors are generally eligible to receive an annual RSU award (an “Annual RSU Award”) upon re-election at each annual meeting of stockholders, and, if a non-employee director is appointed to the Board on a date other than the date of an annual meeting of stockholders, such director is entitled to receive an initial RSU award on his or her appointment to the Board (an “Off-Cycle RSU Grant”).

Annual RSU Awards. In 2023, under our Outside Director Equity Compensation Policy, the Annual RSU Award for each non-employee director (other than the Chair of the Board) who has served on the Board continuously prior to an annual meeting of stockholders is calculated based on the following formula, with no discretionary component: the quotient of (i) $250,000 (the “Target Equity Value”) divided by (ii) the average closing price of our common stock for the 30-trading day period preceding and ending with the date of the respective RSU grant. The Chair of the Board’s Annual RSU Award is 1.5x the Target Equity Value.

In addition, under our Outside Director Equity Compensation Policy, if a non-employee director has served on the Board for less than twelve months prior to an annual meeting of stockholders, such director’s Annual RSU Award is pro-rated based on the number of months of service before the respective annual meeting of stockholders. For purposes of the pro-rata calculation, service during any portion of a month counts as a full month of service. Our Outside Director Equity Compensation Policy was amended in January 2023 to increase the Target Equity Value to $250,000.

Off-Cycle RSU Grants. Under our current Outside Director Equity Compensation Policy, an Off-Cycle RSU Grant is equal to the quotient of (i) the Target Equity Value divided by (ii) the average closing price of our common stock for the 30-trading day period preceding and ending with the date of the respective RSU grant. The Annual RSU Awards and the Off-Cycle RSU Grants vest on the one-year anniversary of their grant dates.

In 2023, each of our non-employee directors received an Annual RSU Award under our current Outside Director Equity Compensation Policy.

Deferral. Pursuant to our Outside Director Equity Compensation Policy, our non-employee directors may elect to defer the issuance of shares of our common stock that become issuable upon vesting of the RSUs granted pursuant to the 2023 Plan (and the recognition of taxable income associated with such RSUs) until such time as the director ceases to serve on our Board. A non-employee director can make this election by completing a Restricted Stock Unit Award Deferral Election Agreement before the scheduled date of an RSU grant. If a director makes this election, the issuance

34	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

DIrectors’ Compensation and Benefits (continued)

of the common stock subject to the RSUs may not be accelerated or changed once the Election Agreement is submitted to us. Any common stock deferred under our Outside Director Equity Compensation Policy is issued to the director, in one lump sum, within 30 days after his or her resignation from our Board.

Acceleration of Vesting. Pursuant to our Outside Director Equity Compensation Policy, in the event of our change of control, all of our non-employee directors’ equity compensation awards will become fully vested. In addition, in the event of the termination of a non-employee director’s service to the Board as a result of death, disability or retirement, all of his or her equity compensation awards will become fully vested; provided that, such non-employee director served as a member of the Board for at least three years prior to the date of termination and satisfied our stock ownership guideline requirements during his or her service as a Board member.

Other Benefits for Non-Employee Directors. We reimburse our directors for their travel and expenses in connection with attending Board meetings and Board-related activities, such as AMD site visits and sponsored events, as well as for continuing education programs.

Stock Ownership Guidelines. Under our stock ownership guidelines, which were updated in August 2020, our non-employee directors are required to hold the lesser of (i) the number of shares equivalent to five times their then-current annual retainer divided by the average closing price of our common stock for the 30-day period immediately preceding and ending with the date of the annual meeting of stockholders or (ii) 30,000 shares (in the case of non-employee directors other than the Chair of our Board) or 45,000 shares (in the case of the Chair of the Board). The stock ownership guidelines must be achieved by each non-employee director within five years of the respective director’s first election or appointment to the Board or first appointment as Chair of the Board, as applicable.

Until the requirements of our stock ownership guidelines are achieved, each non-employee director is encouraged to retain at least 10% of the “net shares” (as defined below) obtained through our stock incentive plans. Shares counted toward the minimum stock ownership requirements include (i) shares of common stock owned outright by a director and his or her immediate family members who share the same household, whether held individually or jointly; (ii) restricted stock where the restrictions have lapsed; (iii) shares acquired upon stock option exercise; (iv) shares purchased in the open market; (v) restricted stock units where the restrictions have lapsed but the issuance of the shares to the director has been deferred at the election of the director pursuant to a company policy, plan or written agreement; and (vi) shares held in trust. “Net shares” are the number of shares from the sale of stock options or the vesting of restricted stock or restricted stock units, less the number of shares the director sells to cover the exercise price of stock options or to pay taxes.

As of December 30, 2023, all of our non-employee directors were holding the required number of shares under our stock ownership guidelines or had time remaining to do so within the established compliance time frame.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	35

2024 NOTICE OF MEETING AND PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below shows the number of shares of our common stock beneficially owned as of March 13, 2024 by beneficial owners of more than 5% of our common stock (based on SEC filings), our directors and Named Executive Officers (as defined in “Compensation Discussion and Analysis” below) and all of our directors and executive officers as a group. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown as beneficially owned. Some of the individuals may share voting power with their spouses with respect to the listed shares. Ownership information is based upon information provided by the individuals.

5% Stockholders	Shares Beneficially Owned(1)	Percent of Class(2)

The Vanguard Group(5)	142,442,745	8.9%

BlackRock, Inc.(6)	124,945,206	7.8%

Directors

Lisa T. Su	4,659,430	*

Nora M. Denzel	148,537	*

Mark Durcan	47,458	*

Michael P. Gregoire	11,558	*

Joseph A. Householder	212,436	*

John W. Marren	52,620	*

Jon A. Olson	18,421	*

Abhi Y. Talwalkar	48,815	*

Elizabeth W. Vanderslice	73,008	*

Named Executive Officers

Jean Hu	59,506	*

Philip Guido	127	*

Devinder Kumar	563,549	*

Forrest Norrod	411,935	*

Victor Peng	279,145	*

All current directors and executive officers as a group (19 persons)	10,554,759	*

*	Less than one percent

36	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

Security Ownership of Certain Beneficial Owners And Management (continued)

(1)

Includes beneficial ownership of the following number of shares of our common stock that are issuable upon exercise of stock options that are exercisable by May 12, 2024 (within 60 days of March 13, 2024) and upon vesting of RSUs that are scheduled to vest by May 12, 2024. Also includes beneficial ownership of the following number of shares of our common stock issuable upon the vesting of RSUs that vested as of March 13, 2024 or for which the issuance of shares of our common stock upon vesting was deferred by the director (the “Deferred RSU Shares”) pursuant to our Outside Director Equity Compensation Policy until such director ceases to serve on the Board:

Name	Number of Shares Subject to Options Exercisable as of March 13, 2024 or Which Become Exercisable Within 60 Days of This Date(3)	Number of RSUs That Vest Within 60 Days of March 13, 2024(4)	Deferred RSU Shares as of March 13, 2024

Lisa T. Su	819,070	—	—

Nora M. Denzel	—	—	57,786

Mark Durcan	—	—	47,458

Michael P. Gregoire	—	—	11,558

Joseph A. Householder	—	—	210,239

John W. Marren	—	—	52,620

Jon A. Olson	—	—	—

Abhi Y. Talwalkar	—	—	31,317

Elizabeth W. Vanderslice	—	—	732

Jean Hu	—	—	—

Philip Guido	—	—	—

Devinder Kumar	7,799	—	—

Forrest Norrod	145,754	—	—

Victor Peng	14,039	28,840	—

All current directors and executive officers as a group (19 persons)	1,456,434	28,840	411,710

(2)

Based on 1,616,140,033 shares of our common stock outstanding as of March 13, 2024. Also, each individual’s calculation includes shares of our common stock that are issuable upon exercise of stock options held by that individual that are exercisable by May 12, 2024 and upon vesting of RSUs held by that individual that will vest by May 12, 2024 and Deferred RSU Shares, ignoring the withholding of shares of common stock to cover applicable taxes. These shares, however, were not deemed to be outstanding for the purpose of computing the percentage ownership of any other individual.

(3)

Each individual’s calculation includes shares of our common stock that are issuable upon exercise of stock options held by that individual that are exercisable by May 12, 2024, ignoring the withholding of shares of common stock to cover applicable taxes. These shares, however, were not deemed to be outstanding for the purpose of computing the percentage ownership of any other individual.

(4)

Each individual’s calculation includes shares of our common stock that are issuable upon vesting of RSUs held by that individual that will vest by May 12, 2024, ignoring the withholding of shares of common stock to cover applicable taxes. These shares, however, were not deemed to be outstanding for the purpose of computing the percentage ownership of any other individual.

(5)

All information regarding The Vanguard Group and its subsidiaries (“Vanguard”) is based solely on information disclosed in Amendment No. 12 of Schedule 13G filed with the SEC on February 13, 2024 by Vanguard. According to the Schedule 13G filing, of the 142,442,745 shares of our common stock reported as beneficially owned by Vanguard, Vanguard had sole dispositive power as to 135,560,765 shares, shared dispositive power as to 6,881,980 shares, shared voting power as to 2,092,618 shares and did not have sole voting power as to any shares. Vanguard is located at 100 Vanguard Blvd., Malvern, PA 19355.

(6)

All information regarding BlackRock Inc. and its subsidiaries (“BlackRock”) is based solely on information disclosed in Amendment No. 8 of Schedule 13G filed with the SEC on February 1, 2024 by BlackRock. According to the Schedule 13G filing, of the 124,945,206 shares of our common stock reported as beneficially owned by BlackRock. BlackRock had sole voting power as to 113,150,136 shares and sole dispositive power as to all shares. BlackRock is located at 50 Hudson Yards, New York, New York 10001.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	37

2024 NOTICE OF MEETING AND PROXY STATEMENT

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following sets forth biographical information regarding our executive officers as of March 13, 2024. Biographical information about Dr. Su, who is both a director and an executive officer, may be found above under “Item 1—Election of Directors”. The age of each executive officer is as of our Annual Meeting.

Jean Hu Executive Vice President, Chief Financial Officer and Treasurer Age: 60

Ms. Hu has been our Executive Vice President, Chief Financial Officer and Treasurer of AMD, responsible for the Company’s financial planning and strategy, since January 2023. In this role, Ms. Hu leads the global finance organization, investor relations, global corporate services, and facilities. Prior to AMD, Ms. Hu served as Chief Financial Officer of Marvell Technology, Inc. (Marvell) from August 2016 to January 2023, where she led all aspects of financial planning, accounting, reporting, treasury, tax and investor relations. Prior to Marvell, Ms. Hu served as Senior Vice President and Chief Financial Officer of QLogic Corporation (QLogic) (a network server and storage networking company) from April 2011 to August 2016, and as acting Chief Executive Officer of QLogic from May 2013 to February 2014 and from August 2015 to August 2016. She has more than 20 years of financial leadership experience in the semiconductor industry, including previous CFO roles at Qlogic and Conexant. She has served on the board of directors of Fortinet, Inc. (a cybersecurity company) since October 2019.

Ms. Hu holds a Bachelor of Science degree in chemical engineering from Beijing University of Chemical Technology and a Ph.D. in Economics from Claremont Graduate University.

Darren Grasby Executive Vice President, Strategic Partnerships, President EMEA Age: 54

Mr. Grasby has been our Executive Vice President, Strategic Partnerships, President EMEA since July 2023. Prior to that, Mr. Grasby was our Executive Vice President and Chief Sales Officer, President EMEA at which point he became our Executive Vice President, Strategic Partnerships, President EMEA. In this role, he is responsible for some of AMD’s most important customer relationships across the globe.

38	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

Information About Our Executive Officers (continued)

Since Mr. Grasby joined AMD in 2007, he has held several leadership roles focused on sales and marketing, including serving as Senior Vice President of Global Computing and Graphics Sales from July 2018 to January 2019. In that role, Mr. Grasby led teams responsible for successfully driving adoption of AMD Ryzen™, AMD Radeon™ and AMD EPYC™ processors globally. Prior to that, Mr. Grasby was our President EMEA and Global Channel Sales from October 2015 to July 2018 and Corporate Vice President, Global Sales and General Manager EMEA from November 2014 to October 2015. He was our Corporate Vice President and General Manager EMEA from August 2007 to November 2014.

Mr. Grasby has nearly three decades of high-tech industry expertise focused on PCs, graphics and peripheral product sales. Before joining AMD, Mr. Grasby created and ran several very successful companies, including businesses focused on computer manufacturing, supply chain management, global distribution, and creation and development of graphics brands like ATI.

Philip Guido Executive Vice President, Chief Commercial Officer Age: 62

Mr. Guido has been our Executive Vice President and Chief Commercial Officer leading the Company’s Worldwide Sales Organization since June 2023. Mr. Guido was previously general manager, global managing partner of Strategic Sales at IBM Consulting, responsible for expanding IBM’s deep partnerships with enterprise customers. He held multiple leadership roles at IBM during his more than 30-year tenure with the company, including the general manager of IBM North America driving over $40B in revenue and general manager, Infrastructure Services Business.

Mr. Guido graduated Magna Cum Laude and Phi Kappa Phi from Montclair State University with a degree in economics and has a certificate in International Business from the University of Copenhagen. He is a senior advisor board member of Brighton Park Capital Group and senior member of The David Rockefeller Fellows Program in New York City.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	39

2024 NOTICE OF MEETING AND PROXY STATEMENT

Information About Our Executive Officers (continued)

Ava M. Hahn Senior Vice President, General Counsel and Corporate Secretary Age: 51

Ms. Hahn has been our Senior Vice President, General Counsel and Corporate Secretary since January 2024. In this role, Ms. Hahn oversees our worldwide legal and corporate governance matters, ethics and compliance programs, and public affairs. Prior to joining AMD, Ms. Hahn was senior vice president and chief legal officer at Lam Research, where she was responsible for the company’s global legal affairs and government affairs functions and led an executive diversity and inclusion task force. She has served as general counsel at CA Technologies (now part of Broadcom Inc.); Aruba Networks, Inc. (now part of Hewlett Packard Enterprise); ShoreTel, Inc. (now part of Mitel); Genesis Microchip Inc. (now part of STMicroelectronics); and venture capital firms Kleiner Perkins and Felicis Ventures.

Ms. Hahn is a member of the State Bar of California. She holds a Bachelor of Arts degree in history from the University of California, Berkeley and a Juris Doctor degree from Columbia Law School.

Jack Huynh Senior Vice President and General Manager of the Computing and Graphics Business Group Age: 45

Mr. Huynh has been our Senior Vice President and General Manager of the Computing and Graphics Business Group since April 2023. Mr. Huynh is responsible for combining the Company’s high-performance CPUs, GPUs, and software to create differentiated client, graphics, gaming, and semi-custom solutions to continue driving our growth and leadership experiences for our customers.

Since joining AMD in 1998, Mr. Huynh has spanned a breadth of businesses and technologies while building deep, strategic partnerships that have transformed AMD’s product portfolio and business. He previously led our semi-custom group as senior vice president and general manager, responsible for managing all aspects of strategy, business management, and engineering for high-performance AMD semi-custom solutions.

Prior to that, Mr. Huynh served as corporate vice president and general manager of our mobile business unit where he led end to end business execution of AMD mobile products. Additionally, he held several leadership roles across our desktop, mobile, and chipset businesses. Before these roles, Mr. Huynh began his career at AMD as a microprocessor design engineer.

Mr. Huynh holds a Bachelor of Science in electrical engineering from the University of Illinois Urbana-Champaign.

40	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

Information About Our Executive Officers (continued)

Forrest E. Norrod Executive Vice President and General Manager, Data Center Solutions Business Unit Age: 58

Mr. Norrod has been our Executive Vice President and General Manager of the Data Center Solutions Business Group since January 2023. In this role, he is responsible for managing all aspects of strategy, business management and engineering for AMD data center products. Mr. Norrod joined AMD in November 2014. Mr. Norrod has more than 30 years of technology industry experience across a number of engineering and business management roles at both the chip and system level.

Mr. Norrod was Vice President and General Manager of Dell Inc.’s (Dell) server business from December 2009 to October 2014, driving the business to market share leadership in several key geographies and markets while delivering consistent revenue and profitability growth. In his role as Vice President and General Manager of Dell’s Data Center Solutions, Mr. Norrod successfully led the creation of the company’s first internal startup, which established Dell’s leadership presence in the hyper-scale data center market. He joined Dell as CTO of Client Products in August 2000, then led the company’s Enterprise Engineering before ultimately having responsibility for all of Dell’s global engineering teams. Prior to Dell, Mr. Norrod worked at Cyrix Corp from 1993 to 1997 and National Semiconductor from 1997 to 2000 leading the integrated x86 CPU businesses. He started his career as a VLSI design engineer at Hewlett Packard.

Mr. Norrod holds Bachelor of Science and Master of Science degrees in electrical engineering from Virginia Tech and holds 11 US patents in computer architecture, graphics and system design. He served on the board of directors of Intersil Corporation from October 2014 until it was acquired in February 2017.

Mark D. Papermaster Executive Vice President and Chief Technology Officer, Technology and Engineering Age: 62

Mr. Papermaster has been our Executive Vice President and Chief Technology Officer, Technology and Engineering, responsible for corporate technical direction, product development, including system-on-chip (SOC) methodology, microprocessor design, I/O and memory and advanced research since January 2019. He led the re-design of engineering processes at AMD and the development of the award-winning “Zen” high-performance x86 CPU family, high-performance GPUs and our modular design approach, Infinity Fabric.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	41

2024 NOTICE OF MEETING AND PROXY STATEMENT

Information About Our Executive Officers (continued)

Mr. Papermaster also oversees Information Technology that delivers our compute infrastructure and services. His more than 35 years of engineering experience includes significant leadership roles managing the development of a wide range of products from microprocessors to mobile devices and high-performance servers. Before joining AMD in October 2011 as our Chief Technology Officer and Senior Vice President, Mr. Papermaster was the leader of Cisco Systems, Inc.’s Silicon Engineering Group, the organization responsible for silicon strategy, architecture, and development for the company’s switching and routing businesses. In prior roles, Mr. Papermaster served as Apple, Inc.’s Senior Vice President of Devices Hardware Engineering, where he was responsible for iPod and iPhone hardware development. He also held a number of senior leadership positions at IBM overseeing development of the company’s key microprocessor and server technologies.

Mr. Papermaster holds a Bachelor of Science degree from the University of Texas at Austin and a Master of Science degree from the University of Vermont, both in electrical engineering. He is a long-term member of the University of Texas Cockrell School of Engineering Advisory Board, Olin College Presidents Council and the Juvenile Diabetes Research Foundation. Most recently, he was appointed to the CTO Forum Advisory Board and IEEE Industry Advisory Board.

Victor Peng President, AMD Age: 64

Mr. Peng has been President at AMD since February 2023, with responsibility for the adaptive, embedded and data center GPU businesses, advanced research and the Company’s AI strategy including the AI hardware roadmap and software efforts. Mr. Peng rejoined AMD in February 2022 after 14 years at Xilinx, Inc. (“Xilinx”) most recently serving as president, CEO and member of the board of directors. Mr. Peng has over 40 years of experience defining and delivering leadership technologies across FPGAs, SoCs, GPUs and high-performance CPUs.

During his tenure as CEO of Xilinx from January 2018 to February 2022, Mr. Peng accelerated the company’s growth by increasing its market share, expanding into the data center market, and transforming the company from a chip supplier to an adaptable platform provider with products like the Versal ACAP and the Alveo family of acceleration cards, as well as delivering key technologies like the AI Engine and the Vitis software stack. In his previous role as Chief Operating Officer from April 2017 to January 2018, Mr. Peng managed Global Sales, Product and Vertical Marketing, Product Development, and Global Operations and Quality. Prior to that, he served as executive vice president and general manager of Products from July 2014 to April 2017, leading the definition, development, and marketing for the company’s portfolio of products and differentiated technologies.

Prior to joining Xilinx, Mr. Peng worked at AMD as corporate vice president of silicon engineering for the graphics products group and led the central silicon engineering team supporting graphics, game console products, and CPU chipsets. Prior to that, Mr. Peng held executive and engineering leadership roles at MIPS Technologies, SGI, and Digital Equipment Corp.

Mr. Peng holds four U.S. patents and has served on the board of directors of KLA Corporation (a provider of process control and yield management systems for semiconductor manufacturing) since February 2019. He holds a Bachelor of Science degree in electrical engineering from Rensselaer Polytechnic Institute and a Master of Engineering degree in electrical engineering from Cornell University.

42	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

Information About Our Executive Officers (continued)

Harry A. Wolin Senior Vice President Former Senior Vice President, General Counsel and Corporate Secretary Age: 62

Mr. Wolin retired as our Senior Vice President, General Counsel and Corporate Secretary in January 2024 but will continue to serve as Senior Vice President until April 1, 2024 in support of a smooth transition. Prior to his retirement, Mr. Wolin served as our Senior Vice President, General Counsel and Corporate Secretary since 2003. In that role, Mr. Wolin was responsibility for our worldwide legal matters, global trade compliance, corporate investigations and public affairs, including government relations, community affairs and corporate responsibility. Prior to becoming General Counsel in 2003, Mr. Wolin was our Vice President, Intellectual Property. Before joining us in 2000, Mr. Wolin spent 12 years at Motorola, Inc. (now known as Motorola Solutions, Inc., a provider of technologies, products and services that enable a broad range of mobile, wireline, digital communication, information and entertainment experiences), where his last role was Vice President and Director of Legal Affairs for the Semiconductor Products Sector.

Mr. Wolin served as a member of the board of directors of GLOBALFOUNDRIES Inc. from February 2011 through March 2012. Mr. Wolin received the 2008 Magna Stella award for innovative management from the Texas General Counsel Forum. He is a member of the State Bars of Arizona and Texas and is registered to practice before the United States Patent and Trademark Office. Mr. Wolin holds a Bachelor of Science degree in chemistry from the University of Arizona and a Juris Doctor degree from Arizona State University.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	43

2024 NOTICE OF MEETING AND PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

This “Compensation Discussion and Analysis” describes our executive compensation philosophy and objectives, provides an overview of our executive compensation program and reviews the Compensation and Leadership Resources Committee’s (the “Compensation Committee”) compensation decisions for the following executive officers (our “Named Executive Officers”) for the 2023 fiscal year:

Name	Title

Lisa Su	Chair, President and Chief Executive Officer

Jean Hu(1)	Executive Vice President, Chief Financial Officer and Treasurer

Victor Peng	President, AMD

Philip Guido(2)	Executive Vice President and Chief Commercial Officer

Forrest Norrod(3)	Executive Vice President and General Manager, Data Center Solutions Unit

Devinder Kumar(4)	Former Executive Vice President, Chief Financial Officer and Treasurer

(1)	Ms. Hu joined AMD in January 2023.
(2)	Mr. Guido joined AMD in June 2023.
(3)

Mr. Norrod was promoted to Executive Vice President and General Manager, Data Center Solutions Group effective January 2, 2023. Prior to that promotion, Mr. Norrod served as our Senior Vice President and General Manager, Data Center Solutions Group.

(4)	Mr. Kumar stepped down as CFO and Treasurer in January 2023, and retired from AMD in April 2023.

Executive Summary

2023 Business Highlights

AMD executed well in 2023 despite a mixed market demand environment. Revenues were $22.7 billion, down four percent year-over-year as revenue growth in our Embedded and Data Center segments was offset by declines in our Client and Gaming segments. Data Center revenue grew 7% year-over-year to $6.5 billion, driven by higher sales of AMD InstinctTM GPUs and 4th Gen AMD EPYCTM CPUs. Embedded segment revenues increased by 17% to $5.3 billion, primarily driven by the full year of revenue associated with the acquisition of Xilinx. Our Data Center and Embedded segments accounted for more than 50% of total revenue during fiscal 2023. Client segment revenues declined by 25% to $4.7 billion due to weak PC market conditions and inventory correction across the PC supply chain that impacted the first half of fiscal 2023. Gaming segment revenue declined 9% to $6.2 billion, primarily driven by lower semi-custom product revenue.

Gross margin for the year was 46% compared to 45% last year, driven primarily by growth in our Embedded segment and lower amortization of intangible assets associated with the acquisition of Xilinx. Operating expenses grew 7%, reflecting increased R&D expenses supporting our investments in AI. Operating income for 2023 was $401 million compared to operating income of $1.3 billion for 2022. The decrease in operating income was primarily due to lower Client segment performance and increased R&D investments, partially offset by lower amortization of acquisition-related intangible assets. Net income for 2023 was $854 million compared to $1.3 billion in the prior year. The decrease in net income was primarily driven by lower operating income.

During 2023, AMD showcased growing momentum for advanced AMD technology-powered AI solutions from the data center to PCs, leveraging our strategic investments in R&D. We announced the general availability of AMD Instinct MI300X accelerators – with industry leading memory bandwidth performance for generative AI – as well as the AMD Instinct MI300A APU that combines AMD CDNA™ 3 and “Zen 4” chiplets to deliver breakthrough performance for High Performance Computing and AI workloads. We made significant progress expanding our AI software ecosystem, including unveiling the latest version of ROCm™ 6, software, optimized for generative AI. We showcased continued leadership in supercomputing, with AMD EPYC processors and AMD Instinct accelerators now powering 140 supercomputers on the latest Top500 list of the world’s fastest computers and eight of the top 10 most energy efficient supercomputers in the world based on the latest Green500 list.

44	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis (continued)

We continued to expand our Client product portfolio, launching our RyzenTM 7000 Series Mobile processors bringing the power of “Zen 4” and AMD RDNA 3 integrated graphics architecture to notebook users. We also expanded our commercial portfolio with AMD Ryzen PRO 7000 Series Mobile processors offering advanced and power efficient x86 processors to business notebooks and mobile workstations. In Gaming Graphics, we expanded our RadeonTM 7000 GPU series with the launch of new RX 7600 XT series enthusiast desktop GPUs earlier this month that offer leadership price/performance for 1080P gaming. In the Embedded segment, we launched new Versal Prime Adaptive SoCs for the aerospace, test and measurement, healthcare and communications markets and in automotive, new Versal SoC solutions that bring industry-leading AI compute capabilities and advanced safety and security features to next generation vehicles.

Our balance sheet remains strong with cash, cash equivalents and short-term investments as of December 30, 2023 at $5.8 billion, compared to $5.9 billion at the end of December 31, 2022. Our aggregate principal amount of total debt as of December 30, 2023 was $2.5 billion, flat compared to the prior year. During the year, we repurchased 9.7 million shares, returning $985 million to shareholders.

Overall, we significantly strengthened the competitiveness of our product roadmaps and continued our strong market share expansion. However, we missed our aggressive internal financial targets which are intentionally set to be rigorous and challenging to align with our pay for performance philosophy, resulting in below target payouts under the Executive Incentive Plan. As more fully described below, our executive pay is heavily weighted toward performance-based compensation that is tied to company, individual, and stock price performance which is reflected in our executive’s 2023 compensation.

From the end of fiscal 2018 to the end of fiscal 2023, our market capitalization increased 1,250%, generating approximately $220 billion in value for our stockholders. The following graphic compares the change in our market capitalization to the change in the S&P 500 and the Philadelphia Semiconductor Sector Index (“SOX”) from the end of fiscal 2018 through the end of fiscal 2023. Our stock continues to significantly outperform our peer index over the 3- and 5-year periods. We believe long-term periods are more relevant as short-term periods are more impacted by market volatility.

Leadership Changes

2023 Chief Financial Officer New Hire Package

On January 23, 2023, Ms. Hu was appointed as our new Chief Financial Officer. As previously disclosed, we entered into an offer letter with Ms. Hu on January 6, 2023, regarding her employment and compensation. Advised by Compensia, the Compensation Committee sought to ensure that Ms. Hu’s annual compensation package was market competitive for an experienced Chief Financial Officer in our industry and also included certain “make-whole” compensation intended to be economically equivalent to compensation she forfeited upon her departure from her prior employer.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	45

2024 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis (continued)

Pursuant to her offer letter, which was negotiated at arms-length, Ms. Hu’s initial base salary is $725,000, she is eligible for an annual performance bonus target amount of 125% of her base salary under our Executive Incentive Plan (our “EIP”), and we recommended to the Compensation Committee that she receive a long-term equity incentive award for the 2023 fiscal year with a target value of $7.5 million subject to similar vesting and other terms and conditions as the annual long-term incentive awards granted to our other executive team members.

Ms. Hu also received a sign-on equity award of a target number of performance-based restricted stock units (“PRSUs”) having an aggregate intended target value of $5 million (or a target number of 65,971 PRSUs) that may be earned (0% to 250% of target) depending on (a) the return on AMD’s stock price relative to the return on the S&P 500 Index over the three-year performance period that begins February 15, 2023 and ends on February 15, 2026, (b) the absolute return on AMD’s stock price over the performance period, and (c) the percentage (if any) by which AMD’s 2024 fiscal year non-GAAP earnings per share exceeds AMDs 2022 fiscal year target non-GAAP earnings per share. Ms. Hu’s sign-on PRSUs, to the extent earned, are scheduled to vest on February 15, 2026, generally subject to her continued service through such date and Compensation Committee certification of final performance results.

Ms. Hu’s “make whole” compensation was comprised of (a) time-based restricted stock units (“RSUs”) having an aggregate intended target value of $5 million (65,971 time-based RSUs) that are scheduled to vest on February 15, 2024, generally subject to her continued service through such date, (b) time-based RSUs that having an aggregate intended target value of $7 million (or 92,360 time-based RSUs) that are scheduled to vest one-third each on February 15, 2024, February 15, 2025, and February 15, 2026, generally subject to her continued service through each such vesting date, and (c) a sign-on cash bonus of $2 million. Ms. Hu is required to repay the sign-on cash bonus in full if her employment terminates within the first thirteen months following her start date, or, if her employment terminates after thirteen months and before the 24th month following her start date, her repayment obligation is prorated based on each full month of employment following her thirteenth month of employment. Ms. Hu’s sign-on and make-whole equity awards are subject to the terms and conditions of the 2004 Equity Incentive Plan (“2004 Plan”).

2023 Chief Commercial Officer New Hire Package

On June 5, 2023, Mr. Guido was appointed as our new Chief Commercial Officer. We entered into an offer letter with Mr. Guido on April 4, 2023, regarding his employment and compensation. Advised by Compensia, the Compensation Committee sought to ensure that Mr. Guido’s annual compensation package was market competitive for an experienced Chief Commercial Officer in our industry and also included certain “make-whole” compensation intended to be economically equivalent to compensation he forfeited upon his departure from his prior employer.

Pursuant to his offer letter, which was negotiated at arms-length, Mr. Guido’s initial base salary is $725,000, and he is eligible for an annual performance bonus target amount of 125% of his base salary under the EIP. Mr. Guido also received a sign-on equity award having an aggregate intended target value of $5 million, which was converted into 50% PRSUs and 50% time-based RSUs. As a result, on June 15, 2023, Mr. Guido received (a) a PRSU award for a target number of 22,482 PRSUs that has the same performance- and service-vesting conditions as Ms. Hu’s sign-on PRSU award (as described above), and (b) an award of 22,482 time-based RSUs that are scheduled to vest one-third each on June 15, 2024, June 15, 2025, and June 15, 2026, generally subject to Mr. Guido’s continued service through each such vesting date.

Mr. Guido’s “make whole” compensation was comprised of (a) time-based RSUs having a target value of $4 million (35,971 time-based RSUs) that are scheduled to vest on June 15, 2024, generally subject to his continued service through such date, and (b) a sign-on cash bonus of $3 million. Mr. Guido is required to repay the sign-on cash bonus in full if his employment terminates within the first thirteen months following his start date, or, if his employment terminates after thirteen months and before the 24th month following his start date, his repayment obligation is prorated based on each full month of employment following his thirteenth month of employment. Mr. Guido’s sign-on and make-whole equity awards are subject to the terms and conditions of the 2023 Plan.

2023 Executive Vice President Promotion

Effective January 2, 2023, Mr. Norrod was promoted to Executive Vice President and General Manager, Data Center Solutions Unit. Prior to that promotion, Mr. Norrod served as our Senior Vice President and General Manager, Data Center Solutions Group. In connection with Mr. Norrod’s promotion to Executive Vice President and General

46	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis (continued)

Manager, Data Center Solutions Group, the Compensation Committee approved an increase to Mr. Norrod’s base salary to $680,000 (from $640,000) and increased his target bonus opportunity under our EIP to 125% of base salary (from 100% of base salary), each effective January 2, 2023.

In contemplation of Mr. Norrod’s pending promotion, in December 2022 the Compensation Committee approved the grant, on February 15, 2023, of a promotion retention equity award to Mr. Norrod having an aggregate intended target value of $5 million. The award’s aggregate intended target value was converted into a mix of 50% PRSUs and 50% time-based RSUs. Accordingly, Mr. Norrod received a PRSU award covering a target number of 32,985 PRSUs and an award of 32,985 time-based RSUs. Mr. Norrod’s promotion retention equity award was designed by the Compensation Committee to reflect his increased responsibilities upon promotion as our Executive Vice President and General Manager, Data Center Solutions Group, and to promote his retention by providing Mr. Norrod with market competitive incentive compensation that aligns with stockholders’ interests. The number of PRSUs that may be earned by Mr. Norrod pursuant to the PRSU award is based on five-year compound annual growth rate milestones related to our closing stock price that may be attained within the performance period that begins on February 15, 2023 and ends on February 15, 2026, with potential payouts at 0%, 75%, 100%, 125%, 150%, 175% and 200% of the target number of PRSUs. Any PRSUs that become earned on or before February 15, 2026, are scheduled to vest 100% on February 15, 2026, generally subject to Mr. Norrod’s continued employment through such date and Compensation Committee certification of performance results. The time-based RSUs are scheduled to vest as to one-third of the underlying shares on each of February 15, 2024, February 15, 2025, and February 15, 2026, subject to Mr. Norrod’s continued employment with us through each vesting date.

2023 Executive Compensation Program – Highlights

We operate in a challenging, highly competitive and rapidly evolving global business environment. To compete effectively in this environment, our Compensation Committee has implemented an executive compensation program that is designed to: emphasize the alignment of pay for performance; advance our business strategies and objectives; drive the creation of long-term sustainable stockholder value; and attract, retain and motivate high-caliber senior leadership. Accordingly, our 2023 executive compensation program:

•	Provides our Named Executive Officers with target total direct compensation that is competitive with the market;

•

Rewards our Named Executive Officers for superior financial and operational results through our EIP, a short-term cash incentive program that puts a substantial component of pay at risk, with payouts tied to achievement of carefully selected and calibrated financial performance objectives and strategic milestones; and

•

Aligns our Named Executive Officers’ interests with those of our stockholders through long-term equity-based awards, including PRSUs tied to relative market stock price performance and achievement of ambitious earnings growth targets.

Consistent with the forgoing, the compensation of our Named Executive Officers for 2023 was primarily driven by the aggressive financial performance objectives and strategic milestones which resulted in a below target payout under our EIP as well as the impact of our stock price performance and earnings growth on our long-term equity-based awards.

2023 Executive Compensation Program – Emphasis on “Pay for Performance”

As illustrated below, the target total direct compensation (defined below) of our Named Executive Officers in 2023 was weighted heavily towards performance-based compensation:

•

Approximately 96% of our Chief Executive Officer’s target total direct compensation and approximately 92% of the average target total direct compensation of our other Named Executive Officers (excluding Mr. Kumar) was delivered in the form of variable or “at risk” compensation tied to company, individual, or stock price performance;

•

Long-term equity awards (the ultimate value of which depend on our stock price) continued to be the largest element of compensation, representing approximately 87% of our Chief Executive Officer’s target total direct compensation and approximately 81% of the average target total direct compensation of our other Named Executive Officers (excluding Mr. Kumar); and

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	47

2024 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis (continued)

•

100% of the target annual incentive bonuses payable to our Named Executive Officers (excluding Mr. Kumar) was tied to the achievement of pre-established financial and strategic milestone goals for the 2023 fiscal year that aligned with our annual operating plan.

As used herein, a Named Executive Officer’s “target total direct compensation” is the sum of his or her base salary, target annual incentive bonus opportunity under our EIP, and the aggregate intended target value of long-term equity awards granted under our equity plans in fiscal 2023 (but excluding, for Mr. Norrod, his promotion retention equity award, and, for Ms. Hu and Mr. Guido, their “make-whole” equity awards, “make-whole” cash bonuses, and sign-on equity awards). The aggregate intended target values of our long-term equity awards differ from the accounting values (grant date fair value) that are included in the “2023 Summary Compensation Table” and “Grants of Plan-Based Awards in 2023” tables below on pages 69 and 73).

Response to 2023 “Say On Pay” Vote and Stockholder Engagement Process

The Compensation Committee seeks to align the objectives of our executive compensation program with the interests of our stockholders. When evaluating our executive compensation program, the Compensation Committee carefully considers both the results of our annual advisory resolution on the compensation of our Named Executive Officers (the “say on pay” proposal) as well as direct feedback from our stockholders, with whom we actively and directly engage throughout the fiscal year. At our 2023 annual meeting of stockholders, our “say on pay” proposal received support from approximately 86% of the votes cast on the proposal, reflecting widespread stockholder support for our fiscal 2022 executive compensation program. As we evaluated our compensation practices for fiscal 2023, we were mindful of the strong support our stockholders expressed for our program and ultimately decided to retain the overall design of our executive compensation program.

During fiscal 2023, we continued our practice of proactive stockholder engagement regarding executive compensation, ESG, and other corporate governance matters. We do not rely solely on the proxy season as our active stockholder engagement season, instead we prefer to actively and directly engage with stockholders throughout the fiscal year. After filing and disseminating our definitive proxy statement for our 2023 annual meeting of stockholders, we conducted conference calls, in-person and virtual meetings, or other types of engagements with several of our top 100 institutional stockholders (and approximately 40% of the shares of common stock entitled to vote at our annual meeting) to solicit feedback on AMD, including their views on our executive compensation structure and pay policies and practices.

48	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis (continued)

In summary, stockholder feedback centered on the following themes:

•

In the aggregate, feedback received during these discussions continued to be supportive of our executive compensation program and our compensation program design, and we received feedback that AMD has a well-functioning incentive program which appropriately promotes and rewards strong long-term performance.

•

We shared stockholder feedback with the Compensation Committee, which considers both the results of our say-on-pay vote as well as direct feedback from stockholders to align the objectives of our executive compensation program with the interests of our stockholders. As we evaluated our compensation practices for 2023, the Compensation Committee considered the strong support we received from our stockholders for the overall design of our executive compensation program during our 2023 engagement as well as in the past.

•

After considering the stockholder feedback, the Compensation Committee maintained the overall program design, which it believes emphasizes pay-for-performance, provides market-competitive compensation, and appropriately incentivizes our Named Executive Officers to deliver long-term sustainable stockholder value creation without encouraging excessive risk-taking.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	49

2024 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis (continued)

Executive Compensation Policies and Practices

We implement sound executive compensation policies and practices, which we believe drive superior performance and prohibit or minimize behaviors that we believe do not serve our stockholders’ long-term interests, as highlighted in the below table:

Policy/Practice	Summary

Clawback/Recovery Rights

In November 2023, we adopted a compensation recovery (“clawback”) policy in compliance with the listing standards of Nasdaq pursuant to which we are required to recover certain incentive-based compensation received by our executive officers as a result of achieving financial performance goals that are not met under any restated financial results.

In addition, we have the right to recoup incentive-based and other compensation (including both time and performance-based equity awards) paid or granted to an employee (including any Named Executive Officer) in the event of certain misconduct by the employee (see our “Compensation Recovery (“Clawback”) Rights” section below).

One-year minimum vesting period for equity awards	Our equity plans (i.e., our 2023 Plan, 2004 Plan, and the Xilinx 2007 Plan) require a minimum one-year vesting period with respect to at least 95% of awards issued thereunder, subject to limited exceptions such as death, disability, termination of employment or a change of control of AMD.

Change of control payments are “double-trigger” and capped	Our change of control agreements are “double-trigger”, meaning payments will be made only if there is an involuntary termination of employment without cause or constructive discharge following a change of control. Further, since March 2010 we have not and will not enter into change of control agreements that provide cash change of control payments that exceed (i) two times the sum of base salary and target annual incentive bonus plus (ii) the pro-rated target annual incentive bonus for the year in which the termination of employment occurs.

No new excise tax gross-ups	Since April 2009, we have not and will not enter into any change of control agreement or arrangement with a Named Executive Officer that provides for an excise tax gross-up payment.

Limited perquisites	We provide limited perquisites or other personal benefits to our Named Executive Officers and generally provide air and other travel for our Named Executive Officers for business purposes only. Our policy provides for the use of the Company aircraft by our Chief Executive Officer for business flights. Our other Named Executive Officers may use the Company aircraft for approved business flights when a commercial flight would not be more feasible or practical.

Anti-hedging and pledging policy	We prohibit our employees (including our Named Executive Officers and Directors) from hedging AMD securities. Pledging of AMD securities is not permitted without the preapproval of the Nominating and Governance Committee of our Board which is only granted in very limited circumstances. None of our Named Executive Officers or Directors currently have pledged any shares.

Incentive compensation amounts are subject to payment thresholds and maximums	Our annual cash performance bonuses and 2023 annual PRSU awards have aggressive and challenging performance requirements that must be achieved to receive target payment and are subject to maximum potential payment in relation to the target award.

Stock ownership requirements	We have robust stock ownership requirements for our Chief Executive Officer and other Named Executive Officers.

Compensation risk assessment	The Compensation Committee conducts an annual risk assessment of our compensation policies and practices to ensure that our programs are not reasonably likely to have a material adverse effect on us.

50	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis (continued)

Compensation Philosophy and Objectives

Pay for Performance

Our executive compensation program philosophy centers on pay for performance and is guided by the following primary principles:

Principle	Description

Business Driven	Compensation should align to performance; rewards should directly tie to achievement of specific financial, operational and strategic objectives that generally lead to increased and sustained stockholder value.

Performance Differentiated	Compensation program design should create an effective link between pay and performance at both the company and individual level. With improved company performance and increases in company valuation and stock price, our compensation programs should deliver higher rewards to our Named Executive Officers.

Market Competitive	Compensation should be competitive to attract, retain and motivate high-caliber senior leadership.

Ownership Oriented	Incentives should be fully aligned with stockholder interests by delivering meaningful equity awards tied to and balanced with stockholder value creation supported by maintaining robust stock ownership requirements.

We continually assess and adjust our executive compensation program, policies and practices taking into account these guiding principles and based on feedback obtained through our stockholder engagement efforts.

Talent Management Focus

The Compensation Committee places a strong emphasis on developing, motivating, retaining, and attracting talent that is critical to guide and execute our strategy as well as to continue to grow our business. Our executive compensation program aligns with our talent objectives and our compensation decisions not only consider individual and company performance, but also long-term potential, key retention goals and organizational succession plans.

As required by its charter, the Compensation Committee regularly reviews succession planning and talent development. The Compensation Committee at least annually reviews succession plans for the Chief Executive Officer and other senior executive positions. These reviews occur with input from the Chief Executive Officer, our Senior Vice President, Marketing, Communications and Human Resources, and our Chief Human Resources Officer. The Compensation Committee also reviews succession plans in executive session, with no members of management present. Succession planning for key executive roles consists of an assessment of internal candidates and their development plans, as well as potential external talent, while factoring in our culture and an emphasis on diversity and inclusion.

We believe that building a diverse talent pipeline, encouraging a culture of respect and belonging, and increasing inclusion of unique and underrepresented voices makes AMD stronger. We are committed to hiring and developing under-represented groups and women leaders. In 2023, we increased focus on developing our female engineering community by launching an experiential program, “Advancing Women in Technology,” that aims to support career development. For additional information on our diversity, belonging and inclusion efforts, see our “Environmental, Social and Governance” section beginning on page 28.

Competitive Compensation

We operate in a highly competitive business environment; therefore, it is imperative that we recruit and retain top leadership and industry experts to guide and execute our business strategy. This requires that we offer competitive compensation. Accordingly, the Compensation Committee seeks to compensate our Named Executive Officers at competitive levels with compensation for executives in similar positions at a group of peer companies (set

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	51

2024 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis (continued)

forth below), which the Compensation Committee believes reflects the current competitive market for executive talent. In making its compensation decisions, the Compensation Committee also considers a number of other factors, including the scope of responsibility of each Named Executive Officer, internal pay comparisons and the retention value of each Named Executive Officer’s unvested long-term equity award holdings, as well as its assessment of each Named Executive Officer’s performance and expected future contributions and impact on the organization.

Align Pay Practices with Sound Risk Management

The Compensation Committee seeks to structure our executive compensation program to motivate and reward our Named Executive Officers for appropriately balancing opportunity and risk, such as investment in key initiatives designed to advance our growth in existing and new markets while at the same time avoiding pay practices that encourage excessive risk-taking.

The Compensation Committee believes that our executive compensation program fosters our objectives while mitigating potentially excessive risk-taking through the following means:

Sound Risk Management

✓	Compensation is an appropriate balance of fixed pay versus variable pay, as well as short-term versus long-term incentives

✓	Performance-based compensation opportunities are capped

✓	Our annual incentive plans include multiple company-wide financial and strategic goals that are quantitative and measurable

✓	Long-term equity awards are a balanced mix of time-based and performance-based vesting, both spanning multiple years

✓	Long-term equity awards generally have a minimum vesting period of one year

✓	Compensation is subject to recoupment (i.e., clawback) policies and provisions

✓	Our Named Executive Officers are subject to rigorous stock ownership requirements

How We Make Compensation Decisions

Role of the Compensation Committee and our Board

The Compensation Committee is responsible to our Board for developing and overseeing our executive compensation and benefits policies and programs. The Compensation Committee, which consists of four independent directors, is responsible for reviewing our executive compensation program annually to evaluate its alignment with the strategies and needs of our business, market trends and the interests of our stockholders. The Compensation Committee is responsible for formulating compensation recommendations to the non-management members of our Board regarding our Chief Executive Officer’s compensation and for approving the compensation of our other Named Executive Officers. This includes:

•	reviewing and approving the performance goals and objectives that relate to performance-based compensation awarded under the EIP and our equity plans;

•	conducting an annual compensation risk assessment to evaluate our compensation policies and practices;

•	evaluating the competitiveness of each Named Executive Officer’s total compensation package; and

•

reviewing and approving any changes to a Named Executive Officer’s total compensation package, such as base salary, annual incentive bonus opportunities, annual long-term incentive award opportunities, and payouts and retention programs.

The non-management members of our Board annually conduct a performance assessment of our Chief Executive Officer. The Compensation Committee reviews and considers this performance assessment in making its recommendations to the non-management members of our Board regarding the compensation and other terms of our Chief Executive Officer’s employment. Our Chief Executive Officer does not participate in the determination of her own compensation and no management recommendation is made regarding her compensation.

52	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis (continued)

Role of Compensation Consultant

The Compensation Committee has the authority to engage independent advisors to assist in carrying out its responsibilities. During 2023, the Compensation Committee retained Compensia as its compensation consultant to provide assistance on executive and director compensation matters. Compensia advised the Compensation Committee on a variety of compensation-related matters, including:

•

the competitiveness of our executive compensation program by providing a market review of executive compensation and relevant trends, evaluating our compensation peer group composition and analyzing the compensation at our compensation peer group companies;

•

the pay levels of our Named Executive Officers by assessing and advising on equity and cash compensation guidelines for various executive job levels and assessing compensation levels for our executive officers;

•

our executive compensation program design, including short-term and long-term incentive plan design and pay mix, the framework for our long-term equity awards and our retention strategies, evaluation of our stock ownership guidelines, and assessment of severance and change of control arrangements;

•	the effectiveness of our Employee Stock Purchase Plan by benchmarking the salient provisions of similar plans within our compensation peer group; and

•	the compensation arrangements for the non-management members of our Board.

Conflict of Interest Assessment for Compensation Consultant

The Compensation Committee recognizes the importance of receiving objective advice from its compensation consultant and conducts an annual conflicts of interest assessment of its compensation consultant. In 2023, Compensia did not provide any services to or receive any payments from us, except in its capacity as a consultant to the Compensation Committee. In March 2024, the Compensation Committee considered whether the services provided by Compensia raised any conflicts of interest pursuant to the rules of the SEC and the listing rules of Nasdaq and concluded that the work performed by Compensia did not raise any conflicts of interest.

In the course of its engagement, Compensia attended meetings of the Compensation Committee and, where applicable, presented its findings and recommendations for discussion. Compensia also consulted frequently with members of the Compensation Committee and met with members of senior management to obtain and validate market data, review materials, and discuss management’s compensation recommendations.

Role of Management

The Compensation Committee is supported by our Chief Executive Officer (other than with respect to her own compensation) and other members of management. The Compensation Committee considers the input of these individuals to formulate the specific plan and award designs, including performance measures and performance levels, necessary to align our executive compensation program with our business objectives and strategies. These individuals did not attend either executive sessions or portions of any meetings of the Compensation Committee or our Board where their own compensation was discussed or determined. During the Compensation Committee’s annual review of executive compensation, our Chief Executive Officer reviews with the Compensation Committee her performance evaluations of each of our other Named Executive Officers and her compensation recommendations for those Named Executive Officers.

Competitive Pay Analysis

Each year, the Compensation Committee reviews the compensation decisions of a custom group of peer companies in combination with industry-specific compensation survey data to develop an understanding of the “competitive market” with respect to current executive compensation levels and related policies and practices. The Compensation Committee then evaluates how our pay practices and our Named Executive Officers’ compensation levels compared to the competitive market. As part of this evaluation, the Compensation Committee also reviews the performance measures and related performance target levels generally used within the competitive market to reward performance. The Compensation Committee believes that it appropriately sets the compensation of our Named Executive Officers, while taking into account the practices of our peers and industry best practices.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	53

2024 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis (continued)

Methodology Used to Perform the Competitive Pay Analysis

To assist the Compensation Committee in its review of the 2022 compensation for our Named Executive Officers, Compensia provided a competitive pay analysis in February 2022 that set forth compensation data developed from publicly available information, as of December 2021, of the companies included in a custom peer group (the “2022 Executive Compensation Peer Group”). In May 2022, Compensia provided the Compensation Committee an updated competitive pay analysis that reflected AMD’s and peer group financial data as of April 14, 2022, and updated AMD’s 30-day average stock price as of that date.

To develop the 2022 Executive Compensation Peer Group, the Compensation Committee reviewed the group of companies comprising the then-existing compensation peer group in November 2021, with particular reference to their industry (i.e., business segment and key competitors), revenues (generally 50% to 200% of our revenues for the trailing four fiscal quarters) and market capitalization (generally 30% to 300% of our market capitalization), in each case based on publicly available information as of October 26, 2021. The Compensation Committee selected these latter two metrics because, based on Compensia’s analysis and holding all other factors constant, revenue has the greatest correlation to cash compensation levels and market capitalization has the greatest influence on equity compensation levels.

Based on this review, the Compensation Committee removed Skyworks Solutions, Inc. because it was below the target range for both revenue and market capitalization, and removed Xilinx, Inc. because it was below the target range for revenue, at the lower end of the target range for market capitalization, and was then pending acquisition by AMD (which was subsequently completed on February 14, 2022). Also based on this review, and in order to improve the statistical sampling of the peer group, the Compensation Committee added Adobe Inc. and Intuit Inc., each of which fit within the applicable criteria and is included in competitive benchmark sets for other high profile semiconductor companies. Our revenues for the trailing four fiscal quarters ended December 25, 2021, would have placed us in approximately the 52nd percentile of the 2022 Executive Compensation Peer Group based on publicly available information. The Compensation Committee believes that the composition of the 2022 Executive Compensation Peer Group reflects an appropriate set of comparator companies for purposes of assessing our executive compensation program.

The Compensation Committee used the 2022 Executive Compensation Peer Group competitive pay analysis developed by Compensia as its reference source in analyzing the competitiveness of our Named Executive Officers’ compensation. As compared to the 2022 Executive Compensation Peer Group, AMD’s fiscal 2022 and fiscal 2021 annual revenue was approximately $23.6 billion and $16.4 billion, respectively. To assist the Compensation Committee in its review of the 2023 compensation for our Named Executive Officers, Compensia provided a competitive pay analysis in February 2023 that set forth compensation data developed from publicly available information, as of December 2022, of the companies included in a custom peer group (the “2023 Executive Compensation Peer Group”). In May 2023, Compensia provided the Compensation Committee an updated competitive pay analysis that reflected AMD’s and peer group financial data as of May 2, 2023, and updated AMD’s 30-day average stock price as of that date.

To develop the 2023 Executive Compensation Peer Group, the Compensation Committee reviewed the group of companies comprising the then-existing compensation peer group in November 2022, with particular reference to their industry (i.e., business segment and key competitors), revenues (generally 50% to 200% of our revenues for the trailing four fiscal quarters) and market capitalization (generally 30% to 300% of our market capitalization), in each case based on publicly available information as of October 19, 2022. The Compensation Committee selected these latter two metrics because, based on Compensia’s analysis and holding all other factors constant, revenue has the greatest correlation to cash compensation levels and market capitalization has the greatest influence on equity compensation levels.

Based on this review, the Compensation Committee decided to retain the composition of the 2022 Executive Compensation Peer Group and, to increase the robustness of peer group size and align AMD closer to median for revenue and market capitalization, to add Cisco Systems, Inc., Oracle Corporation, and Salesforce, Inc. to the 2023 Executive Compensation Peer Group. Each of these three companies is included in competitive benchmark sets for other high profile semiconductor companies and satisfied the revenue and/or market capitalization criteria based on publicly available information as of October 19, 2022.

54	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis (continued)

The companies comprising the 2023 Executive Compensation Peer Group are as follows:

Peer Companies

Adobe Inc.	Microchip Technology Incorporated

Analog Devices, Inc.	Micron Technology, Inc.

Applied Materials, Inc.	Motorola Solutions, Inc.

Broadcom Inc.	NXP Semiconductors N.V.

Cisco Systems, Inc.	NVIDIA Corporation

Intel Corporation	Oracle Corporation

Intuit Inc.	Qualcomm Inc.

KLA Corporation	Salesforce, Inc.

L3Harris Technologies, Inc.	Texas Instruments Incorporated

Lam Research Corporation	VMware, Inc.

Marvell Technology Group Ltd.

Our revenues for the trailing four fiscal quarters ended September 24, 2022, would have placed us in approximately the 57th percentile of the 2023 Executive Compensation Peer Group based on publicly available information. Our market capitalization would have placed us in approximately the 55th percentile of the 2023 Executive Compensation Peer Group, based on the 30-day average market capitalization of AMD and each peer group company as of October 19, 2022. The following illustrates how our revenue and market capitalization as of October 19, 2022 compared to the median of the 2023 Executive Compensation Peer Group:

	Revenue	Market Capitalization

Peer Group Median	$17.2 billion	$74.8 billion

AMD	$21.6 billion	$110.0 billion

The Compensation Committee believes that the composition of the 2023 Executive Compensation Peer Group reflects an appropriate set of comparator companies for purposes of assessing our executive compensation program. The Compensation Committee used the 2023 Executive Compensation Peer Group competitive pay analysis developed by Compensia as its reference source in analyzing the competitiveness of our Named Executive Officers’ compensation.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	55

2024 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis (continued)

Fiscal 2023 Compensation Elements

The principal elements of our 2023 executive compensation program, their objectives, and the factors influencing the amount ultimately provided to our Named Executive Officers, are as follows:

Element		Description	Objective	Factors Influencing Amount

Base Salary		Fixed compensation delivered in cash; reviewed annually and adjusted if appropriate	Provides base amount of market competitive pay	Experience, market data, individual role and responsibilities, and individual performance

Annual Cash Performance Bonus (EIP Awards)		Variable cash compensation based on performance against annual financial goals (weighted 80%) and strategic milestones (weighted 20%), subject to Compensation Committee discretion to increase or decrease the amount of the bonus	Motivates and rewards achievement of key financial results tied to our annual operating plan	Annual target cash performance bonus opportunity determined annually as a percentage of base salary based on the executive’s experience, individual role and responsibilities, and individual performance, and market data

Long-Term Incentive Plan Awards (LTI Awards)	Performance- Based Restricted Stock Units (PRSUs)

Variable compensation with payout in shares based on (i) stock price performance (absolute and relative to the performance of the S&P 500 Index) over a three-year performance period, and (ii) AMD’s non-GAAP EPS growth from 2023 through 2025

			Directly aligns interests of executives with long-term stockholder value creation by linking potential payouts to relative and absolute stock price performance and EPS; promotes retention	Intended target value of all LTI Awards is based on market data and individual role and responsibilities
Stock Options

Variable compensation based on increase in stock price from date of grant, subject to exercise of the stock option and time-based vesting; awards vest pro rata annually over four years and have a seven-year term

Directly aligns interests of executives with long-term stockholder value creation, provides upside potential over a seven-year option term and promotes retention
	Restricted Stock Units (RSUs)	Variable compensation with payout in shares subject to time-based vesting; awards generally vest pro rata annually over four years	Directly aligns interests of executives with long-term stockholder value creation and promotes retention

56	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis (continued)

Other elements of our 2023 executive compensation program include (a) Ms. Hu’s and Mr. Guido’s make-whole and sign-on compensation and Mr. Norrod’s promotion retention equity award, which are described above, and (b) our deferred compensation plan, health, welfare and other personal benefits, and post-employment compensation arrangements, which are described below.

Base Salaries

The annual base salaries of our Named Executive Officers as of the beginning and end of 2023 are set forth in the table below. In connection with Mr. Norrod’s promotion to Executive Vice President and General Manager, Data Center Solutions Group, the Compensation Committee approved an increase to Mr. Norrod’s base salary from $640,000 to $680,000 effective January 2, 2023. After considering the competitive market data from our 2023 Executive Compensation Peer Group, the Compensation Committee increased Mr. Peng’s base salary (to $930,000 from $900,000) and further increased Mr. Norrod’s base salary (to $710,000 from $680,000), each effective July 1, 2023. Ms. Hu’s and Mr. Guido’s base salaries were established upon their hiring through arm’s-length negotiation, taking into account their respective qualifications, experience, prior salary levels, and the comparable market data.

Named Executive Officer	Base Salary as of December 30, 2023	Base Salary as of December 31, 2022	Percentage Increase

Lisa Su	$1,200,000	$1,200,000	—

Jean Hu(1)	$725,000	—	—

Victor Peng	$930,000	$900,000	3.33%

Philip Guido(2)	$725,000	—	—

Forrest Norrod(3)	$710,000	$640,000	10.94%

Devinder Kumar(4)	—	$710,000	—

(1)	Ms. Hu joined AMD on January 23, 2023. For a discussion of Ms. Hu’s offer letter, see “Executive Summary—2023 Chief Financial Officer New Hire Package” above.
(2)	Mr. Guido joined AMD on June 5, 2023. For a discussion of Mr. Guido’s offer letter, see “Executive Summary—2023 Chief Commercial Officer New Hire Package” above.
(3)

Mr. Norrod was promoted to Executive Vice President and General Manager, Data Center Solutions Group effective January 2, 2023, at which time his base salary was increased to $680,000 (from $640,000). His base salary was further increased effective July 1, 2023, to $710,000.

(4)	Mr. Kumar retired from AMD in April 2023.

Annual Cash Performance Bonuses

Generally, short-term incentives in the form of an annual cash performance bonus are provided to our Named Executive Officers under the EIP. These bonuses are designed to reward short-term performance and the achievement of the principal goals of our annual operating plan. Each Named Executive Officers’ target bonus opportunity is a percentage of their base salary and is determined based on the competitive pay analysis conducted by the Compensation Committee as described above. For fiscal 2023, the target bonus opportunity was 200% of base salary for our CEO, which was unchanged from fiscal 2022, and 125% of base salary for the other Named Executive Officers, which was unchanged from fiscal 2022 for Messrs. Peng and Kumar. Mr. Kumar retired from AMD in April 2023 and did not receive a bonus under the EIP for fiscal 2023. In connection with Mr. Norrod’s promotion to Executive Vice President and General Manager, Data Center Solutions Group, the Compensation Committee increased his target bonus opportunity to 125% of base salary (from 100% of base salary) effective January 2, 2023. Ms. Hu and Mr. Guido joined AMD in January 23, 2023, and June 5, 2023, respectively, and their target bonus opportunities under the EIP for fiscal 2023 were set at 125% of base salary pursuant to the terms of their individually negotiated offer letters, prorated for the portion of calendar 2023 commencing on their start dates.

Under the fiscal 2023 EIP, the amount of the annual cash performance bonus for each Named Executive Officer, other than Mr. Kumar, was calculated based on (i) his or her target bonus opportunity, (ii) our corporate financial performance (weighted 80%) for fiscal 2023, as measured against pre-established performance levels (the “Financial Performance Targets”) for the first half of fiscal 2023 (weighted 40%) and the second half of fiscal 2023

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	57

2024 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis (continued)

(weighted 60%),and (iii) achievement of strategic milestones (weighted 20%) established with respect to key engineering, business, commercial/operational, and sales and culture metrics (the “Strategic Milestones”).

Financial Performance Targets for the first half of fiscal 2023 and the Strategic Milestones were approved by the Compensation Committee in February 2023. The Financial Performance Targets for the second half of fiscal 2023 were approved by the Compensation Committee in August 2023. In addition to assessing achievement of the fiscal 2023 performance goals, the Compensation Committee also performs an annual qualitative assessment of each NEO’s individual performance. This assessment results in determination of an individual performance factor for each named executive that can increase or decrease his or her final EIP payout.

Financial Performance Targets

The Compensation Committee used the following financial performance measures and weightings as the Financial Performance Targets for the fiscal 2023 EIP:

Financial Measure	Weighting

Adjusted Non-GAAP Net Income	50%

Net Revenue	40%

Adjusted Free Cash Flow	10%

The Compensation Committee chose adjusted non-GAAP net income as a performance measure because it is a fair measure of our profitability and a valid metric for comparison, which the Compensation Committee believes is directly tied to enhanced stock price performance. The Compensation Committee assigned it a weight of 50% because it is a key short-term financial measure for the operation of our business and is a measure of significant importance to our stockholders. For purposes of the fiscal 2023 EIP, our “adjusted non-GAAP net income” was calculated by adjusting our fiscal 2023 GAAP net income for (i) non-GAAP financial adjustments such as gains/losses on equity investments (net), stock-based compensation, equity income in investee, acquisition-related and other costs, amortization of acquisition-related intangibles and provision for income taxes associated with these adjustments and (ii) amounts accrued for fiscal 2023 annual cash performance bonuses. GAAP reconciliation of our adjusted non-GAAP net income may be found in our Form 10-K filed January 31, 2024.

The Compensation Committee chose GAAP net revenue as a performance measure because it reflects our top-line growth, which the Compensation Committee believes is a strong indicator of our long-term ability to increase profitability, cash flow and improve stock price performance.

Finally, the Compensation Committee chose adjusted free cash flow as a performance measure because it believes effective cash management and cash generation are key components of our strategy and our annual operating plan, the successful execution of which should lower indebtedness, increase financial flexibility and ultimately drive improved company valuation and stock price performance. For purposes of the fiscal 2023 EIP, our “adjusted free cash flow” was calculated by adjusting our GAAP net cash provided by operating activities for (i) purchases of property and equipment and (ii) cash payments for fiscal 2022 bonuses which were paid in March and April 2023.

58	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis (continued)

The following illustrates how the 2023 annual cash performance bonuses under the EIP were calculated:

The performance levels (threshold, target and maximum) for the first half and second half of fiscal 2023 financial performance measures were established by the Compensation Committee in February 2023 and August 2023, respectively, in each case in consultation with senior management. The performance levels were structured using our 2023 operating plan as a benchmark to align with our financial objectives for the fiscal periods, taking into account overall affordability of the bonus opportunities provided under the EIP for fiscal 2023.

These targets were determined by the Compensation Committee to be appropriately aggressive. The threshold and maximum levels for each financial measure was determined by the Compensation Committee to provide for appropriate payout above or below target. For each performance measure, the level of performance required increases at a fixed rate between each performance level.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	59

2024 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis (continued)

Strategic Milestones

For the Strategic Milestones, which account for 20% of the EIP Performance Factor (subject to possible adjustment as described above), the Compensation Committee selected (a) new product tape outs and launches tied to specified internal targeted delivery dates, (b) achievement of various commercial/operations milestones, and (c) workforce strategic objectives. Each of the specific Strategic Milestones is highly confidential information so we try to balance that with giving our stockholders transparency. Providing our specific milestones would give competitors a greater sense of our internal goals, milestones, strategy, and timelines. Disclosure would allow our competitors to adjust their own strategy in a way that would cause us irreparable competitive harm in the highly competitive semiconductor industry. When approved, the Compensation Committee believed that each Strategic Milestone was challenging, yet reasonably achievable.

Based on our performance relative to the Financial Performance Targets and Strategic Milestones, the fiscal 2023 EIP reached 59.7% achievement.

Individual Performance Factor

For fiscal 2023, the Compensation Committee reviewed individual performance based on achievement of objective measures and goals in the areas of execution, leadership, and innovation/strategic planning (the “Individual Performance Factor”). At the end of fiscal 2023, our Chief Executive Officer assessed each Named Executive Officer’s performance, except her own, and made bonus recommendations to the Compensation Committee for each of them. The Compensation Committee then considered the Chief Executive Officer’s individual performance reviews and bonus recommendations, and independently assessed the Company’s performance and the individual performance of the Chief Executive Officer and each of the other Named Executive Officers to determine the Individual Performance Factor. After consideration of the factors above, the Compensation Committee determined to award each Named Executive Officer an Individual Performance Factor of 1.0 to reflect the leadership and continued execution that contributed to the Company delivering strong performance across all businesses, including record annual revenue in 2023.

Based on its assessment of each of these factors and considering the Company’s strong performance relative to our aggressive Financial Performance Targets and Strategic Milestones and the challenging macro environment, the Compensation Committee approved fiscal 2023 annual cash performance bonuses under the EIP for the Named Executive Officers as set forth below:

	2023 EIP Bonus Calculation

Named Executive Officer	Eligible Base Salary	Target Bonus Opportunity	EIP Performance Factor	Individual Performance Factor	EIP Bonus(1)

Lisa Su	$1,200,000	200%		1.0	$1,432,800

Jean Hu(2)	$680,694	125%		1.0	$507,968

Victor Peng	$915,000	125%	59.7%	1.0	$682,819

Philip Guido(3)	$414,286	125%		1.0	$309,161

Forrest Norrod	$695,000	125%		1.0	$518,644

(1)	The amounts reported in this column reflect the bonus amounts approved by the Compensation Committee and paid to the Named Executive Officers.
(2)	Ms. Hu commenced participation in the EIP effective January 23, 2023. Her eligible base salary during calendar 2023 was prorated from January 23, 2023.
(3)	Mr. Guido commenced participation in the EIP effective June 5, 2023. His eligible base salary during calendar 2023 was prorated from June 5, 2023.

The Compensation Committee reviews and certifies the level of achievement for each performance measure before any payments are made. This review and certification are generally performed at the first regularly scheduled Compensation Committee meeting following the end of the year with any payout of the annual cash performance bonus occurring in March of such year.

Long-Term Equity Awards

We believe that long-term incentive compensation in the form of equity awards provide a strong alignment between the interests of our Named Executive Officers and our stockholders. The Compensation Committee generally

60	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis (continued)

seeks to provide equity award opportunities that are consistent with our compensation philosophy (with the potential for larger PRSU payments and stock price appreciation for exceptional performance). The Compensation Committee also believes that utilizing time-based equity incentives for a portion of our long-term equity awards is essential in promoting executive retention.

2023 Annual Equity Awards

On July 5, 2023, the Compensation Committee and, in Dr. Su’s case, the non-management members of our Board, approved the following aggregate intended target values and annual equity awards under our 2023 Plan, each of which was granted to the listed Named Executive Officer on August 9, 2023:

Named Executive Officer	PRSUs (Target # of Shares)	Time-Based RSUs	Time-Based Stock Options	Aggregate Intended Target Value(1)

Lisa Su	158,562	—	106,474	$24,000,000

Jean Hu(2)	39,640	13,213	26,618	$7,500,000

Victor Peng	52,854	17,618	35,491	$10,000,000

Philip Guido(3)	31,712	10,570	21,294	$6,000,000

Forrest Norrod(4)	34,355	11,451	23,069	$6,500,000

(1)

Amounts reflect intended target value as approved in July 2023. The amounts reported in the 2023 Summary Compensation Table represent the grant date fair values (i.e., accounting values) of these awards computed in accordance with Accounting Standards Codification (ASC) Topic 718.

(2)

Amounts shown for Ms. Hu do not include the “make-whole” equity award of 92,360 time-based RSUs or the sign-on equity award of 65,971 time-based RSUs and 65,971 PRSUs that were granted to Ms. Hu on February 15, 2023, pursuant to the terms of her offer letter. For a discussion of Ms. Hu’s offer letter, see “Executive Summary—2023 Chief Financial Officer New Hire Package” above.

(3)

Amounts shown for Mr. Guido do not include the “make-whole” equity award of 33,971 time-based RSUs or the sign-on equity award of 22,482 time-based RSUs that were granted to Mr. Guido on July 10, 2023, pursuant to the terms of his offer letter. For a discussion of Mr. Guido’s offer letter, see “Executive Summary—2023 Chief Commercial Officer New Hire Package” above.

(4)

Amounts shown for Mr. Norrod do not include his promotion retention equity award of 32,985 PRSUs and 32,985 time-based RSUs, which was granted on February 15, 2023, in connection with his promotion as our Executive Vice President and General Manager, Data Center Solutions Group. For a discussion of Mr. Norrod’s promotion retention equity award, see “Executive Summary—2023 Executive Vice President Promotion” above.

As reflected in the table above, the aggregate intended target value of Dr. Su’s 2023 annual long-term equity award was converted into a mix of 75% PRSUs and 25% stock options using a conversion price of $113.52 (i.e., the average closing price of our common stock over the 30 trading-day period ending on August 9, 2023, the 2023 annual program’s grant date) (the “Conversion Price”), and, for the stock options, also using an additional factor of 49.64% that correlates to the Black-Scholes value we use for accounting purposes. For Ms. Hu and Messrs. Peng, Norrod and Guido, their respective aggregate intended target values were converted into a mix of 60% PRSUs, 20% time-based RSUs and 20% stock options the Conversion Price and, for the stock options, also using an additional factor of 49.64% that correlates to the Black-Scholes value we use for accounting purposes.

The accounting values of these awards differ from the aggregate intended target values reported in the table above for various reasons, including: (a) the grant date closing price of our common stock (which is used in determining the accounting values) was lower than the Conversion Price, and (b) each target PRSU has an accounting value that is approximately 124.73% of the fair market value of the underlying share of our common stock.

In approving the aggregate intended target value of each Named Executive Officer’s 2023 annual long-term equity award, the Compensation Committee (the non-management members of our Board for Dr. Su) reviewed data showing the market-competitive award levels based on the 2023 Executive Compensation Peer Group, the potential realizable value of each Named Executive Officer’s then-outstanding equity holdings, and the projected accounting cost of the awards based on information available as of July 5, 2023. Additionally, the Compensation Committee (the non-management members of our Board for Dr. Su) considered the potential realizable value of each Named Executive Officer’s then-outstanding equity holdings, our executive retention objectives and continuity within senior management and the following high-level corporate goals: achieve fiscal 2023 financial results, execute industry-leading roadmap and

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	61

2024 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis (continued)

meet customer commitments. The achievement of these high-level goals drive our overall company business strategy and, correspondingly, the attainment of the performance objectives in our long-term incentive compensation program.

2023 Annual PRSU Awards. The 2023 annual PRSU awards (the “2023 Annual PRSUs”) provide for a payout that will range from 0% to 250% of the target number of shares of our common stock subject to the award. The actual number of shares earned by each Named Executive Officer will be calculated as follows:

•

Each Named Executive Officer will earn between 0% and 200% of his or her target number of shares (the “Initial Earned Shares”) depending on the return on our stock price relative to the total shareholder return of the S&P 500 Index over the period (Performance Period) beginning August 9, 2023 and ending August 9, 2026 (or, if earlier, the date of a change of control), provided that if the absolute return on our stock price during the Performance Period is negative, the Initial Earned Shares is capped at 100% of the target number of shares.

•

In alignment with our long-term growth strategy, we used EPS growth as an upside modifier to the award. If we meet or exceed challenging pre-established non-GAAP EPS growth targets from our 2023 to our 2025 fiscal year, award payouts will be increased to 125% or 150% of each Named Executive Officer’s Initial Earned Shares (if applicable, the “Adjusted Earned Shares”). In no event, however, will the Named Executive Officer’s Adjusted Earned Shares exceed 250% of his or her target number of shares.

Any PRSUs that are earned will generally be settled on the later of August 15, 2026, or the date following the Compensation Committee’s certification of our performance achievement. Each Named Executive Officer must be continuously employed through the last day of the Performance Period to receive his or her earned shares, except to the extent an event triggers accelerated vesting of the 2023 Annual PRSUs under the terms of his or her employment or other agreement, as applicable.

Stock Options. Stock options are intended to align the interests of our Named Executive Officers with the interests of our stockholders because they will not realize any financial benefit from these awards unless our stock price increases above the exercise price over the seven-year option term. The stock options have an exercise price equal to 100% of the fair market value of our common stock on the grant date, which was $110.47 per share. The stock options vest (and become exercisable) as to one-fourth of the underlying shares on each of August 9, 2024, August 9, 2025, August 9, 2026 and August 9, 2027, subject to the Named Executive Officer’s continued employment with us through each vesting date (unless his or her employment agreement or other agreement with us provides otherwise). The service-based vesting requirements are intended to further our retention objectives. The stock options expire seven years after the grant date, subject to earlier expiration if the Named Executive Officer’s employment with us terminates.

RSUs. RSUs are intended to encourage executive retention, manage share dilution, recognize individual performance and align the interests of our Named Executive Officers with our stockholders because the value of the awards is tied to the market value of our common stock at the time of vesting. All of the RSUs granted to our Named Executive Officers in 2023 vest as to one-fourth of the underlying shares on each of August 9, 2024, August 9, 2025, August 9, 2026 and August 9, 2027, subject to the Named Executive Officer’s continued employment with us through each vesting date (unless his or her employment agreement or other agreement with us provides otherwise).

2020 PRSUs – Performance Results

The annual PRSUs that were granted to each of our Named Executive Officers (other than Ms. Hu and Messrs. Peng and Guido) on August 9, 2020 (the “2020 PRSUs”) became earned and settled in August 2023 at 250% of target (i.e., maximum performance achievement). The Compensation Committee certified achievement at 250% of target as a result of our (a) total shareholder return exceeding the total shareholder return of the S&P 500 Index by more than 50 percentage points over the three-year performance period that began August 9, 2020 and ended August 9, 2023, and (b) achievement of fiscal 2022 non-GAAP earnings per share (“Non-GAAP EPS”) of $3.50, which represented a greater than 30% compound annual growth rate in our non-GAAP earnings per share from our fiscal 2020 Non-GAAP EPS of $1.29.

62	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis (continued)

Grant Timing Practices

We have no practice or policy of coordinating or timing the release of the Company information around the grant date of our annual long-term equity awards. Our annual long-term equity awards are typically granted in July or August. On occasion, we grant equity awards outside of our annual grant cycle for new hires, promotions, recognition, retention or other purposes. These “off cycle” awards are granted only on a limited basis.

Deferred Compensation

In 2023, our U.S.-based Named Executive Officers were eligible to participate in our Deferred Income Account Plan (the “DIA Plan”). Participation in the DIA Plan is intended to assist our Named Executive Officers in their retirement planning as well as to restore company contributions that are lost due to IRS limits applicable to contributions in our Section 401(k) plan. The Compensation Committee believes the opportunity to defer compensation is a competitive benefit that enhances our ability to attract and retain talented executives while building plan participants’ long-term commitment to AMD. Dr. Su, Ms. Hu and Messrs. Guido and Kumar participated in the DIA Plan in 2023. For further information about the DIA Plan, see the “2023 Nonqualified Deferred Compensation” table below.

Health, Welfare and Other Personal Benefits (Perquisites)

In 2023, a broad population of our U.S. employees, including our Named Executive Officers, were eligible to receive the following health and welfare benefits:

•	participation in our U.S. benefit programs, including our Section 401(k) plan, health care coverage, paid time-off and paid holidays;

•

matching contributions under our Section 401(k) plan, which were equal to 75% of an employee’s annual contribution, up to the first 6% of compensation deferred under the plan, subject to IRS limits; and

•	patent awards, if earned.

In addition to the above, our Named Executive Officers were eligible to receive an annual physical examination and executive life insurance. In limited circumstances, we may occasionally provide meals and allow spouses or guests to accompany a Named Executive Officer traveling for a business-related purpose and pay for other incidental expenses. Our policy provides for the use of the Company aircraft by senior management for approved travel. The health, welfare and other personal benefits described above are intended to be part of a competitive overall compensation program and help attract and retain executive talent. For further information regarding the health, welfare, perquisites and other personal benefits received by our Named Executive Officers during 2023, see the “2023 Summary Compensation Table” below.

Change of Control Agreements and Arrangements

Our Chief Executive Officer has an employment agreement that establishes her base salary and provides for annual incentive and long-term incentive awards under our approved plans (i.e., the EIP, 2023 Plan, and 2004 Plan). In addition, the agreement provides for certain payments and benefits in the event of certain termination of employment scenarios, including following a change of control of AMD. For further information on this agreement, see the “Severance and Change in Control Arrangements” section beginning on page 77.

With the exception of our Chief Executive Officer, each of our other Named Executive Officers is party to a change of control agreement with us. These agreements and the change-of-control provisions of Dr. Su’s employment agreement are designed to encourage the continued services of the covered Named Executive Officer in the event of a potential change of control of AMD and to allow for a smooth leadership transition upon such a change of control. In addition, these agreements and the change-in-control provisions in Dr. Su’s employment agreement are intended to provide incentives to the Named Executive Officer to effectively execute the directives of our Board, even in the event that such actions may result in the elimination of the Named Executive Officer’s position.

In April 2009, AMD adopted a policy to not enter into any new change of control agreements or arrangements containing an excise tax gross-up provision. Our Named Executive Officers’ change of control agreements and the change-of-control provisions of Dr. Su’s employment agreement do not provide for excise tax gross-ups.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	63

2024 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis (continued)

Termination of Employment Required to Trigger Payments

Under the terms and conditions of these change of control agreements and the change-of-control provisions of Dr. Su’s employment agreement, each of our Named Executive Officers (other than Mr. Kumar) is eligible to receive certain specified payments and benefits only if (a) a “change of control” of us occurs and (b) the Named Executive Officer’s employment is terminated or the Named Executive Officer is constructively discharged within two years of the change of control transaction (a “double trigger” arrangement). The Compensation Committee believes this structure strikes a balance between our incentive arrangements and our executive hiring and retention objectives without providing “windfall” payments and benefits to any Named Executive Officers who continue employment with an acquiring entity following a change of control of AMD.

For a detailed description of these agreements and arrangements with our Named Executive Officers, as well as an estimate of the amounts payable under such agreements and arrangements as of the last day of fiscal 2023, see the “Severance and Change in Control Arrangements” section.

Severance and Separation Arrangements

Any post-employment compensation payable to our Chief Executive Officer is governed solely by her employment agreement, the terms of which were the result of arms-length negotiations between her and the Compensation Committee. Under her employment agreement, Dr. Su is eligible to receive certain specified payments and benefits in the event that her employment is involuntarily terminated. The Compensation Committee believes that the amount payable to Dr. Su pursuant to her employment agreement is reasonable and competitive and provides transition assistance in the event of her involuntary termination of employment, with the goal of keeping her focused on our business rather than her personal circumstances.

With the exception of our Chief Executive Officer and Mr. Kumar, all of our other Named Executive Officers participate in our Executive Severance Plan for Executive Vice Presidents and Senior Vice Presidents (the “Executive Severance Plan”). The Executive Severance Plan is designed to provide uniform treatment in the event of an involuntary termination of employment of our U.S. senior executives (except our Chief Executive Officer) and to provide transition assistance in such instances with the goal of keeping these senior executives focused on our business rather than their personal circumstances. A Named Executive Officer is not eligible to receive payments and benefits under the Executive Severance Plan if he or she receives severance payments and benefits in connection with a change of control of AMD pursuant to his or her change of control agreement. The Compensation Committee believes that the Executive Severance Plan provides the covered executives important protections and promotes our objectives of attracting and retaining executive talent.

For a detailed description of the post-employment compensation arrangements of our Named Executive Officers, as well as an estimate of the amounts payable under such arrangements as of the last day of fiscal 2023, see the “Severance and Change in Control Arrangements” section.

Devinder Kumar’s Retirement Transition Agreement and General Release

Mr. Kumar announced his retirement as our Executive Vice President, Chief Financial Officer and Treasurer on January 8, 2023. In order to ensure a smooth transition and to recognize Mr. Kumar’s significant contributions over his almost 40-year tenure with AMD, we entered into a Retirement Transition Agreement and General Release with him on February 15, 2023 (the “Retirement Transition Agreement”). Mr. Kumar remained with us as an executive officer and employee until his retirement on April 14, 2023. We do not have a retirement policy that is generally applicable to long-term equity awards. However, in certain limited circumstances, such as for long-tenured, dedicated employees like Mr. Kumar who have had an exceptional impact on the Company over the course of their tenure, the Compensation Committee may provide for retirement treatment of equity awards on a case-by-case basis.

Pursuant to the Retirement Transition Agreement, in connection with his termination of employment Mr. Kumar received:

•

Twelve (12) months of accelerated vesting with respect to his outstanding unvested RSUs and stock options, and Mr. Kumar’s outstanding stock options continue to be exercisable by him until the earlier of the second anniversary of his termination date or the option expiration date;

64	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis (continued)

•

Deemed satisfaction of the service vesting conditions applicable to his 2020 PRSU award, with the number of PRSUs to be earned determined based on actual performance for the three-year performance period ended August 9, 2023;

•

Deemed satisfaction of the service and performance vesting conditions with respect to a number of PRSUs covered by each of his 2021 and 2022 PRSU awards equal to the target number of PRSUs covered by the awards, prorated based on his separation date relative to the three (3)-year performance periods applicable to the awards; and

•	Payment for COBRA premiums for up to twelve (12) months following his separation, based on his coverage elections as of his separation date.

In consideration of the separation benefits payable under the Retirement Transition Agreement, Mr. Kumar released us from all claims and liabilities under federal and state laws arising prior to his separation date.

Other Compensation Policies

Compensation Recovery (“Clawback”) Rights

In November 2023, we adopted a compensation recovery (“clawback”) policy in compliance with the listing standards of Nasdaq. In the event that we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under U.S. securities law, the policy provides that we will recoup compensation from each current or former executive officer who, during the three-year period preceding the date on which a restatement is required, received compensation from incentive awards based on the erroneous financial data that exceeds the amount of incentive-based compensation the executive would have received based on the restatement. The Compensation Committee has sole discretion to determine how to seek recovery under the policy and may forgo recovery if it determines that recovery would be impracticable and either the cost of recovery would exceed the amount sought to be recovered, or that recovery would violate a home-country law that was adopted prior to November 28, 2022, or would cause an otherwise tax-qualified retirement plan broadly available to our employees to fail to meet applicable tax qualification requirements.

In addition, our Worldwide Standards of Business Conduct provide that we may pursue all remedies available under applicable law to recover any incentive-based or other compensation (including equity awards) paid or granted to our employees or agents in the event of such individual’s direct involvement with fraud, misconduct or gross negligence which contributes to an accounting restatement as a result of our material noncompliance with any financial reporting laws.

Finally, the award agreement for each stock option, RSU, and PRSU granted since May 2010 to an employee at or above the level of senior vice president (which includes our Named Executive Officers) has included a compensation recoupment (“clawback”) provision. The clawback provides the Compensation Committee with the right to recover all or a portion of the compensation attributable to the award if the employee’s direct involvement with fraud, misconduct or his or her gross negligence contributes to or results in us being required to prepare an accounting restatement as a result of our material noncompliance with any financial reporting requirement under the federal securities laws. The clawback does not apply to any award granted more than 18 months before the date of the first public issuance or SEC filing of the financial document embodying the reporting requirement. In addition, (a) with respect to awards granted in and after August 2015, we may recoup the award if the recipient violates the non-competition, non-solicitation or confidentiality terms of the award agreement as permitted under applicable law, or fails to comply with any agreement with us regarding inventions, intellectual property rights, or proprietary information or material, and (b) with respect to awards granted after May 2019, we may recoup the award if the recipient engages in certain workplace misconduct (including sexual harassment or age, sex or other prohibited discrimination) or a criminal act involving moral turpitude. The Compensation Committee may exercise these clawback rights by cancellation, forfeiture, repayment or disgorgement of any profits realized by the employee from the sale of our securities.

Stock Ownership Requirements

Our stock ownership requirements are designed to increase our Named Executive Officers’ stakes in us and to align their interests more closely with those of our stockholders.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	65

2024 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis (continued)

These requirements provide that on or before the Ownership Achievement Date (as defined below), our Chief Executive Officer should attain an investment position in our common stock equal to the lesser of (a) six times her then-current annual base salary or (b) 125,000 shares, and our other Named Executive Officers should attain an investment position in our common stock equal to the lesser of (x) 2.5 times their then-current annual base salaries or (y) 30,000 shares.

Shares of our common stock counted toward the minimum stock ownership requirements include any shares held directly or indirectly by a Named Executive Officer.

The “Ownership Achievement Date” is the later of August 7, 2025, or five years from first appointment as an executive officer. Until the guideline is achieved, each Named Executive Officer is encouraged to retain at least 10% of the net shares obtained through our stock incentive plans. For this purpose, the “net shares” are the number of shares received from the exercise of stock options or the vesting of restricted stock or RSU awards, less the number of shares the Named Executive Officer sells to cover the exercise price of stock options or sells or has withheld to pay taxes.

As of December 30, 2023, each of our Named Executive Officers had satisfied his or her applicable stock ownership requirement or has time remaining to do so.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (“Code”) generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to certain executive officers. While the Compensation Committee may consider the deductibility of awards as one factor in determining our executive compensation, it also considers other factors in making its executive compensation decisions and retains the flexibility to grant awards or pay compensation the Compensation Committee determines to be consistent with its goals for our executive compensation program, even if the awards may not be deductible for tax purposes.

66	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

COMPENSATION AND LEADERSHIP RESOURCES COMMITTEE REPORT

The Compensation and Leadership Resources Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 30, 2023.

COMPENSATION AND LEADERSHIP RESOURCES COMMITTEE

Mark Durcan, Chair

Michael P. Gregoire

Abhi Y. Talwalkar

Elizabeth W. Vanderslice

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	67

2024 NOTICE OF MEETING AND PROXY STATEMENT

RISK ANALYSIS OF OUR COMPENSATION POLICIES AND PRACTICES

In March 2024, the Compensation Committee reviewed our compensation policies and practices for employees generally and concluded that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.

In reaching this conclusion, the Compensation Committee, with the assistance of management, assessed our executive and broad-based compensation and benefits programs to determine if any of them created undesired or excessive risks of a material nature. The assessment included (i) a review of our compensation policies and practices for employees generally, (ii) identification of the risks that could result from such policies and practices, (iii) identification of the risk mitigators and controls, and (iv) analysis of the potential risks against the risk mitigators and controls and our business strategy and objectives. Although the Compensation Committee reviewed our compensation programs, the Compensation Committee focused on the programs that have variability of payout and in which employees could directly affect the payout of incentives. These programs included the EIP, Annual Incentive Plan, Long-Term Incentive Plan (“LTI”), Sales Incentive Plan and 2023 Plan.

In performing the assessment and reaching its conclusion, the Compensation Committee noted the following factors that the Compensation Committee believes may reduce the likelihood of undesired or excessive risk-taking:

•	Our overall compensation levels are competitive with the market;

•	Our compensation practices and policies appropriately balance base pay versus variable pay and short-term versus long-term incentives;

•

Although the EIP, Annual Incentive Plan, LTI and Sales Incentive Plan have variability of payout, the Compensation Committee believes that any potential risks associated with such plans are controlled or mitigated by one or more of the following: (i) the performance goals being multi-dimensional (i.e., adjusted non-GAAP net income, adjusted non-GAAP free cash flow, revenue), thereby increasing the range of performance over which incentives are paid; (ii) the performance goals being aligned with our business objectives and being quantitative financial measures; (iii) the use of sliding payout scales, with the payouts in certain instances being linearly interpolated for performance falling between the performance levels set by the Compensation Committee; (iv) the ability of the Compensation Committee and/or management to exercise discretion to reduce payouts; (v) the existence of multiple internal controls and approval processes that are intended to prevent manipulation of outcomes by any employee, including the Named Executive Officers; and (vi) the incentive opportunities being capped;

•

Although the grant of equity awards under the 2023 Plan could motivate our employees to, among other things, focus on increasing our short-term stock price rather than the creation of long-term stockholder value, the Compensation Committee believes that potential risks are controlled or mitigated by one or more of the following: (i) awarding a combination of PRSUs, RSUs and stock options; (ii) three-year vesting and performance period for PRSUs (with the exception of the Value Creation Equity Awards granted in fiscal 2019, which have a five-year performance period); (iii) the vesting provisions of stock options and RSUs occurring over multi-year periods, (iv) caps on performance-based compensation opportunities; and (v) our stock ownership guidelines for our executive officers. In addition, we prohibit our employees, including Named Executive Officers, from engaging in hedging transactions in our securities; and

•	We have implemented clawback provisions and policies, as described in more detail in “Compensation Discussion and Analysis” above.

68	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION

The following table shows, for fiscal 2023, 2022 and 2021, the compensation for our Named Executive Officers. For information on the role of each compensation component within the total compensation packages of the Named Executive Officers, see “Compensation Discussion and Analysis—Fiscal 2023 Compensation Elements.”

2023 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Lisa T. Su

	2023	1,200,000	—	21,848,258	5,838,512	1,432,800	28,711	30,348,281

Chair, President and Chief Executive Officer	2022	1,148,889	—	21,900,270	6,198,972	918,800	52,990	30,219,921

	2021	1,076,317	—	19,929,804	5,161,344	3,190,000	140,642	29,498,107

Jean Hu

Executive Vice President, Chief Financial Officer and Treasurer	2023	683,173	2,000,000	28,146,669	1,459,601	507,968	16,458	32,813,869

Philip Guido

Executive Vice President and Chief Commercial Officer	2023	418,269	3,000,000	17,410,993	1,167,659	309,161	54,525	22,360,607

Forrest Norrod

Executive Vice President and General Manager, Data Center Solutions Group	2023	693,462	—	13,258,106	1,264,991	518,644	15,438	15,750,641

Victor Peng

President, AMD	2023	915,000	—	9,229,013	1,946,153	682,819	16,458	12,789,443
	2022	793,750	4,750,000	18,258,346	2,490,641	421,875	15,453	26,730,065

Devinder Kumar(7)

Former Executive Vice President, Chief Financial Officer and Treasurer	2023	251,231	—	5,644,769	1,214,286	—	16,831	7,127,117
	2022	692,639	—	4,888,375	1,383,694	346,250	14,283	7,325,241
	2021	650,385	—	3,902,877	1,010,763	1,300,000	14,188	6,878,213

(1)

For fiscal 2023, amounts represent (i) a one-time sign-on bonus payment of $2,000,000 for Ms. Hu and (ii) a one-time sign-on bonus payment of $3,000,000 for Mr. Guido. For a discussion of Ms. Hu’s and Mr. Guido’s offer letters, see “Compensation Discussion and Analysis—Executive Summary—2023 Chief Financial Officer New Hire Package” and “Compensation Discussion and Analysis—Executive Summary—2023 Chief Commercial Officer New Hire Package.” For fiscal 2022, amount represents a one-time sign-on bonus payment of $4,750,000 for Mr. Peng in connection with the acquisition of Xilinx, Inc.

(2)

Amounts shown in the column do not reflect dollar amounts actually received by the Named Executive Officers. Instead, these amounts represent the aggregate grant date fair value of the RSUs and PRSUs granted in the year indicated computed in accordance with ASC Topic 718. The grant date fair value (which is sometimes referred to herein as the “accounting value”) is used to recognize the accounting expense for long-term equity awards. For fiscal 2023, the amounts shown include the grant date fair value of the PRSUs awarded in fiscal 2023 to each Named Executive Officer other than Mr. Kumar, as set forth in the table below. The grant date fair value of the PRSUs is calculated by an outside professional valuation consultant using a Monte-Carlo simulation model and based upon a discounted cash flow analysis of the probability-weighted payoffs of a share-based payment assuming a variety of possible stock price paths and represents the estimate of the most probable aggregate compensation cost to be recognized over the requisite service period determined as of the grant date under ASC Topic 718. There were no stock awards to Mr. Kumar during fiscal 2023. The amount reported for Mr. Kumar for fiscal 2023 represents the incremental fair value, determined in accordance with ASC Topic 718, associated with (i) the twelve months of vesting service credit in respect of his outstanding unvested RSUs as of his retirement, (ii) service vesting credit with respect to his 2020 PRSUs, and (iii) pro-rated vesting at target-level performance for Mr. Kumar’s 2021 PRSUs and 2022 PRSUs, in each case pursuant to the terms of his Retirement Transition Agreement. For a discussion of the assumptions made in the valuations reflected in this column, see Note 12 of the Notes to Consolidated Financial Statements in our Annual Report. For more information on the RSUs and PRSUs held by Mr. Kumar during fiscal 2023, see “Compensation Discussion and Analysis—Severance and Separation Arrangements—Devinder Kumar’s Retirement Transition Agreement and General Release” above.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	69

2024 NOTICE OF MEETING AND PROXY STATEMENT

2023 Summary Compensation Table (continued)

The aggregate accounting values of the PRSUs granted to our Named Executive Officers in fiscal 2023 are as follows:

Named Executive Officer	Grant Date	Shares Underlying PRSUs at Target (100%) (#)	Shares Underlying PRSUs at Maximum (250%) (#)	Grant Date Fair Value ($)

Lisa T. Su	8/9/2023	158,562	396,405	21,848,258

Jean Hu	2/15/2023	65,971	164,928	7,738,398
	8/9/2023	39,640	99,100	5,461,996

Philip Guido	6/15/2023	22,482	56,205	4,611,508
	8/9/2023	31,712	79,280	4,369,596

Forest Norrod	2/15/2023	32,985	65,970	4,449,677
	8/9/2023	34,355	85,888	4,733,775

Victor Peng	8/9/2023	52,854	132,135	7,282,753

In accordance with Instruction 3 to Item 402(c)(2)(v), assuming that the highest level of performance conditions of the PRSUs granted to our Named Executive Officers in fiscal 2023 will be achieved, the maximum possible value of the PRSUs, using our stock price on the grant date of the PRSUs, is: $43,790,860 for Dr. Su; $24,996,101 for Ms. Hu; $15,740,971 for Mr. Guido; $15,107,317 for Mr. Norrod; and $14,596,953 for Mr. Peng.

(3)

Amounts shown in this column do not reflect dollar amounts actually received by the Named Executive Officers. Instead, the amounts represent the aggregate grant date fair value of option awards granted in the year indicated computed in accordance with ASC Topic 718. The amount reported for Mr. Kumar for fiscal 2023 represents the incremental fair value, determined in accordance with ASC Topic 718, associated with the twelve months of vesting service credit awarded in respect of his outstanding unvested stock options as of his retirement and the extension of the exercise period of his outstanding stock options to two years following his retirement, in each case pursuant to the terms of his Retirement Transition Agreement. For a discussion of the assumptions made in the valuations reflected in this column, see Note 12 of the Notes to Consolidated Financial Statements in our Annual Report. For more information on the stock options held by Mr. Kumar during fiscal 2023, see “Compensation Discussion and Analysis—Severance and Separation Arrangements—Devinder Kumar’s Retirement Transition Agreement and General Release” above.

(4)

Amounts represent cash performance bonuses paid under the EIP for fiscal 2023. See “Compensation Discussion and Analysis—Fiscal 2023 Compensation Elements—Annual Cash Performance Bonuses” above for more information about these payments, including the pre-established financial measures under the EIP.

(5)	The following table sets forth the components of the amounts presented in the All Other Compensation column for fiscal 2023:

Named Executive Officer	Matching Contributions to 401(k) ($)	Life Insurance Premiums Paid By Company ($)	Other ($)(6)	Total ($)

Lisa T. Su	14,850	2,412	11,449	28,711

Jean Hu	14,850	1,608	—	16,458

Philip Guido	9,788	1,608	43,129	54,525

Forrest Norrod	13,725	1,713	—	15,438

Victor Peng	14,850	1,608	—	16,458

Devinder Kumar	—	—	16,831	16,831

(6)

Represents (i) for Dr. Su, the aggregate incremental cost of spousal travel on Company aircraft for business trips, (ii) for Mr. Guido, emergency travel on Company aircraft to evacuate him and members of his family from Maui, Hawaii due to the August 2023 Maui wildfires, calculated using the Company’s variable operating cost per flight hour, and (iii) for Mr. Kumar, the total COBRA reimbursement benefit provided by the Company pursuant to the terms of his Retirement Transition Agreement.

(7)	Mr. Kumar stepped down as CFO and Treasurer in January 2023, and retired from AMD in April 2023.

70	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR-END

The following table shows all outstanding equity awards held by the Named Executive Officers as of December 30, 2023. The equity awards reported in the Option Awards column consist of non-qualified stock options. The equity awards in the Stock Awards column consist of RSUs and PRSUs.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Lisa T. Su

						15,995	(2)	2,357,823

						48,662	(3)	7,173,265

									775,194	(4)	114,271,348

									154,502	(5)	22,775,140

									176,479	(6)	26,014,769

									163,318	(7)	24,074,706

	47,577	—		12.83	8/9/2024

	316,496	—		19.10	8/9/2025

	224,727	—		34.19	8/9/2026

	120,642	—		84.85	8/9/2027

	74,685	37,344(8)		107.58	8/9/2028

	34,943	104,829(9)		95.54	8/9/2029

	—	106,474(10)		110.47	8/9/2030

Jean Hu

						65,971	(11)	9,724,785

						92,360	(12)	13,614,788

						13,213	(13)	1,947,728

									131,942	(14)	19,449,570

									40,829	(7)	6,018,603

	—	26,618(10)		110.47	8/9/2030

Philip Guido

						22,482	(18)	3,314,072

						35,971	(19)	5,302,485

						10,570	(13)	1,558,124

									44,964	(14)	6,628,143

									32,663	(7)	4,814,853

	—	21,294(10)		110.47	8/9/2030

Forrest Norrod

						2,959	(2)	436,186

						10,428	(3)	1,537,191

						32,985	(12)	4,862,319

						11,451	(13)	1,687,992

									28,575	(5)	4,212,241

									37,816	(6)	5,574,457

									41,231	(20)	6,077,862

									35,385	(7)	5,216,103

	29,293	—		12.83	8/9/2024

	40,540	—		19.10	8/9/2025

	32,837	—		34.19	8/9/2026

	21,784	—		84.85	8/9/2027

	13,813	6,907(8)		107.58	8/9/2028

	7,487	22,464(9)		95.54	8/9/2029

	—	23,069(10)		110.47	8/9/2030

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	71

2024 NOTICE OF MEETING AND PROXY STATEMENT

Outstanding Equity Awards at 2023 Fiscal Year-End (continued)

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Victor Peng

						57,681	(15)	8,502,756

						19,551	(3)	2,882,013

						17,618	(13)	2,597,069

						23,697	(16)	3,493,175

						18,642	(17)	2,748,017

									70,906	(6)	10,452,253

									54,439	(7)	8,024,853

	14,039	42,119(9)		95.54	8/9/2029

	—	35,491(10)		110.47	8/9/2030

Devinder Kumar

	—	7,799		95.54	4/14/2025

(1)

The dollar value of these awards is calculated by multiplying the number of units by $147.41 per share, the last reported sales price of our common stock on December 29, 2023, the last trading day of fiscal 2023.

(2)	This RSU award vested 33 1/3% on each of August 9, 2022 and 2023 and 33 1/3% will vest on August 9, 2024, subject to continued service.
(3)	This RSU award vested 25% on August 9, 2023, and 25% will vest on each of August 9, 2024, 2025 and 2026, subject to continued service.
(4)

Represents the unvested portion of the Value Creation Equity Award at 200% (the “earned PRSUs”) which will vest on August 9, 2024, subject to continued service or upon Dr. Su’s “covered termination” within the meaning of her employment agreement.

(5)

Amount reflects estimated PRSU achievement based on performance status as of December 29, 2023 (161% of Target), adjusted for the value cap described below. The actual number of shares that may be earned, if at all, is contingent upon the achievement of pre-established performance metrics over the three-year period ending August 9, 2024. Vested PRSUs will generally be settled on the later of August 15, 2024, or the date following the Compensation Committee’s certification of performance. The amount of shares that may be earned is between 0% and 250% of the target number of shares.

(6)

Amount reflects estimated PRSU achievement based on performance status as of December 29, 2023 (136% of Target). The actual number of shares that may be earned, if at all, is contingent upon the achievement of pre-established performance metrics over the three-year period ending August 9, 2025. Vested PRSUs will generally be settled on the later of August 15, 2025, or the date following the Compensation Committee’s certification of performance. The number of shares that may be earned is between 0% and 250% of the target number of shares.

(7)

Amount reflects estimated PRSU achievement based on performance status as of December 29, 2023 (103% of Target). The actual number of shares that may be earned, if at all, is contingent upon the achievement of pre-established performance metrics over the three-year period ending August 9, 2026. Vested PRSUs will generally be settled on the later of August 15, 2026, or the date following the Compensation Committee’s certification of performance. The number of shares that may be earned is between 0% and 250% of the target number of shares.

(8)	This option vested 33 1/3% on each of August 9, 2022 and 2023 and 33 1/3% will vest on August 9, 2024, subject to continued service.
(9)	This option vested 25% on August 9, 2023 and will vest 25% on each of August 9, 2024, 2025 and 2026, subject to continued service.
(10)	This option will vest 25% on each of August 9, 2024, 2025, 2026 and 2027, subject to continued service.
(11)	This RSU award will vest 100% on February 15, 2024, subject to continued service.
(12)	This RSU award will vest 33 1/3% on each of February 15, 2024, 2025 and 2026, subject to continued service.
(13)	This RSU award will vest 25% on each of August 9, 2024, 2025, 2026 and 2027, subject to continued service.
(14)

Amount reflects estimated PRSU achievement based on performance status as of December 29, 2023 (200% of Target). The actual number of shares that may be earned, if at all, is contingent upon the achievement of pre-established performance metrics over the three-year period ending February 15, 2026. Vested PRSUs will generally be settled on the later of March 1, 2026, or the date following the Compensation Committee’s certification of performance. The number of shares that may be earned is between 0% and 250% of the target number of shares.

(15)	This RSU award vested 33 1/3% on March 15, 2023, and 33 1/3% will vest on March 15, 2024 and 2025, subject to continued service.
(16)	This RSU award was originally granted under the Xilinx stock plan and vested 25% on each of July 12, 2022 and 2023 and 25% will vest on each of July 2024 and 2025, subject to continued service.
(17)

This RSU was originally granted under the Xilinx stock plan and 55,924 shares were accelerated on April 29, 2022 in accordance with Mr. Peng’s change in control agreement. Subsequently, 18,641 shares vested on July 12, 2022 and 18,642 shares vested on July 12, 2023, with and additional 18,642 shares which will vest on July 12, 2024, subject to continued service.

(18)	This RSU award will vest 33 1/3% on each of June 15, 2024, 2025 and 2026, subject to continued service.
(19)	This RSU award will vest 100% on June 15, 2024, subject to continued service.
(20)

Represents a Value Creation Equity Performance Restricted Stock award. The amount reflects estimated PRSU achievement based on performance status as of December 29, 2023 (125% of Target), adjusted for the value cap described below. The actual number of shares that may be earned, if at all, is contingent upon the achievement of pre-established performance metrics over the three-year period ending February 15, 2026. Vested PRSUs will generally be settled no earlier than the date that is five business days following the Compensation Committee’s certification of performance. The amount of shares that may be earned is between 0% and 200% of the target number of shares.

72	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

GRANTS OF PLAN-BASED AWARDS IN 2023

The following table sets forth all plan-based awards granted to the Named Executive Officers in fiscal 2023.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Plan Name	Grant Date	Compensation Committee Action Date	Threshold (#)	Target (#)	Maximum (#)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/ Share)	Grant Date Fair Value of Stock and Option Awards ($)(5)

Lisa T. Su
EIP			—	2,400,000	4,800,000
2023 Plan	8/9/2023	7/5/2023				—	158,562	396,405				21,848,258
2023 Plan	8/9/2023	7/5/2023								106,474	110.47	5,838,512
Jean Hu
EIP			—	850,868	1,701,735
2004 Plan	2/15/2023	12/28/2022				—	65,971	164,928				7,738,398
2004 Plan	2/15/2023	12/28/2022							65,971			5,619,410
2004 Plan	2/15/2023	12/28/2022							92,360			7,867,225
2023 Plan	8/9/2023	7/5/2023				—	39,640	99,100				5,461,996
2023 Plan	8/9/2023	7/5/2023							13,213			1,459,640
2023 Plan	8/9/2023	7/5/2023								26,618	110.47	1,459,601
Philip Guido
EIP			—	517,858	1,035,715
2023 Plan	6/15/2023	3/6/2023				—	22,482	56,205				4,611,508
2023 Plan	6/15/2023	3/6/2023							35,971			4,469,037
2023 Plan	6/15/2023	3/6/2023							22,482			2,793,164
2023 Plan	8/9/2023	7/5/2023				—	31,712	79,280				4,369,596
2023 Plan	8/9/2023	7/5/2023							10,570			1,167,688
2023 Plan	8/9/2023	7/5/2023								21,294	110.47	1,167,659
Forrest Norrod
EIP			—	868,750	1,737,500
2004 Plan	2/15/2023	2/8/2023				—	32,985	65,970				4,449,677
2004 Plan	2/15/2023	2/8/2023							32,985			2,809,662
2023 Plan	8/9/2023	7/5/2023				—	34,355	85,888				4,733,775
2023 Plan	8/9/2023	7/5/2023							11,451			1,264,992
2023 Plan	8/9/2023	7/5/2023								23,069	110.47	1,264,991
Victor Peng
EIP			—	1,143,750	2,287,500
2023 Plan	8/9/2023	7/5/2023				—	52,854	132,135				7,282,753
2023 Plan	8/9/2023	7/5/2023							17,618			1,946,260
2023 Plan	8/9/2023	7/5/2023								35,491	110.47	1,946,153
Devinder Kumar(6)
2004 Plan		2/14/2023						39,242	10,442	23,245		6,859,055

(1)

Amounts represent the estimated cash performance bonuses payable under the EIP for fiscal 2023. For the Named Executive Officers, the actual amounts paid under the EIP for fiscal 2023 are set forth in the “Non-Equity Incentive Plan Compensation” column of the “2023 Summary Compensation Table” above.

(2)

Amounts represent PRSUs. See “Compensation Discussion and Analysis—Fiscal 2023 Compensation Elements—Long-Term Equity Awards” above for more information about the PRSUs, including the pre-established performance periods and performance measures, and see footnotes to the “Outstanding Equity Awards at 2023 Fiscal Year-End” table above for a description of the PRSU vesting schedules. Also see “Compensation Discussion and Analysis—Fiscal 2023 Compensation Elements—Long-Term Equity Awards—Value Creation Equity Awards” above for more information about the Value Creation Equity Awards.

(3)	Amounts represent time-based RSUs. See footnotes to the “Outstanding Equity Awards at 2023 Fiscal Year-End” table above for a description of the RSU vesting schedules.
(4)

Amounts represent stock options. See footnotes to the “Outstanding Equity Awards at 2023 Fiscal Year-End” table above for a description of the stock option vesting schedules. The stock options expire seven years after the grant date.

(5)

Amounts reflect the grant date fair value of the respective award computed in accordance with ASC Topic 718. Regardless of the value on the grant date, the actual value that may be realized from an award is contingent upon the satisfaction of the applicable conditions to vesting of that award, and for stock options, also upon the excess of AMD’s stock price over the exercise price. With respect to the PRSUs, in accordance with SEC rules, amounts reflect the fair value at the grant date determined using a Monte-Carlo simulation model and based upon a discounted cash flow analysis of the probability-weighted payoffs of a share-based payment assuming a variety of possible stock price paths and represents the estimate of aggregate compensation cost to be recognized over the requisite service period determined as of the grant date under ASC Topic 718. For Mr. Kumar, the amount reflects the incremental fair value, determined in accordance with ASC Topic 718, associated with the

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	73

2024 NOTICE OF MEETING AND PROXY STATEMENT

Grants of Plan-Based Awards in 2023 (continued)

(i) acceleration of 10,442 RSUs, (ii) service vesting credit with respect to his 2020 PRSUs (which were earned at 250% of target in August 2023 based on actual performance for the three-year performance period ended August 9, 2023), (iii) pro-rated vesting at target for his 2021 PRSUs and 2022 PRSUs based on completed service during applicable performance periods and (iv) the acceleration of 23,245 stock options and the extension of the exercise period of his outstanding stock options to two years following his termination date, in each case pursuant to the terms of his Retirement Transition Agreement with the Company. For a discussion of the assumptions made in the valuations reflected in this column, see Note 12 of the Notes to Consolidated Financial Statements in our Annual Report. For a discussion of the assumptions made in the valuation reflected in these amounts, see Note 12 of the Notes to Consolidated Financial Statements in our Annual Report. For more information on the stock options, RSUs and PRSUs held by Mr. Kumar during fiscal 2023, see “Compensation Discussion and Analysis—Severance and Separation Arrangements—Devinder Kumar’s Retirement Transition Agreement and General Release” above.
(6)

There were no stock option or stock awards granted to Mr. Kumar during fiscal 2023. The amounts reflect (a) the number of shares issued to Mr. Kumar during fiscal 2023 in settlement of the PRSUs and RSUs that vested upon his termination and (b) the number of stock options that vested upon his termination, in each case pursuant to his Retirement Transition Agreement.

74	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

OPTION EXERCISES AND STOCK VESTED IN 2023

The following table shows the value realized by the Named Executive Officers as a result of the exercise of stock options and stock awards that vested during 2023.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Lisa T. Su	1,077,214	120,403,857	324,071	34,902,666

Jean Hu	—	—	—	—

Philip Guido	—	—	—	—

Forrest Norrod	—	—	59,132	6,370,263

Victor Peng	—	—	65,847	6,799,873

Devinder Kumar	157,234	8,047,933	82,885	8,343,912

(1)	Value is the closing trading price of our common stock on the date of vesting multiplied by the number of vested shares.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	75

2024 NOTICE OF MEETING AND PROXY STATEMENT

2023 NONQUALIFIED DEFERRED COMPENSATION

The following table shows information for the Named Executive Officers who had accounts in the Deferred Income Account Plan (the “DIA”), a non-qualified deferred compensation plan, in 2023. Except for amounts deferred and vested prior to January 1, 2005, the DIA is subject to Section 409A of the Code.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings (Losses) in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)

Lisa T. Su	—	—	154,411	—	1,119,843

Jean Hu	38,481	—	3,984	—	42,465

Phillip Guido	136,635	—	9,587	—	146,222

Devinder Kumar	—	—	310,222	2,241,789	129,644

(1)	Amount is included in the “Salary” column for fiscal 2023 of the “2023 Summary Compensation Table” above.
(2)

Represents the net amounts debited from the DIA accounts of Dr. Su, Ms. Hu and Messrs. Kumar and Guido as a result of the performance of the investment vehicles in which their accounts were deemed invested, as more fully described in the narrative disclosure below. These amounts do not represent above-market or preferential earnings (within the meaning of 17 CFR Section 229.402(c)(2)(viii)), and as a result are not reported in the “2023 Summary Compensation Table” above.

(3)	Other than executive contributions in the fiscal year, no other aggregate amounts were reported as compensation for the Named Executive Officers in 2023, 2022 and 2021.

We maintain the DIA, which allows eligible employees, including the Named Executive Officers, to voluntarily defer receipt of a portion of their salary, bonus and any commission payments until the date or dates selected by the participant. Participants may defer up to 50% of annual base salary and/or 100% of commissions and bonuses. Earnings on the deferred accounts are based on the performance of the investment funds selected by the participants. Participants make a deferral election, prior to the year in which the compensation is earned, that may not be terminated or changed during the year for which it was made. Generally, we make a discretionary contribution to the participant’s account if his or her annual base salary, minus his or her Section 401(k) contribution before the deferral, is greater than the annual compensation limit for Section 401(k) plans. The contribution, if any, is equal to the lesser of (i) 50% of the deferred compensation credited to the participant’s account for the year or (ii) a discretionary percentage of the participant’s base salary in excess of the eligible Section 401(k) compensation limit for the year minus the participant’s Section 401(k) contributions. For 2023, our discretionary contribution percentage under option (ii) above was 4.5%. Participants are 100% vested in the value of their accounts. Participants may select their desired benchmark investment fund(s) in which their accounts are deemed to be invested and may change their investment elections at any time, with such change effective as of the next business day. The amount of investment gain or loss that is credited to the participant’s account depends on the participant’s investment election. For 2023, we utilized investment funds in an array of asset classes, substantially aligned to those offered under our Section 401(k) plan. We have placed assets in mutual funds held in a Rabbi trust established for the DIA. For 2023, the investment return credited to Dr. Su’s, Ms. Hu’s, Mr. Guido’s and Mr. Kumar’s DIA accounts was 16.0%, 14.6%, 7.4% and 24.7%, respectively, based on their investment elections for their respective DIA accounts. This investment return was calculated by taking the aggregate gain or loss in fiscal 2023 and dividing it by the aggregate balance as of the beginning of fiscal 2023.

The DIA accounts are distributed following a participant’s termination of employment with us unless the participant has elected an in-service withdrawal (scheduled or hardship withdrawal). At the time a participant makes his or her deferral election, he or she may elect a different form of distribution for such year’s deferred compensation. The participant may elect a single lump sum distribution or annual installment distributions over three to ten years. The default form of distribution is a single lump sum. A participant may change the form of distribution election, subject to the terms of the DIA.

A participant may elect to withdraw all or part of his or her account while employed by us, subject to the terms of the DIA. The in-service withdrawal date must be at least two years after the plan year in which the election was made. An in-service withdrawal date may be changed, subject to the terms of the DIA. An unscheduled payment may also be made, subject to the terms of the DIA.

76	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

We have entered into an employment agreement with Dr. Su, our current Chair, President and Chief Executive Officer. In addition, Ms. Hu and Messrs. Peng, Guido and Norrod participate in the Executive Severance Plan and have each entered into a change in control agreement with us.

The Executive Severance Plan and change in control agreements are designed to (i) implement a uniform process for handling potential future involuntary departures of the Named Executive Officers, and (ii) encourage the Named Executive Officers’ continued services in the event of a potential change in control of us and to allow for a smooth transition upon such a change in control. In addition, these arrangements are intended to provide incentives to the Named Executive Officers to effectively execute the directives of our Board, even in the event that such actions may result in the elimination of a Named Executive Officer’s position. Under the terms of the change in control agreements, a Named Executive Officer is eligible to receive certain specified compensatory payments and benefits only if (i) a “change in control” occurs, and (ii) the Named Executive Officer’s employment is involuntarily terminated or the Named Executive Officer is constructively discharged, in each case within two years of that change in control.

Dr. Su’s Employment Agreement.  Pursuant to Dr. Su’s at-will employment agreement which sets forth Dr. Su’s duties and obligations as our President and Chief Executive Officer (the “Su Employment Agreement”), Dr. Su’s employment may be terminated by (i) us for Cause (as defined in the Su Employment Agreement), (ii) Dr. Su’s Involuntary Termination Without Cause (as defined in the Su Employment Agreement), (iii) Dr. Su’s Constructive Termination (as defined in the Su Employment Agreement), (iv) Dr. Su’s voluntary election to terminate her employment with us, or (v) Dr. Su’s death or disability.

Except as otherwise described in the next paragraph, in the event of Dr. Su’s Involuntary Termination Without Cause or Constructive Termination, subject to Dr. Su’s execution of a full release of claims, which remains effective, following such termination:

•

Dr. Su will be credited with an additional 12 months of service for purposes of calculating the service-based vesting of any then-unvested equity awards. Any performance-based equity award for which the service-based vesting condition has been satisfied as of the date of termination will continue in accordance with the terms of the applicable award agreement and will be earned or forfeited based on actual performance for the applicable performance period. The settlement of any earned performance-based equity award will occur at such time as such performance-based equity award would have been settled had Dr. Su continued her employment with us;

•	We will make a lump-sum cash payment to Dr. Su in an amount equal to two times her then base salary;

•

We will pay Dr. Su the pro-rata amount of her annual bonus accrued under the EIP, based on actual performance for the year of termination and paid at the time annual bonuses are paid to other executives; and

•

We will, for 24 months following the date of termination, pay Dr. Su an amount equal to the COBRA premium for continuation coverage for herself and her dependents (if applicable) under our group medical and dental plans on a monthly basis.

In the event of Dr. Su’s Involuntary Termination Without Cause or Constructive Termination between the public announcement of a transaction that results in our Change of Control (as defined in the Su Employment Agreement) and 24 months after such Change of Control, subject to Dr. Su’s execution of a full release of claims, which remains effective, following such termination:

•

We will pay Dr. Su her earned but unpaid base salary through the date of termination and all other amounts to which Dr. Su is entitled under any of our compensation plans or practices on the date of termination;

•

All unvested equity awards then held by Dr. Su will accelerate and be deemed fully vested, and all such equity awards then-outstanding that are subject to performance-based vesting condition, other than Dr. Su’s Value Creation Equity Award, will be deemed achieved at the target levels set forth in the applicable award agreement;

•

We will make a lump-sum cash payment to Dr. Su in an amount equal to two times her base salary plus two times her target annual bonus, in each case at the rate in effect immediately before the date of termination or, if higher, the rate in effect six months before the date of termination;

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	77

2024 NOTICE OF MEETING AND PROXY STATEMENT

Severance and Change in Control Arrangements (continued)

•	We will pay Dr. Su the pro-rata amount of her annual bonus accrued under the EIP assuming performance at target levels for the portion of the year prior to the date of termination; and

•

We will, for 24 months following the date of termination, pay Dr. Su an amount equal to the COBRA premium for continuation coverage for herself and her dependents (if applicable) under our group medical and dental plans on a monthly basis. In addition, we will pay Dr. Su $4,000 per month for 12 months following the date of termination for financial planning and tax planning services.

Under the terms of the Su Employment Agreement, upon a termination of employment in connection with a change in control, Dr. Su’s severance payments and benefits will be made in full or as to such lesser amount as would result in no portion of the payments being subject to an excise tax imposed by Section 4999 of the Code (relating to Section 280G of the Code), whichever of the foregoing amounts is greater on an after-tax basis (i.e., a parachute payment cut-back).

Executive Severance Plan for Executive Vice Presidents and Senior Vice Presidents. With the exception of Dr. Su, all of the Named Executive Officers participated in the Executive Severance Plan as of the end of 2023.

Under the terms of the Executive Severance Plan, any participant who (i) is involuntarily terminated other than for cause (as defined in the Executive Severance Plan) or as a result of death or disability (as defined in the Executive Severance Plan) and (ii) is not offered a job with one of our affiliates or a successor of us, will be entitled to the following benefits, subject to the participant’s execution of a full release of claims, which remains effective, following such termination:

•	We will make a lump-sum cash payment to the participant in an amount equal to 12 months of base salary;

•	We will, for 12 months following the date of termination, pay COBRA premiums for continuation coverage under our group medical and dental plans; and

•	We will allow participants to use our Employee Assistance Plan for up to 12 months.

Additionally, we will seek reimbursement on a pro-rata basis, of severance benefits if we re-employ a participant during the 12 months following receipt of a severance payment under the Executive Severance Plan. Under the terms of his offer letter with us, if Mr. Peng is eligible to receive severance under the Executive Severance Plan he will also receive accelerated vesting of a prorated portion of his outstanding unvested time-based equity awards based on the number of days of service completed by Mr. Peng during the applicable vesting period.

The Executive Severance Plan is intended to represent the exclusive severance benefits payable to a participant by us. Accordingly, any participant who is entitled to receive severance benefits payable in connection with a change of control pursuant to a change in control agreement may not also receive severance benefits under the Executive Severance Plan. In other words, a participant may not collect severance benefits under the Executive Severance Plan if he or she receives benefits under a change in control agreement with us.

Although we expect to maintain the Executive Severance Plan indefinitely, we may amend, modify or terminate the Executive Severance Plan at any time. Therefore, severance benefits under the Executive Severance Plan are not guaranteed and may be eliminated in the future. The form of release agreement used under our Executive Severance Plan includes a customary non-disparagement agreement and a one-year employee non-solicitation agreement.

Change in Control Agreements. Ms. Hu and Messrs. Peng, Guido and Norrod were each covered by a change in control agreement as of the end of 2023. These change in control agreements are designed to encourage their continued services in the event of a change in control, which generally means any of the following events:

•	the acquisition by any person representing more than 50% of our then outstanding shares of stock or the combined voting power of our voting securities;

•	a change of the majority of the Board during any two consecutive years, unless certain Board approval conditions are met;

•

a merger or consolidation of us into any other corporation, where immediately after the merger or consolidation 50% or less of the combined voting power is held by holders of our voting securities immediately before such merger or consolidation; or

•	the stockholders approve a plan of complete liquidation or there is a consummated a sale of all or substantially all of our assets.

78	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

Severance and Change in Control Arrangements (continued)

The change in control agreements provide that, if within two years after a change in control, the Named Executive Officer’s employment is terminated by us without cause or they are constructively discharged, the Named Executive Officer will receive:

•

a lump sum severance benefit equal to the sum of two times the executive’s rate of annual base compensation at the rate in effect immediately before the date of termination or, if higher, the rate in effect six months before the date of the change in control, plus two times the target annual bonus in the year of termination;

•	all unvested equity will vest and be exercisable, and options may be exercised for the period of one year from the date of termination or the original option term, whatever is shorter;

•	payment of the executive’s prorated accrued bonus assuming performance at target levels for the portion of the year prior to the date of termination;

•	reimbursement of personal financial and tax planning up to $4,000 for twelve months following the date of termination; and

•

12 months’ continued health and welfare benefits comparable to those in effect at termination and a gross-up for any income taxes due as a result of the payment by us for such health and welfare benefits.

The payments and benefits pursuant to the change in control agreements are subject to the executive’s execution of a release of claims. Further, upon a termination of employment in connection with a change in control, the executive’s severance payments and benefits will be made in full or as to such lesser amount as would result in no portion of the payments being subject to an excise tax imposed by Section 4999 of the Code (relating to Section 280G of the Code), whichever of the foregoing amounts is greater on an after-tax basis (i.e., a parachute payment cut-back).

Executive Incentive Plan. Our EIP generally requires that participants be employed on the date of payment of the award. If a participant’s employment ends before the date of payment of the award other than due to the participant’s involuntary employment termination for misconduct (as defined the EIP), the Compensation Committee, in its sole discretion, may pay an award to the participant for the portion of the performance period that the participant was employed, calculated as determined by the Compensation Committee.

AMD Policies. In April 2009, we adopted a policy to, in general, not enter into any new change in control agreements or arrangements containing an excise tax gross-up provision. Dr. Su’s change in control agreement does not provide for an excise tax gross-up.

In March 2010, we also adopted a policy to not enter into any new change in control agreement or arrangement with any executive officer that provides for a cash severance payment (upon both our change in control and a subsequent termination of employment) in excess of (i) two times the sum of the respective executive officer’s base salary and annual target bonus, plus (ii) a prorated annual target bonus for the year in which the termination of employment occurs. Dr. Su’s employment agreement and the change in control agreements comply with this limitation.

Vesting of Equity Awards.

Change in Control. All RSUs and stock options granted under our equity incentive plans become fully vested (i) if our successor refuses to assume or substitute similar awards for outstanding awards, upon a change in control, or (ii) if our successor assumes or substitutes similar awards for outstanding awards and the participant’s employment is terminated by our successor for any reason (other than for misconduct) or by the participant due to a constructive termination within one year following a change in control, upon such termination of employment. All PRSUs vest to the extent the applicable performance criteria were achieved. Upon a change in control, the Compensation Committee shall determine and approve the Company’s performance with respect to the applicable performance vesting conditions as of the effective date of the change in control and the participant will be deemed to have earned that number of PRSUs, which will be converted automatically into an equal number of RSUs that will vest as of the first to occur of (i) the one-year anniversary of the change in control or (ii) the last day of the originally scheduled performance period. All remaining unearned PRSUs will be automatically forfeited without consideration. If the participant’s employment or service with the Company is involuntarily terminated for any reason (other than misconduct) after a change in control, then all such converted RSUs will become fully vested as of the date of termination.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	79

2024 NOTICE OF MEETING AND PROXY STATEMENT

Severance and Change in Control Arrangements (continued)

Death. If a participant’s status as a service provider terminates due to his or her death, the participant will become fully vested in any unvested outstanding RSUs or stock options granted to the participant after May 2020. In such event, the participant’s estate or legal representative may exercise any outstanding vested stock options for a period of twelve (12) months following the date of death (or, if earlier, until the expiration date of the stock option).

With respect to PRSUs granted after May 2020 and before August 2023, if a participant ceases to be a service provider due to his or her death, the participant’s PRSUs will remain outstanding and, at the end of the applicable performance period, will be deemed earned and vested based on the actual performance results for the performance period. For PRSUs granted in or after August 2023, if a participant ceases to be a service provider due to his or her death, the participant will immediately vest in the “target” number of PRSUs.

Disability. If a participant’s status as a service provider terminates due to his or her disability, the participant will automatically vest in any stock options that would have vested if the participant had remained in employment until the end of the calendar year in which the participant ceased to be a service provider. In such event, the participant or his or her legal representative may exercise any outstanding vested stock options for a period of twelve (12) months following the date of termination (or, if earlier, until the expiration date of the stock option).

Dr. Su’s Value Creation Equity Award. In August 2019, Dr. Su received a PRSU award for a target number of 775,194 shares (the “CEO Value Creation Award”), with the number of earned shares ranging from 0% to 200% of such target based on achievement of stock price performance milestones during the five-year performance period ending August 9, 2024. Any shares earned under the CEO Value Creation Award based on achievement of a stock price performance milestone on or before the third anniversary of the grant date of the CEO Value Creation Award will vest 50% on August 9, 2022, and 50% on August 9, 2024. The CEO Value Creation Award was earned at 200% achievement before the third anniversary of the grant date and, accordingly, Dr. Su vested in 50% of the earned shares on August 9, 2022, and the remaining 50% of the earned shares are scheduled to vest on August 9, 2024. If Dr. Su incurs a “covered termination” (as defined in her employment agreement) any time between August 9, 2023, and August 9, 2024, she will immediately vest in the remaining earned shares covered by the CEO Value Creation Award.

Victor Peng Assumed Xilinx Equity Awards. Pursuant to AMD’s acquisition of Xilinx, we agreed to accelerate vesting of any portion of Mr. Peng’s Xilinx equity awards that were assumed by AMD and that would have accelerated upon Mr. Peng’s resignation for “good reason” under his Xilinx employment agreement. The portion of any assumed Xilinx equity awards that did not accelerate pursuant to the offer letter will remain subject to the applicable vesting and other terms and conditions.

Potential Payments upon Termination or Change in Control. The following table presents the amount of compensation and benefits payable to Dr. Su under her employment agreement in the event of (i) an involuntary termination without cause or a constructive termination (without a change in control), (ii) an involuntary termination without cause or a constructive termination immediately following the consummation of a change in control and (iii) a separation due to death. As required by SEC rules, the amounts shown assume that the termination or death was effective as of December 30, 2023, exclude amounts earned through that time and are estimates of the amounts that would be paid out to Dr. Su. In the event of Dr. Su’s termination due to disability, she would be entitled to receive only (x) accelerated vesting of any unvested stock options that are otherwise scheduled to vest in the calendar year of termination (which stock options may be exercised for twelve (12) months following termination (or until the expiration date of the stock option, if earlier)) and (y) any amount under the EIP that the Compensation Committee determines, in its discretion, to award Dr. Su for the fiscal year in which her termination occurs. Accordingly, in the event of Dr. Su’s disability termination, the value she would receive in respect of the accelerated vesting of her unvested stock options as of December 30, 2023, that are otherwise scheduled to vest on or before December 30, 2024, is $4,283,211. For this purpose and for purposes of the below calculations, the value of each share of our common stock underlying an option, RSU or PRSU is assumed to be $147.41, the last reported sales price of our common stock on December 29, 2023, the last trading day of our fiscal 2023.

80	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

Severance and Change in Control Arrangements (continued)

The actual amounts to be paid out to Dr. Su can only be determined at the time of Dr. Su’s separation from us.

Name	Type of Benefit	Involuntary Termination Without Cause/Constructive Discharge ($)		Qualifying Termination Following a Change in Control ($)		Termination Due to Death ($)

Lisa T. Su

	Severance	2,400,000	(1)	7,200,000	(2)	—

	Annual Bonus	1,432,800	(3)	2,400,000	(4)	1,432,800	(5)

	Stock Options	4,283,211	(6)	10,858,041	(7)	10,858,041	(7)

	Restricted Stock Units	143,588,691	(8)	203,840,170	(9)	88,867,887	(10)

	Health and Welfare	43,683	(11)	43,683	(11)	—

	Life Insurance	—		—		3,000,000	(12)

	Financial Planning	—		48,000	(13)	—

	Total	151,748,384		224,389,893	(14)	104,158,728

(1)	Amount represents two times Dr. Su’s base salary of $1,200,000.
(2)	Amount represents two times Dr. Su’s base salary of $1,200,000, plus two times her target annual bonus ($2,400,000) as of December 30, 2023.
(3)	Amount represents the pro-rata amount of her annual bonus accrued under the EIP based on actual 2023 performance for the portion of the year prior to the date of termination.
(4)	Amount represents the pro-rata amount of her annual bonus accrued under the EIP assuming performance at target levels for the portion of the year prior to the date of termination.
(5)

Amount represents the pro-rata amount of Dr. Su’s annual bonus accrued under the EIP for the portion of the year prior to the date of termination. Amount shown assumes the Compensation Committee exercises its discretion under the EIP to pay Dr. Su’s pro-rated EIP bonus for 2023 based on actual performance as of December 30, 2023.

(6)

Amounts represents the value of unvested stock options outstanding as of December 30, 2023 that would have vested during the 12-month period after her termination. The value reported for each stock option is the excess of the aggregate value of the underlying shares over the aggregate exercise price of the stock option.

(7)

Amounts shown reflect the value of stock option acceleration in the event of, as applicable, Dr. Su’s death or the occurrence of a change in control whereby our successor refuses to assume or substitute similar awards for outstanding stock options. The value reported for each stock option is the excess of the aggregate value of the underlying shares over the aggregate exercise price of the stock option.

(8)

Amount reflects the value of unvested RSUs and PRSUs outstanding as of December 30, 2023, in each case that would have vested during the 12-month period after her termination. The number of PRSUs payable reflects achievement as of December 30, 2023, of the CEO Value Creation Award at 200% of target and the 2021 annual PRSU award at 161% of target. The actual number of PRSUs payable under the 2021 annual PRSU award could be lower and will not be known until August 9, 2024, the last day of the performance period.

(9)

Amount reflects the value of all unvested RSUs and PRSUs outstanding as of December 30, 2023, that would become vested upon Dr. Su’s qualifying termination immediately following the consummation of a change in control. The number of PRSUs payable reflects achievement as of December 30, 2023, at the following levels: 2021 annual PRSU award (161% of target), CEO Value Creation Equity Award (200% of target), 2022 annual PRSU award (136% of Target), and 2023 annual PRSU award (103% of target). Upon the occurrence of a change in control, the PRSUs convert into a number of time-based RSUs determined based on achievement as of the date of the change in control. These time-based RSUs would immediately vest upon Dr. Su’s qualifying termination immediately following the change in control.

(10)

Amount reflects the value of all unvested RSUs and PRSUs outstanding as of December 30, 2023, that would become vested upon Dr. Su’s death. The number of PRSUs payable assumes achievement as of December 30, 2023, at the following levels: 2021 annual PRSU award (161% of target) and 2022 annual PRSU award (136% of Target). The target number of shares under 2023 annual PRSU award would become vested upon Dr. Su’s death.

(11)	Amount represents our cost of paying COBRA premiums on behalf of Dr. Su and her dependents for 24 months following her termination based on rates for a current employee.
(12)	Pursuant to our Executive Life Insurance Benefit Plan, amount reflects a life insurance payout equal to three times Dr. Su’s base salary of $1,200,000, subject to a maximum of $3,000,000.
(13)	Pursuant to Dr. Su’s employment agreement, she is entitled to $4,000 per month in financial planning for a 12-month period following termination.
(14)

In the event that the severance and other benefits provided would be subject to excise taxes imposed by Section 280G and Section 4999 of the Internal Revenue Code, such amount will either be delivered in full or reduced so as not to be subject to excise taxation, whichever amount is higher, pursuant to the terms of Dr. Su’s Employment Agreement.

The following table presents the amount that would be payable to Ms. Hu and Messrs. Peng, Guido and Norrod (i) under the Executive Severance Plan (as supplemented, in the case of Mr. Peng, by his offer letter) assuming an involuntary termination of employment without cause outside of a change in control, (ii) under their respective change

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	81

2024 NOTICE OF MEETING AND PROXY STATEMENT

Severance and Change in Control Arrangements (continued)

in control agreements, in each case assuming a termination of employment without cause or a constructive discharge that occurred within 24 months of a change in control, and (iii) in the event of a separation due to death. As required by SEC rules, the amounts shown assume that such termination or death was effective as of December 30, 2023, exclude amounts earned through that time and are estimates of the amounts that would be paid out to the Named Executive Officers. In the event of each Named Executive Officer’s termination due to disability, the Named Executive Officer would be entitled to receive only (x) accelerated vesting of any unvested stock options that are otherwise scheduled to vest in the calendar year of termination (which stock options may be exercised for twelve (12) months following termination (or until the expiration date of the stock option, if earlier)) and (y) any amount under the EIP that the Compensation Committee determines, in its discretion, to award to the Named Executive Officer for the fiscal year in which such termination occurs. Accordingly, the value Ms. Hu and Messrs. Peng, Guido and Norrod would receive upon a disability termination in respect of the accelerated vesting of their unvested stock options as of December 30, 2023, that are otherwise scheduled to vest on or before December 30, 2024, is $245,863, $1,056,023, $196,667, and $876,578, respectively. For this purpose and for purposes of the below calculations, the value of each share of our common stock underlying an option, RSU or PRSU is assumed to be $147.41, the last reported sales price of our common stock on December 29, 2023, the last trading day of our fiscal 2023. The actual amounts to be paid out can only be determined at the time of the Named Executive Officer’s separation from us.

Name	Type of Benefit	Involuntary Termination Without Cause ($)		Qualifying Termination Following a Change in Control ($)		Termination Due to Death ($)

Jean Hu(1)

	Severance	725,000	(2)	3,151,735	(3)	—

	Annual Bonus	507,968	(4)	850,868	(5)	507,968	(6)

	Stock Options	—		983,269	(7)	983,269	(7)

	Restricted Stock Units	—		50,755,474	(8)	40,855,419	(9)

	Health and Welfare	9,244	(10)	15,242	(11)	—

	Life Insurance	—		—		2,175,000	(12)

	Financial Planning	—		4,000		—

	Total	1,242,212		55,760,588	(13)	44,521,655

Victor Peng

	Severance	930,000	(2)	4,147,500	(3)	—

	Annual Bonus	682,819	(4)	1,143,750	(5)	682,819	(6)

	Stock Options	1,471,790	(14)	3,495,750	(7)	3,495,750	(7)

	Restricted Stock Units	12,921,132	(14)	38,699,990	(8)	32,225,153	(9)

	Health and Welfare	19,487	(10)	40,304	(11)	—

	Life Insurance	—		—		2,745,000	(12)

	Financial Planning	—		4,000		—

	Total	16,025,228		47,531,294	(13)	39,148,722

82	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

Severance and Change in Control Arrangements (continued)

Name	Type of Benefit	Involuntary Termination Without Cause ($)		Qualifying Termination Following a Change in Control ($)		Separation Due to Death ($)

Philip Guido(15)

	Severance	725,000	(2)	2,485,715	(3)	—

	Annual Bonus	309,161	(4)	517,858	(5)	309,161	(6)

	Stock Options	—		786,600	(7)	786,600	(7)

	Restricted Stock Units	—		21,617,677	(8)	18,163,418	(9)

	Health and Welfare	22,502	(10)	37,101	(11)	—

	Life Insurance	—		—		2,175,000	(12)

	Financial Planning	—		4,000		—

	Total	1,056,663		25,448,950	(13)	21,434,179

Forrest Norrod

	Severance	710,000	(2)	3,157,500	(3)	—

	Annual Bonus	518,644	(4)	868,750	(5)	518,644	(6)

	Stock Options	—		2,292,482	(7)	2,292,482	(7)

	Restricted Stock Units	—		29,604,350	(8)	28,237,106	(9)

	Health and Welfare	27,019	(10)	44,549	(11)	—

	Life Insurance	—		—		2,326,500	(12)

	Financial Planning	—		4,000		—

	Total	1,255,663		35,971,631	(13)	33,374,733

(1)

If Ms. Hu’s employment with us terminates on or before February 23, 2024, for any reason other than due to a company- or department-wide reduction-in-force, she is required to repay 100% of her $2 million cash sign-on bonus. If such termination occurs after February 23, 2024, and before February 23, 2025, her repayment obligation is reduced by 8.33% for each full month of employment completed after February 23, 2024.

(2)

Under the Executive Severance Plan, the value of the severance benefit following an involuntary termination other than for cause (as defined in the Executive Severance Plan) or as a result of death or disability (as defined in the Executive Severance Plan) is equal to a single lump sum severance payment equivalent to 12 months of base pay.

(3)

Under the change in control agreements with each of Ms. Hu and Messrs. Peng, Guido and Norrod, the value of the severance benefit following a termination without cause or a constructive termination within two years after a change in control is equal to a single lump sum severance payment equivalent to two times the executive’s rate of annual base pay, plus two times the target annual bonus in the year of termination. These calculations assume compensation rates as of December 30, 2023.

(4)

Amount represents the pro-rata amount of the executive’s annual bonus accrued under the EIP for the portion of the year prior to the date of termination. Amount shown assumes the Compensation Committee exercises its discretion under the EIP to pay pro-rated EIP bonuses based on actual performance as of December 30, 2023.

(5)

Under the change in control agreements with each of Ms. Hu and Messrs. Peng, Guido and Norrod, each receives an amount equal to pro-rata amount of his or her annual bonus accrued under the EIP assuming performance at target levels for the portion of the year prior to the date of termination.

(6)

Amount represents the pro-rata amount of annual bonus accrued under the EIP for the portion of the year prior to the date of termination. Amount shown assumes the Compensation Committee exercises its discretion under the EIP to pay pro-rated EIP bonus for 2023 based on actual performance as of December 30, 2023.

(7)

Amounts shown reflect the value of stock option acceleration in the event of, as applicable, the Named Executive Officer’s death or the occurrence of a change in control whereby our successor refuses to assume or substitute similar awards for outstanding stock options. The value reported for each stock option is the excess of the aggregate value of the underlying shares over the aggregate exercise price of the stock option.

(8)

Amount represents the value of all unvested RSUs and PRSUs outstanding as of December 30, 2023. The number of PRSUs payable reflects achievement as of December 30, 2023 at the following levels: 2021 annual PRSU award (161% of target) (Mr. Norrod only), 2022 annual PRSU award (136% of target) (Messrs. Peng and Norrod only), and 2023 annual PRSU award (103% of Target).

(9)

Amount represents the value of all unvested RSUs and PRSUs outstanding as of December 30, 2023 that become vested upon the Named Executive Officer’s death. The number of PRSUs payable assumes achievement as of December 30, 2023, at the following levels: 2021 annual PRSU award (161% of target) and 2022 annual PRSU award (136% of Target). The target number of shares under the 2023 annual PRSU award would become vested upon the death of the applicable Named Executive Officer.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	83

2024 NOTICE OF MEETING AND PROXY STATEMENT

Severance and Change in Control Arrangements (continued)

(10)

Under the Executive Severance Plan, the value of the health and welfare benefit following an involuntary termination is equal to 12 months of COBRA medical, dental and/or vision insurance premiums, based on the participant’s benefits plan elections in effect at the time of termination, and use of the employee assistance plan provided by us as part of the 12 months of COBRA coverage.

(11)

Amount reflects our annual cost of paying COBRA premiums on behalf of Ms. Hu and Messrs. Peng, Guido and Norrod for 12 months following termination based on the rates of a current employee. Also includes gross-ups for income taxes in the amounts of $5,998, $20,817, $14,599, and $17,530 due by Ms. Hu and Messrs. Peng, Guido and Norrod, respectively, as a result of our payment of health and welfare benefits on their behalf.

(12)

Pursuant to our Executive Life Insurance Benefit Plan, amount reflects a life insurance payout equal to three times the Named Executive Officer’s base salary, which is $725,000 for Ms. Hu, $915,000 for Mr. Peng, $725,000 for Mr. Guido, and $775,000 for Mr. Norrod, subject to a maximum of $3,000,000.

(13)

In the event that the severance and other benefits provided would be subject to excise taxes imposed by Section 280G and Section 4999 of the Internal Revenue Code, such amount will either be delivered in full or reduced so as not to be subject to excise taxation, whichever amount is higher, pursuant to the terms of our Change in Control Agreement.

(14)

Amount represents the value of all unvested time-based RSUs and stock options outstanding as of December 30, 2023, that would become vested upon Mr. Peng’s involuntary termination other than for cause (as defined in the Executive Severance Plan) or as a result of death or disability (as defined in the Executive Severance Plan). Under the terms of his offer letter with us, if Mr. Peng becomes eligible for severance under the Executive Severance Plan he will receive accelerated vesting, on a prorated basis, of all outstanding time-based equity awards. Prorated vesting is based on the number of days during the applicable vesting period that Mr. Peng is employed by us.

(15)

If Mr. Guido’s employment with us terminates on or before July 5, 2024, for any reason other than due to a company- or department-wide reduction-in-force, he is required to repay 100% of his $3 million cash sign-on bonus. If such termination occurs after July 5, 2024, and before July 5, 2025, his repayment obligation is reduced by 8.33% for each full month completed after February 23, 2024.

Devinder Kumar Retirement

Mr. Kumar retired from us on April 14, 2023. Because Mr. Kumar’s separation from us was a retirement, he did not receive benefits under our Executive Severance Plan. AMD does not have a retirement policy that is generally applicable to long-term equity awards. However, in certain limited circumstances, such as for long-tenured, dedicated employees like Mr. Kumar who have had an exceptional impact on AMD over the course of their tenure, the Compensation Committee may provide for retirement treatment of equity awards on a case-by-case basis. Accordingly, we entered into a Retirement Transition Agreement and General Release with him on February 15, 2023 (the “Retirement Transition Agreement”).

Pursuant to the Retirement Transition Agreement, in connection with his retirement Mr. Kumar received:

•

Twelve (12) months of accelerated vesting with respect to his outstanding unvested RSUs and stock options, and Mr. Kumar’s outstanding stock options continue to be exercisable by him until the earlier of the second anniversary of his termination date or the option expiration date;

•

Deemed satisfaction of the service vesting conditions applicable to his 2020 PRSU award, with the number of PRSUs to be earned determined based on actual performance for the three-year performance period ended August 9, 2023;

•

Deemed satisfaction of the service and performance vesting conditions with respect to a number of PRSUs covered by each of his 2021 and 2022 PRSU awards equal to the target number of PRSUs covered by the awards, prorated based on his separation date relative to the three (3)-year performance periods applicable to the awards; and

•	Payment for COBRA premiums for up to twelve (12) months following his separation, based on his coverage elections as of his separation date.

The aggregate value to Mr. Kumar resulting from the acceleration of his equity awards using $87.57 per share, the last reported sales price of our common stock on April 24, 2023, the date on which Mr. Kumar’s release became binding and irrevocable and his equity awards became vested, was $7,382,293. The aggregate value of Mr. Kumar’s COBRA reimbursement benefit under his Retirement Transition Agreement is estimated to be $16,276, which assumes reimbursement of 12 months of COBRA continuation coverage. In consideration of the separation benefits payable under the Retirement Transition Agreement, Mr. Kumar released us from all claims and liabilities under federal and state laws arising prior to his separation date.

84	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

CHIEF EXECUTIVE OFFICER PAY RATIO

For 2023:

•	the annual total compensation for the median employee of the Company (other than our Chief Executive Officer) was $127,642; and

•	the annual total compensation of our Chief Executive Officer was $30,348,281(1).

Based on this information, for 2023 the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of the median employee was 238 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Exchange Act of 1934. As permitted by SEC rules, to identify our median employee, we selected total estimated compensation which we calculated as annual base pay plus the target bonus plus the target value of stock awards granted to each employee during the year, as the compensation measure to be used to compare the total estimated compensation of our employees as of December 1, 2023. We annualized base pay and estimated bonus for any regular employees who commenced work during 2023 and did not annualize these amounts for temporary and seasonal employees. The annual total compensation of the median employee and the annual total compensation of the CEO were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, and the median employee’s annual total compensation was converted to U.S. dollars using a currency exchange rate as of December 30, 2023. In addition, as permitted by SEC rules, we have omitted from our calculation approximately 75 employees who became employees as a result of our acquisition of Mipsology and Nod.AI.

(1)	For additional details on the compensation of our Chief Executive Officer, see the “Compensation Discussion and Analysis” section.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	85

2024 NOTICE OF MEETING AND PROXY STATEMENT

PAY VERSUS PERFORMANCE TABLE
We are providing the following information pursuant to the SEC pay versus performance disclosure requirements set forth in Item 402(v) of SEC Regulation
S-K
(the “Pay Versus Performance Rule”), which requires disclosure of certain information about the relationships between our performance and the compensation of our named executive officers. The following table reports, for the three most-recent fiscal years, the compensation of our Chief Executive Officer and the average compensation of our other non-CEO
named executive officers
(“Non-CEO
Named Executive Officers”), as well as the “Compensation Actually Paid” as calculated in accordance with the Pay Versus Performance Rule and certain performance measures required by the rule. The amounts reported as “Compensation Actually Paid” do not reflect the actual amount of compensation earned by or paid to our Chief Executive Officer or our
Non-CEO
Named Executive Officers and differ from the compensation amounts disclosed elsewhere in this proxy statement. For a discussion of our executive compensation program and philosophy, please refer to our “Compensation Discussion and Analysis” section.

	Summary Compensation Table Total for CEO (1)	Compensation Actually Paid to CEO (1),(3)	Average Summary Compensation Table for Non- CEO Named Executive Officers (2)	Average Compensation Actually Paid to Non-CEO Named Executive Officers (2),(3)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ Millions)	Non-GAAP Net Income ($ Millions) (6)
Year					Total Shareholder Return (4)	Peer Group Total Shareholder Return (5)

2023	$30,348,281	$189,834,854	$18,168,335	$33,308,296	$319	$282	$854	$4,302

2022	$30,219,921	$(160,142,075)	$13,263,125	$(13,362,342)	$140	$134	$1,320	$5,504

2021	$29,498,107	$188,407,046	$7,679,357	$33,054,719	$317	$214	$3,162	$3,435

2020	$27,141,878	$178,372,124	$8,028,525	$33,064,548	$199	$140	$2,490	$1,575

(1)	Amounts reported are for Lisa Su, who served as our Chief Executive Officer during each of the applicable fiscal years.
(2)	Our non-CEO named executive officers (our “Non-CEO Named Executive Officers”) were:

2023	2022	2021	2020

Jean Hu	Devinder Kumar	Devinder Kumar	Devinder Kumar

Devinder Kumar (retired in April 2023)	Darren Grasby	Rick Bergman	Rick Bergman

Philip Guido	Mark Papermaster	Darren Grasby	Darren Grasby

Forrest Norrod	Victor Peng	Mark Papermaster	Mark Papermaster

Victor Peng

(3)
Amounts in these columns show the “Compensation Actually Paid”, as calculated in accordance with the methodology prescribed by the SEC under the Pay Versus Performance Rule. The table below provides the adjustments to the Summary Compensation Table total compensation to arrive at the Compensation Actually Paid to our CEO and the average Compensation Actually Paid to our
Non-CEO
Named Executive Officers for fiscal year 2023.

Adjustments to Reported Summary Compensation Table Total for CEO and Non-CEO Named Executive Officers	2023
	CEO	Non-CEO Named Executive Officers (Average)
Summary Compensation Table Total	$30,348,281	$18,168,335
Subtract the amounts reported for fiscal 2023 under the Stock Awards and Option Awards columns in the Summary Compensation Table	$(27,686,770)	$(16,148,448)
Add year-end fair value of equity awards granted during fiscal year 2023 that are unvested as of fiscal year end	$42,796,052	$23,926,343
Add (subtract) year-over-year change in fair value of equity awards granted prior to fiscal 2023 that are unvested as of year-end	$119,569,569	$5,874,063

86	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT
Pay Versus Performance Table
(continued)

Add (subtract) year-over-year change in fair value of equity awards granted prior to fiscal 2023 that vested during fiscal 2023 (from prior year-end to vesting date)	$24,807,722	$2,082,408
Subtract fair value of any awards outstanding as of end of fiscal 2022 that were forfeited during fiscal 2023		$(720,928)
Add, for incremental cost associated with modification of outstanding vested stock options in fiscal 2023		$126,522	(7)
Total Adjustments	$159,486,573	$15,139,961
Compensation Actually Paid	$189,834,854	$33,308,296

For purposes of the foregoing adjustments, the value of equity awards was determined as follows: (i) for RSUs, the closing price of our common stock on the fiscal year-end
date, or, in the case of vesting RSUs, the closing price of our common stock on the applicable vesting date; (ii) for stock options, a Black Scholes value as of year-end
or the vesting date(s), as applicable, determined based on the same methodology as used to determine grant date fair value but using the closing share price on the applicable revaluation date, and the market price volatility, expected remaining life and risk free rates, each as re-measured
as of the applicable revaluation date, and where applicable, taking into account the incremental fair value, calculated in accordance with ASC Topic 718, of any material modifications that occurred during the fiscal year, and (iii) for unvested PRSUs as of fiscal year-end,
the estimate of the most probable aggregate compensation cost to be recognized over the requisite service period determined as of fiscal year-end
under ASC Topic 718, calculated using a Monte-Carlo simulation model and based upon a discounted cash flow analysis of the probability-weighted payoffs of a share-based payment assuming a variety of possible stock price paths and for the 2022 and 2023 PRSUs (see footnotes to Outstanding Equity Awards at 2023 Fiscal
Year-End
table for more information).

(4)
Our total shareholder return is calculated, for each fiscal year, as the cumulative total shareholder return on our common stock from December 29, 2019 (i.e. the first day of our 2020 fiscal year), through the last day of the applicable fiscal year, assuming that $100 was invested beginning December 29, 2019.

(5)
Our peer group is comprised of the component companies of the S&P 500 Index Semiconductor & Semiconductor Equipment Index (the “Peer Index”) for each applicable fiscal year. The total shareholder return for our peer group is calculated, for each fiscal year, as the cumulative total shareholder return of the Peer Index from December 29, 2019 (i.e. the first day of our 2020 fiscal year), through the last day of the applicable fiscal year, assuming that $100 was invested beginning December 29, 2019.

(6)	Reconciliation of GAAP net income to non-GAAP net income (in millions):

Quarter Group	Year Ended
Quarter End Date	December 30, 2023	December 31, 2022	December 25, 2021	December 26, 2020

GAAP net income	$854	$1,320	$3,162	$2,490

Loss on debt redemption/conversion	—	—	7	54

Non-cash interest expense related to convertible debt	—	—	—	6

(Gains) losses on equity investments, net	(1)	62	(56)	—

Stock-based compensation	1,380	1,012	379	274

Equity income in investee	(16)	(14)	(6)	(5)

Acquisition-related and other costs*	262	521	42	14

Amortization of acquired intangible assets	2,811	3,548	—	—

Release of valuation allowance on deferred tax assets	—	—	—	(1,301)

Income tax provision	(988)	(945)	(93)	43

Non-GAAP net income	$4,302	$5,504	$3,435	$1,575

*
Acquisition-related and other costs primarily comprised of transaction costs, purchase price adjustments for inventory, certain compensation charges, contract termination and workforce rebalancing charges.

(7)
The amount reported reflects (a) the incremental fair value, determined in accordance with ASC Topic 718, associated with the extension of the exercise period of Mr. Kumar’s outstanding vested stock options to two years following his termination date pursuant to the terms of his Retirement Transition Agreement with the Company, divided by (b) five (i.e., the number of non-CEO
Named Executive Officers for fiscal 2023).

Relationship Between Compensation Actually Paid and our Total Shareholder Return
Our stock price performance is the predominant factor that determines whether the Compensation Actually Paid to our named executive officers is at, above, or below the amounts reported in our summary compensation tables. The Compensation Actually Paid directly correlates with our total shareholder return (“TSR”) since most of our executive compensation is delivered through long-term equity awards in the form of PRSUs, RSUs, and stock options which vary in value with changes to our stock price. The chart below compares the Compensation Actually Paid during the 2023, 2022, 2021 and 2020 fiscal years to our cumulative TSR since December 29, 2019 (the last day of our 2019 fiscal year), measured as of the last day of each of those fiscal years.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	87

2024 NOTICE OF MEETING AND PROXY STATEMENT
Pay Versus Performance Table
(continued)

Relationship Between Compensation Actually Paid and our Net Income (GAAP and
Non-GAAP)
GAAP and
non-GAAP
net income are key measures of our overall profitability and can contribute to changes in our stock price, which in turn primarily drives Compensation Actually Paid. We do not use GAAP net income as a financial measure in our executive compensation program, but we use non-GAAP
net income which is derived from our GAAP net income.
Non-GAAP
net income is the primary performance factor for determining cash bonuses under our EIP for each of the covered fiscal years and the growth of our non-GAAP
earnings per share, which is derived from our
non-GAAP
net income, is also a performance measure used to determine the payouts under the annual PRSU awards granted in each of the covered fiscal years.
Between 2020 and 2021, our GAAP and
non-GAAP
net income increased and there was a slight increase in CEO Compensation Actually Paid but a slight decrease in Average Compensation Actually Paid to
Non-CEO
Named Executive Officers. In 2022, GAAP net income and the Compensation Actually Paid decreased while non-GAAP
net income increased. In 2023, our GAAP and
non-GAAP
net income declined as compared to 2022 but there was an increase in Compensation Actually Paid. The decline in 2023 GAAP and non-GAAP
net income are not directly correlated to Compensation Actually Paid in 2023 because Compensation Actually Paid was largely driven by the increase to our stock price as illustrated above.
Other Relevant Financial Performance Measures
For fiscal 2023, the following other financial performance measures represented the most important financial performance measures used by us to link the compensation actually paid to our Named Executive Officers to our financial performance:

Financial Performance Measures
Revenue
1-Year Total Shareholder Return
Non-GAAP EPS
Free Cash Flow
Non-GAAP Net Income
For a discussion of how these other financial performance measures impacted the compensation actually paid to our Named Executive Officers during fiscal 2023, please see the “Compensation Discussion and Analysis” beginning on page 44.

88	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 30, 2023 with respect to shares of our common stock that may be issued under our existing equity compensation plans. Our 2023 Plan and 2017 Employee Stock Purchase Plan (the “2017 ESPP”), each of which was approved by our stockholders, are our only equity incentive plans available for the grant of new equity awards. Outstanding options and any full value awards are not transferable for consideration.

	Fiscal Year Ended December 30, 2023

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)

Equity compensation plans approved by stockholders	36,917,562		—		105,985,511	(4)

Options	2,593,297		$68.33	(2)	—

Awards—RSUs and PRSUs	34,324,265	(1)(3)	—		—

Equity compensation plans not approved by stockholders	—		—		—

Options	—		—		—

Awards—RSUs and PRSUs	—		—		—

Total	36,917,562				105,985,511

(1)
Includes shares of our common stock issuable from performance-based restricted stock units (“PRSUs”), in each case representing the number of shares that could be earned assuming target achievement of the applicable performance conditions.

(2)	As of December 30, 2023, the aggregate weighted-average remaining contractual life of our outstanding stock options was 3.87 years with an aggregate weighted-average exercise price of $ 68 . 33 .
(3)	Includes 31,995,043 RSU awards and 2,329,222 PRSU awards, based on target shares granted.
(4)
Includes 32,439,525 shares available for issuance under our 2017 ESPP, of which up to a maximum of 1,450,721 shares may be purchased in the current purchase period which runs until May 9, 2024 under the 2017 ESPP.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	89

2024 NOTICE OF MEETING AND PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under SEC rules, a “related person” is a director, executive officer, nominee for director since the beginning of the previous fiscal year, or a greater than 5% beneficial owner of the company at the time of the applicable transaction, and their immediate family members. The Audit and Finance Committee monitors and reviews issues involving potential conflicts of interest and related party transactions (“related party transactions”). In doing so, the Audit and Finance Committee applies our Worldwide Standards of Business Conduct, which provides that directors, Named Executive Officers and all other employees are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. Our Governance Principles require a director to promptly disclose to the Chair of the Board, the Chief Executive Officer (if the office is separate from the Chair of the Board), and the Lead Independent Director (if a Lead Independent Director has been appointed) any conflict of interest involving the director.

We have written policies and procedures that apply to transactions with related parties. Members of our Legal and Finance departments review all transactions or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest. All such transactions are then sent to the Audit and Finance Committee to be reviewed. The Audit and Finance Committee must approve all transactions that are considered related party transactions under SEC rules. Furthermore, those deemed to be related party transactions that could reasonably be expected to have a material impact on our financial statements will be submitted to the Board of Directors for their review and approval. In fiscal 2023, we did not conduct any transactions with related persons that would be considered related party transactions under applicable SEC rules.

90	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee consists of Mr. Householder, as Chair, and Messrs. Marren and Olson. Each of the members of the Audit and Finance Committee is “independent” and “financially literate,” as determined by the Board and in compliance with SEC and Nasdaq rules. In addition, Messrs. Householder and Olson were each determined to be an “audit committee financial expert,” as that term is defined under SEC rules.

The Audit and Finance Committee oversees our internal audit function and independent registered public accounting firm and assists the Board in fulfilling its oversight responsibilities on matters relating to the integrity of AMD’s financial statements and the effectiveness of AMD’s internal control over financial reporting, AMD’s compliance with legal and regulatory requirements, the performance of our internal audit functions and the independent registered public accounting firm qualifications, by meeting regularly with the independent registered public accounting firm, our senior management and our internal audit, financial, and legal personnel.

Management is responsible for the preparation, presentation and integrity of AMD’s financial statements and maintaining effective internal control over financial reporting. The independent registered public accounting firm is responsible for performing an audit of AMD’s annual financial statements and of the effectiveness of AMD’s internal control over financial reporting and expressing opinions on both in accordance with the standards of the Public Company Accounting Oversight Board (United States).

In fulfilling its oversight responsibilities, the Audit and Finance Committee reviewed and discussed AMD’s audited financial statements for the fiscal year ended December 30, 2023 with management and Ernst & Young LLP, AMD’s independent registered public accounting firm. The Audit and Finance Committee also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. This included a discussion of the independent registered public accounting firm’s judgments as to the quality, not just the acceptability, of AMD’s accounting principles and such other matters that generally accepted auditing standards require to be discussed with the Audit and Finance Committee. The Audit and Finance Committee also received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the Audit and Finance Committee discussed the independence of Ernst & Young LLP with that firm.

Based on the Audit and Finance Committee’s review and discussions noted above, the Audit and Finance Committee recommended to the Board, and the Board approved, that the audited financial statements be included in AMD’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023 for filing with the SEC.

The Audit and Finance Committee and the Board also have recommended, subject to stockholder ratification, the selection of Ernst & Young LLP as AMD’s independent registered public accounting firm for fiscal 2024.

AUDIT AND FINANCE COMMITTEE
Joseph A. Householder, Chair
John W. Marren
Jon A. Olson

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	91

2024 NOTICE OF MEETING AND PROXY STATEMENT

ITEM 2—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The Audit and Finance Committee has selected Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2024 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by our stockholders at the annual meeting.

Although ratification by our stockholders is not a prerequisite to the Audit and Finance Committee’s ability to select Ernst & Young LLP as our independent registered public accounting firm, the Audit and Finance Committee believes such ratification is advisable and in the best interests of our stockholders. Accordingly, stockholders are being requested to ratify, confirm and approve the selection of Ernst & Young LLP as our independent registered public accounting firm to conduct the annual audit of our consolidated financial statements and our internal control over financial reporting for the current fiscal year. If the stockholders do not ratify the selection of Ernst & Young LLP, the selection of our independent registered public accounting firm will be reconsidered by the Audit and Finance Committee; provided, however, the Audit and Finance Committee may select Ernst & Young LLP notwithstanding the failure of our stockholders to ratify its selection. If the appointment of Ernst & Young LLP is ratified, the Audit and Finance Committee will continue to conduct an ongoing review of Ernst & Young LLP’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace Ernst & Young LLP at any time.

Unless you vote otherwise, your proxy will vote FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the current fiscal year. The Audit and Finance Committee meets with Ernst & Young LLP several times a year. A representative of Ernst & Young LLP is expected to be present at our Annual Meeting and will have an opportunity to make a statement if he or she so desires. He or she will also be available to respond to appropriate questions from stockholders.

Required Vote

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock entitled to vote and present in person or represented by proxy at our Annual Meeting. Abstentions have the same effect as a vote against this proposal. Because brokers and other nominees have discretionary authority to vote on the ratification, we do not expect any broker non-votes in connection with this item.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current year. Unless you vote otherwise, your proxy will vote FOR ratification.

92	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

ITEM 2—Ratification of the Appointment of the Independent Registered Public Accounting Firm (continued)

Independent Registered Public Accounting Firm’s Fees

The following is a summary and description of fees billed for services provided by Ernst & Young LLP for fiscal 2023 and fiscal 2022 (in thousands).

Service	2023 ($)	2022 ($)

Audit Fees(1)	10,126	11,952

Audit-Related Fees(2)	76	703

Tax Fees(3)	931	774

All Other Fees(4)	7	17

Total	11,140	13,446

(1)

Audit fees for fiscal 2023 and fiscal 2022 were associated with our annual consolidated financial statement audit and audit of the effectiveness of our internal control pursuant to Section 404 of the Sarbanes-Oxley Act, quarterly reports filed with the SEC, statutory audits required internationally, other regulatory filings and consents issued in connection with SEC filings or securities offerings.

(2)

Audit-related fees during fiscal 2023 were primarily for compliance-related matters. Audit-related fees for fiscal 2022 were for due diligence service associated with the Pensando acquisition and reviews related to debt financing.

(3)

Tax fees during fiscal 2023 and fiscal 2022 were primarily for tax compliance and advisory services. Tax fees during fiscal 2023 also include fees for due diligence services associated with the Pensando acquisition.

(4)

All other fees for services that are not included under the “Audit,” “Audit-Related” or “Tax” categories during fiscal 2023 and 2022 were primarily for an annual subscription to an accounting standards database hosted by Ernst & Young LLP.

Pre-Approval Policies and Procedures

The Audit and Finance Committee Charter provides that the Audit and Finance Committee must pre-approve the engagement before an independent registered public accounting firm is engaged by us or our subsidiaries to render audit or non-audit services. Audit and Finance Committee pre-approval of audit and non-audit services is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit and Finance Committee regarding our engagement of the independent registered public accounting firm, provided the policies and procedures are detailed as to the particular service, the committee is informed of each service provided and such policies and procedures do not include delegation to our management of the committee’s responsibilities under the Securities Exchange Act of 1934, as amended. The Audit and Finance Committee may delegate to one or more designated members of the committee the authority to grant pre-approvals, provided such approvals are presented to the committee at a subsequent meeting. If the Audit and Finance Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit and Finance Committee must be informed of each non-audit service provided by the independent auditor.

Our Audit and Finance Committee reviews both audit and non-audit services performed by Ernst & Young LLP and the fees charged for such services on at least an annual basis. Among other things, the Audit and Finance Committee examines the effect that the performance of non-audit services may have upon the independence of Ernst & Young LLP. All services provided by Ernst & Young LLP in fiscal 2023 and fiscal 2022 were pre-approved by the Audit and Finance Committee after review of each of the services proposed for approval.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	93

2024 NOTICE OF MEETING AND PROXY STATEMENT

ITEM 3—APPROVAL ON A NON-BINDING, ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

We are seeking an advisory vote from our stockholders to approve the compensation paid to the Named Executive Officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. Unless you indicate otherwise, your proxy will vote FOR the approval of the compensation paid to the Named Executive Officers.

The Compensation Committee, with assistance from its independent executive compensation consultant and counsel, has structured our executive compensation program to reflect our “pay-for-performance” philosophy. A significant portion of the compensation opportunities provided to the Named Executive Officers are dependent on our financial performance, which are intended to drive the creation of stockholder value. The Compensation Committee intends to continue to emphasize responsible compensation arrangements that attract, retain and motivate high caliber executive officers, motivate these executive officers to achieve our short-term and long-term business strategies and objectives and support our career development and succession goals.

We have determined to hold a “say-on-pay” advisory vote every year. In accordance with this determination and Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, you have the opportunity to vote “for” or “against,” or to “abstain” from voting on, the following non-binding resolution relating to executive compensation:

“Resolved, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2024 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and the narrative discussion of such proxy statement.”

In deciding how to vote on this proposal, you are encouraged to consider our executive compensation philosophy and objectives and the elements of our executive compensation program, as contained in the “Compensation Discussion and Analysis” above, as well as the following principles of our executive compensation program and other information:

•

Pay-for-Performance is Important. The Compensation Committee places a strong emphasis on performance-based compensation. To this end, approximately 96% of Dr. Su’s and 92% of the other Named Executive Officer’s aggregate total direct compensation opportunity (i.e., base salary, annual target cash performance bonus opportunity and target value of annual long-term equity awards for 2023) was in the form of a cash performance bonus and long-term equity awards.

•

Clawback Policy. We adopted a compensation recovery (“clawback”) policy in compliance with listing standards of Nasdaq pursuant to which we are required to recover certain incentive-based compensation received by our executive officers as a result of achieving financial performance goals that are not met under any restated financial results.

•

Pay Practices Aligned with Sound Risk Management. The Compensation Committee endeavors to structure our executive compensation program to motivate and reward the Named Executive Officers for appropriately balancing opportunity and risk, such as investing in key initiatives designed to advance our growth in existing and new markets while at the same time avoiding pay practices that encourage excessive risk-taking. In connection with the Compensation Committee’s review of our compensation policies and practices for all employees in general, the Compensation Committee concluded that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.

•

Stock Ownership Guidelines in Effect. Our stock ownership requirements are designed to increase the Named Executive Officers’ stakes in us and to align their interest more closely with those of our stockholders. As of December 30, 2023, each of the Named Executive Officers were on track to comply with our stock ownership guidelines or has time remaining to do so.

•

Policies Intended to Comport to Best Practices with respect to Change in Control Payments in Effect. During fiscal 2023, the Compensation Committee continued to adhere to the executive compensation policies it previously adopted, namely, the Compensation Committee will not approve any change in control arrangement that provides for excise tax gross-ups or cash severance payments in excess of (i) two times the sum of the executive officer’s base salary and annual target bonus, plus (ii) a prorated annual target bonus for the year in which termination occurs.

94	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

ITEM 3—Approval on a Non-Binding, Advisory Basis of the Compensation of Our Named Executive Officers (“Say-on-Pay”) (continued)

Required Vote

Approval, on an advisory basis, of the compensation of our Named Executive Officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, requires the affirmative vote of a majority of the shares of our common stock entitled to vote on the proposal and present in person or represented by proxy at our Annual Meeting. Abstentions have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

While your vote on this proposal is advisory and will not be binding on the Compensation Committee, the Board or us, the Board and the Compensation Committee values the opinions of our stockholders on executive compensation matters and will take the results of this advisory vote into consideration when making future decisions regarding our executive compensation program. Unless the Board or the Compensation Committee modifies the determination on the frequency of future “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will be held at our 2025 annual meeting of stockholders.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote FOR the approval of the compensation paid to the Named Executive Officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. Unless you vote otherwise, your proxy will vote FOR the approval of the compensation paid to the Named Executive Officers.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	95

2024 NOTICE OF MEETING AND PROXY STATEMENT

ITEM 4—STOCKHOLDER PROPOSAL REQUESTING A STOCKHOLDER RIGHT TO CALL A SPECIAL MEETING

We have been advised that a stockholder, John Chevedden, residing at 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, intends to present a proposal for consideration at the Annual Meeting. The number of AMD securities that Mr. Chevedden owns will be provided to stockholders promptly upon request. In accordance with federal securities laws, the resolution and supporting statement for the proposal are quoted verbatim below. We are not responsible for the content of the proposal or supporting statement.

Proposal 4 – Adopt a Shareholder Right to Call a Special Shareholder Meeting

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting.

Calling a special shareholder meeting is hardly ever used by shareholders but the main point of calling a special shareholder meeting is that it gives shareholders at least significant standing to engage effectively with management.

Management will have an incentive to genuinely engage with shareholders, instead of stonewalling, if shareholders have a reasonable Plan B alternative of calling a special shareholder meeting. Management likes to claim that shareholders have multiple means to communicate with management but in most cases these means are as effective as mailing a post card to the CEO. A reasonable right to call a special shareholder meeting is an important step for effective shareholder engagement with management.

Since a special shareholder meeting can be called to replace a director, adoption of this proposal could foster better performance by our directors.

For instance Mr. Abhi Talwalkar received 158 million against votes in 2023.This compares poorly with 7 Advanced Micro Devices directors each receiving less than 26 million against votes.

With the widespread use of online shareholder meetings it is much easier for management to conduct a special shareholder meeting and our bylaws thus need to be updated accordingly.

Please vote yes:

Proposal 4 – Adopt a Shareholder Right to Call a Special Shareholder Meeting

Required Vote

Approval of the stockholder proposal requires the affirmative vote of a majority of the shares of our common stock entitled to vote on the proposal and present in person or represented by proxy at our Annual Meeting. Abstentions have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL

The Board has carefully considered the proposal and believes that it is not in the best interests of our stockholders in light of our recently adopted bylaw, which provides stockholders holding no less than 20% of our capital stock with the right to call a special meeting of stockholders. The 20% special meeting ownership threshold adopted by the Board is consistent with the predominant market practice. Consequently, the Board UNANIMOUSLY recommends a vote AGAINST this proposal for the following reasons.

96	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

ITEM 4—Stockholder Proposal Requesting a Stockholder Right to Call a Special Meeting (continued)

A 20% special meeting ownership threshold in our bylaws provides a procedural safeguard against abuse, corporate waste and activist investors with short-term goals.

In response to the receipt of the stockholder proposal, on February 13, 2024, the Board amended our bylaws to give stockholders holding no less than 20% of our capital stock continuously for at least one year the right to call a special meeting. We believe this strikes the appropriate balance between ensuring that our stockholders have the ability to call a special meeting to act on extraordinary and urgent matters, while at the same time protecting against a misuse of this right by a small number of stockholders whose interests may not be aligned with the remaining 80% of our stockholders. If stockholders holding just 10% of our capital stock have the ability to call a special meeting, as requested by the proposal, then a small number of stockholders could act together to call a special meeting. Enabling a few large stockholders that together meet a lower ownership threshold to monopolize this right would result in outsized attention and resources being devoted to the special interests of a minority, at the expense of our smaller stockholders. Furthermore, we believe that failure to aggregate sufficient stock ownership to reach the 20% ownership threshold is a strong indicator that a sufficient interest among the majority of stockholders does not exist to call a special meeting.

Special meetings of stockholders can be disruptive to business operations, incur substantial expenses and harm long-term stockholder interests. The Board, management and employees must devote a significant amount of time and attention preparing for such meetings, which distracts them from their primary focus of maximizing long-term financial returns for stockholders and operating our business in the best interest of stockholders. In addition, with each special meeting of stockholders, we must incur significant expenses in order to prepare the disclosures required for such meetings, print and distribute materials, solicit proxies and tabulate votes. As a result, special meetings of stockholders should be limited to circumstances where a substantial number of stockholders believe a matter is sufficiently urgent or extraordinary to justify calling a special meeting.

Our special meeting bylaw serves as a protective mechanism against activist investors with short-term goals. With a threshold at 10%, a small number of stockholders could use the special meeting right to advance special interest agendas, goals not widely shared by the stockholder base as a whole or apply short-term oriented pressure inconsistent with the long-term interests of the Company and our stockholders. The 20% threshold in our bylaws ensures that a special meeting of stockholders may only be called by a stockholder or group of stockholders with a more substantial stake in our Company and who share interest in a common topic. This appropriately safeguards stockholder interests and prevents corporate waste, while at the same time ensuring that stockholders have the ability to call special meetings when appropriate.

In addition, the one-year stock holding period included in our bylaws is consistent with the minimum holding period established by the SEC under Rule 14a-8 of the Exchange Act, which enables a stockholder to include a proposal in an issuer’s proxy statement. In adopting the holding requirements under Rule 14a-8, the SEC indicated that the holding period should be calibrated such that a stockholder has some meaningful “economic stake or investment interest” in a company before the stockholder may draw on company and stockholder resources and command the time and attention of other stockholders to consider and vote on the proposal. Our Board believes the SEC’s reasoning is equally applicable to the Company’s one-year holding requirement for requesting a special meeting.

The special meeting ownership threshold in our bylaws is consistent with overwhelming market practice.

The 20% special meeting ownership threshold included in our bylaws is in line with market practice and notably, it is actually lower than the most common special meeting ownership threshold of 25%. As of February 2024, within the S&P 500, 364 companies afford stockholders the right to call a special meeting of stockholders. Of those companies, over half have adopted an ownership threshold of 20% or higher for allowing stockholders to call a special meeting, with the most common ownership threshold being 25%, while only about 40% have adopted a special meeting ownership threshold of 15% or less. Our Board believes that the 20% ownership threshold is appropriate for our Company and in line with market practice.

Our existing governance policies provide stockholders with meaningful opportunities to engage in Company affairs.

We are committed to regular stockholder engagement and strong and effective corporate governance policies that provide sufficient avenues for stockholders to meaningfully engage in Company affairs. We regularly engage with

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	97

2024 NOTICE OF MEETING AND PROXY STATEMENT

ITEM 4—Stockholder Proposal Requesting a Stockholder Right to Call a Special Meeting (continued)

key stockholders to discuss, among other items, governance issues to ensure that management and the Board understand and address issues that are important to the Company’s stockholders. Our existing governance policies provide stockholders with numerous avenues to address and discuss our business and governance policies with the Board, and demonstrate our responsiveness and willingness to engage with stockholders and provide them with a meaningful voice.

For instance, our bylaws provide a proxy access right permitting certain of our stockholders who have beneficially owned 3% or more of our common stock continuously for at least three years to submit director nominations via our proxy materials for up to 20% of the directors then serving. In addition, our bylaws provide for the annual election of directors. These corporate governance policies provide our stockholders with numerous opportunities to be heard and to engage directly with the Board. In light of these existing opportunities for stockholder engagement, together with the existing right to call a special meeting, the Board believes that a lower special meeting thresholds as requested by the proposal would not make a meaningful difference in our stockholders’ ability to engage with the Board or influence our business or governance policies.

For the above reasons, the Board has determined that it is not in the best interests of our stockholders to adopt this proposal. Doing so is unnecessary in light of the existing special meeting bylaw, which allows stockholders who own at least 20% of our capital stock continuously for at least one year to call a special meeting of stockholders.

For these reasons, the Board UNANIMOUSLY urges stockholders to vote AGAINST the proposal to adopt a stockholder right to call a special meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL.

98	ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement

2024 NOTICE OF MEETING AND PROXY STATEMENT

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the information in the “Compensation and Leadership Resources Committee’s Report” and “Audit and Finance Committee’s Report” of this proxy statement will not be incorporated by reference into any such filings, nor will it be deemed to be soliciting material or deemed filed with the SEC under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended. In addition, information contained on our website is not incorporated by reference in, or considered to be a part of, this proxy statement.

AVAILABLE INFORMATION

Our Annual Report, which includes our audited financial statements for the fiscal year ended December 30, 2023, has accompanied this proxy statement. You may also access a copy of our Annual Report at www.proxyvote.com and on the Investor Relations pages of our website at www.amd.com or ir.amd.com. Upon your request, we will provide, without any charge, a copy of our most recent Annual Report on Form 10-K filed with the SEC. Requests should be directed to our Corporate Secretary at Advanced Micro Devices, Inc., 2485 Augustine Drive, Santa Clara, California 95054 or by email to Corporate.Secretary@amd.com.

Important notice regarding Internet availability of proxy materials: This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 30, 2023 are available at www.proxyvote.com and on the Investor Relations pages of our website at www.amd.com or ir.amd.com.

AMD, the AMD arrow logo and combinations thereof are either trademarks or registered trademarks of Advanced Micro Devices, Inc. Other product and company names used in this publication are for identification purposes only and may be trademarks of their respective companies.

ADVANCED MICRO DEVICES, INC. | 2024 Proxy Statement	99

AMD-24249350

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 7, 2024. Have your proxy card in hand when you access the web site, the control number that is printed in the box marked by the arrow below available, and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/AMD2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 7, 2024. Have your proxy card in hand when you call, the control number that is printed in the box marked by the arrow below available, and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ADVANCED MICRO DEVICES, INC. PROXY SERVICES C/O COMPUTERSHARE P.O. BOX 43004 PROVIDENCE, RI 02940 SCAN TO VIEW MATERIALS & VOTE TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V35906-P04609 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ADVANCED MICRO DEVICES, INC. The Board of Directors recommends you vote FOR the following proposals: 1. Election of Directors Nominees: 1a. Nora M. Denzel 1b. Mark Durcan 1c. Michael P. Gregoire 1d. Joseph A. Householder 1e. John W. Marren 1f. Jon A. Olson 1g. Lisa T. Su 1h. Abhi Y. Talwalkar 1i. Elizabeth W. Vanderslice For Against Abstain 2. Ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the current fiscal year. 3. Approve on a non-binding, advisory basis the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission. The Board of Directors recommends you vote AGAINST the following proposal: 4. Stockholder proposal regarding special meeting right. 5. Transact any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof. For Against Abstain For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. If the stock is issued in the name of two or more persons, all of them should sign the proxy. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

2485 Augustine Drive Santa Clara, CA 95054 (408) 749-4000 You are cordially invited to attend our 2024 Annual Meeting of Stockholders to be held on Wednesday, May 8, 2024 at 9:00 a.m. Pacific Time. Our 2024 Annual Meeting of Stockholders will be held virtually via the Internet at www.virtualshareholdermeeting.com/AMD2024. Regardless of whether or not you plan to attend the meeting, it is important that these shares be voted. Accordingly, we ask that you either vote by Internet or by telephone or sign and return your proxy card as soon as possible in the envelope provided. Stockholders of record at the close of business on March 13, 2024 and holders of proxies for those stockholders may attend and vote at our annual meeting. Stockholders at the close of business on March 13, 2024 may also ask questions and vote at our annual meeting via the Internet. We hope this will allow our stockholders the opportunity to participate in our annual meeting. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 30, 2023 are available at www.proxyvote.com. V35907-P04609 PROXY ADVANCED MICRO DEVICES, INC. Annual Meeting of Stockholders on May 8, 2024 This proxy is solicited by the Board of Directors The undersigned appoint(s) LISA T. SU and AVA M. HAHN as proxies for the undersigned, with full power of substitution, to represent and to vote all the stock of the undersigned in the matters set forth in the 2024 Proxy Statement related to the Annual Meeting of Stockholders of Advanced Micro Devices, Inc. (AMD) to be held on Wednesday, May 8, 2024 and at any adjournment(s) or postponement(s) thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment(s) or postponement(s) thereof. If properly executed, this proxy shall be voted in accordance with the instructions given. To the extent no directions are given on a proposal, the proxyholder will vote FOR the election of the nine director nominees listed on the reverse side, FOR the ratification of the appointment of Ernst & Young LLP as AMD’s independent registered public accounting firm for the current fiscal year, FOR the approval on a non-binding, advisory basis the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, AGAINST the stockholder proposal regarding a special meeting right, and in the discretion of the proxyholder, on other matters that may properly be presented at the meeting. The undersigned may revoke this proxy at any time prior to its exercise or may attend the meeting and vote in person. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE. Continued and to be signed on reverse side